                                                                     EXHIBIT 2.1

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                               NATCO GROUP INC.,


                           NATCO ACQUISITION COMPANY,


                             NATIONAL TANK COMPANY


                                      AND


                               THE CYNARA COMPANY


                            DATED NOVEMBER 17, 1998


                       BUT EFFECTIVE AS OF MARCH 26, 1998


                               TABLE OF CONTENTS

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ARTICLE I

         DEFINITIONS

         SECTION 1.01      Definitions............................................................................2
         SECTION 1.02      Rules of Construction..................................................................2

ARTICLE II

         TERMS OF MERGER

         SECTION 2.01      Statutory Merger.......................................................................2
         SECTION 2.02      Effective Time.........................................................................2
         SECTION 2.03      Effect of the Merger...................................................................2
         SECTION 2.04      Certificate of Incorporation; Bylaws...................................................2
         SECTION 2.05      Directors and Officers.................................................................3

ARTICLE III

         CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 3.01      Merger Consideration; Conversion and Cancellation of Securities........................3
         SECTION 3.02      Exchange of Certificates...............................................................7
         SECTION 3.04      Stock Transfer Books...................................................................9

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         SECTION 4.01      Organization and Qualification; Subsidiaries..........................................10
         SECTION 4.02      Certificate of Incorporation and Bylaws...............................................10
         SECTION 4.03      Capitalization........................................................................10
         SECTION 4.04      Authorization of Agreement............................................................11
         SECTION 4.05      Approvals.............................................................................11
         SECTION 4.06      No Violation..........................................................................11
         SECTION 4.07      Financial Statements..................................................................12
         SECTION 4.08      No Material Adverse Effect; Conduct...................................................12
         SECTION 4.09      Title to Properties...................................................................13
         SECTION 4.10      Certain Obligations...................................................................13
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                          AGREEMENT AND PLAN OF MERGER


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         SECTION 4.11      Permits; Compliance...................................................................13
         SECTION 4.12      Litigation; Compliance with Laws......................................................13
         SECTION 4.13      Employee Benefit Plans................................................................14
         SECTION 4.14      Taxes.................................................................................17
         SECTION 4.15      Environmental Matters.................................................................17
         SECTION 4.16      Intellectual Property.................................................................18
         SECTION 4.17      Insurance.............................................................................18
         SECTION 4.18      Tax Matters...........................................................................18
         SECTION 4.19      Stockholders..........................................................................19
         SECTION 4.20      Certain Business Practices............................................................19
         SECTION 4.21      Brokers...............................................................................19

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         SECTION 5.01      Organization and Qualification; Subsidiaries..........................................20
         SECTION 5.02      Certificate of Incorporation and Bylaws...............................................20
         SECTION 5.03      Capitalization........................................................................20
         SECTION 5.05      Approvals.............................................................................22
         SECTION 5.06      No Violation..........................................................................22
         SECTION 5.07      Financial Statements..................................................................23
         SECTION 5.08      No Material Adverse Effect; Conduct...................................................23
         SECTION 5.09      Title to Properties...................................................................23
         SECTION 5.10      Certain Obligations...................................................................24
         SECTION 5.11      Permits; Compliance...................................................................24
         SECTION 5.12      Litigation; Compliance with Laws......................................................24
         SECTION 5.13      Employee Benefit Plans................................................................25
         SECTION 5.14      Taxes.................................................................................28
         SECTION 5.15      Environmental Matters.................................................................28
         SECTION 5.16      Tax Matters...........................................................................29
         SECTION 5.17      Brokers...............................................................................30
         SECTION 5.18      Intellectual Property.................................................................30
         SECTION 5.19      Certain Business Practices............................................................30

ARTICLE VI

         COVENANTS

         SECTION 6.01      Affirmative Covenants.................................................................31
         SECTION 6.02      Negative Covenants....................................................................31
         SECTION 6.03      Access and Information................................................................35
         SECTION 6.04      Confidentiality Agreement.............................................................35
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                          AGREEMENT AND PLAN OF MERGER

                                      -ii-

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         SECTION 6.05      Stockholders' Letter..................................................................35

ARTICLE VII ADDITIONAL AGREEMENTS

         SECTION 7.01      Meeting of Stockholders...............................................................36
         SECTION 7.02      Appropriate Action; Consents; Filings.................................................36
         SECTION 7.03      Tax Treatment.........................................................................37
         SECTION 7.04      Public Announcements..................................................................37
         SECTION 7.06      Employee Benefit Plans................................................................38
         SECTION 7.07      Indemnification of Directors and Officers.............................................38
         SECTION 7.08      Event Notices.........................................................................39
         SECTION 7.11      The Cynara Name.......................................................................40
         SECTION 7.12      Natco.................................................................................40
         SECTION 7.13      Avoidance of Diminution of Put........................................................41

ARTICLE VIII

         CLOSING CONDITIONS

         SECTION 8.01      Conditions to Obligations of Each Party Under This Agreement..........................41
         SECTION 8.02      Additional Conditions to Obligations of the Acquiror Companies........................42
         SECTION 8.03      Additional Conditions to Obligations of the Company...................................43

ARTICLE IX

         INDEMNIFICATION

         SECTION 9.02      General Indemnification...............................................................44

ARTICLE X

         TERMINATION, AMENDMENT AND WAIVER

         SECTION 10.01     Termination...........................................................................47
         SECTION 10.02     Effect of Termination.................................................................48
         SECTION 10.03     Amendment.............................................................................48
         SECTION 10.04     Waiver................................................................................48
         SECTION 10.05     Fees, Expenses and Other Payments.....................................................49
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                          AGREEMENT AND PLAN OF MERGER

                                     -iii-


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ARTICLE XI

         GENERAL PROVISIONS

         SECTION 11.01     Notices...............................................................................49
         SECTION 11.02     Headings..............................................................................50
         SECTION 11.03     Severability..........................................................................50
         SECTION 11.04     Entire Agreement......................................................................51
         SECTION 11.05     Assignment............................................................................51
         SECTION 11.06     Parties in Interest...................................................................51
         SECTION 11.07     Failure or Indulgence Not Waiver; Remedies Cumulative.................................51
         SECTION 11.08     Governing Law.........................................................................51
         SECTION 11.09     Arbitration...........................................................................51
         SECTION 11.10     Counterparts..........................................................................52

                                    ANNEXES


Annex A           Schedule of Defined Terms
Annex B           Form of Stockholder's Letter
Annex C           Form of Escrow Agreement
Annex D           Form of Charter Amendment
Annex E-1         Form of Registration Rights Agreement - Capricorn
Annex E-2         Form of Registration Rights Agreement - Cynara
Annex F           Form of Stockholders' Agreement
Exhibit I         Calculation Examples



                          AGREEMENT AND PLAN OF MERGER

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated November 17, 1998 but effective as of March 26, 1998 (this "Agreement"), is by and among NATCO Group Inc., a Delaware corporation ("Acquiror"), National Tank Company, a Delaware corporation and a direct, wholly-owned subsidiary of Acquiror ("Natco"), Natco Acquisition Company, a Delaware corporation and a wholly owned subsidiary of the Acquiror ("Newco"), and The Cynara Company, a Delaware corporation (the "Company"). The Acquiror and Natco are sometimes referred to herein as the "Acquiror Companies."

                                   RECITALS:

         The Acquiror, the Company and Newco executed and delivered an Agreement and Plan of Merger dated March 26, 1998 providing for the merger of Newco with and into the Company as a result of which the Company would become a wholly owned subsidiary of the Acquiror.

         The parties to that agreement have determined to amend the agreement to provide for the merger (the "Merger") of Cynara with and into Natco in lieu of Newco and to provide for certain other changes therein and, after effecting such amendments, to restate the agreement.

         The Board of Directors of the Company has determined that the business combination to be effected by means of the Merger is consistent with and in furtherance of the long-term business strategy of the Company and is in the best interests of the Company and its stockholders and has approved and adopted this Agreement and recommended approval and adoption of this Agreement by the stockholders of the Company.

         The Board of Directors of the Acquiror has determined that the business combination to be effected by means of the Merger is consistent with and in furtherance of the long-term business strategy of the Acquiror and is fair to, and in the best interests of, the Acquiror and its stockholders and has approved and adopted this Agreement.

         Upon the terms and subject to the conditions of this Agreement and in accordance with the Corporate Statute, the Company will merge with and into Natco and Natco will be the Surviving Corporation.

         For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of the provisions of Section 368(a) of the Code.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01 Definitions. Certain capitalized and other terms used in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

         SECTION 1.02 Rules of Construction. Unless the context otherwise requires, as used in this Agreement: (a) a term has the meaning ascribed to it;
(b) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP; (c) "including" means "including without limitation;" (d) words in the singular include the plural; (e) words in the plural include the singular; (f) words applicable to one gender shall be construed to apply to each gender; (g) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; and (h) the terms "Article" or "Section" shall refer to the specified Article or Section of this Agreement.

                                   ARTICLE II

                                TERMS OF MERGER

         SECTION 2.01 Statutory Merger. Subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements contained herein, the Company shall merge with and into Natco at the Effective Time. The terms and conditions of the Merger and the mode of carrying the same into effect shall be as set forth in this Agreement. As a result of the Merger, the separate corporate existence of the Company shall cease and Natco shall continue as the Surviving Corporation.

         SECTION 2.02 Effective Time. At the conclusion of the Closing on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the Corporate Statute.

         SECTION 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Corporate Statute. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Natco and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Natco and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 2.04 Certificate of Incorporation; Bylaws. At the Effective Time, the certificate of incorporation and the bylaws of Natco, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the bylaws of the Surviving Corporation, except that the certificate of incorporation and bylaws of Natco shall contain provisions substantially similar


                          AGREEMENT AND PLAN OF MERGER
in form and substance to the indemnification provisions contained in Article Ten of the certificate of incorporation and Article VI of the bylaws of the Company, respectively.

         SECTION 2.05 Directors and Officers. The directors of Natco immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 3.01 Merger Consideration; Conversion and Cancellation of Securities. On the date on which the Effective Time occurs, by virtue of the Merger and without any action on the part of the Acquiror Companies, the Company or the holders of any of the following securities:

                  (a) Conversion Ratio. Subject to the other provisions of this
         Article III and to the provisions of Section 7.10, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Company Common Stock described in Subsection 3.01(e)) shall be converted into 18.525 shares of Acquiror Class B Common Stock, the right to receive $102.38 in cash, the right to receive the CTOC Earnout Shares, if any (which right shall in no event entitle the holder and any permitted assignees to more than
         2.730 shares of Acquiror Class B Common Stock per share of Company Common Stock) and the right to receive the Initial Earnout Shares and the Supplemental Earnout Shares, if any (which right shall in no event entitle the holder and any permitted assignees to more than 15.795 shares of Acquiror Class B Common Stock per share of Company Common Stock plus such portion of the 2.730 shares of Acquiror Class B Common Stock per share of Company Common Stock as were not received as CTOC Earnout Shares). The right to receive the CTOC Earnout Shares and the right to receive the Initial Earnout Shares and the Supplemental Earnout Shares shall not be assignable except by operation of Law, by death pursuant to a will or the Laws of descent and distribution, by transfer to a member of the immediate family of the Designated Company Stockholder or a trust for the benefit of any such family member, by transfer to another Designated Company Stockholder, by transfer to a commercial bank or other lending institution in accordance with the terms of a bona fide pledge or, in the case of a Designated Company Stockholder that is a legal entity, by such entity to an affiliate or successor of such entity or to the purchaser of all or substantially all of that entities assets, all of which exceptions shall be permitted if the transferor or transferee shall give notice of such assignment, together with such information as may be reasonably necessary to evidence qualification of the transferee to be an assignee thereof, to the Acquiror and the transferee shall have executed the Stockholders' Agreement. The Acquiror shall issue any CTOC Earnout Shares on the CTOC Payout Date, any Initial Earnout Shares on the Initial Payout Date and any Supplemental Earnout Shares on the


                          AGREEMENT AND PLAN OF MERGER

         Supplemental Payout Date. Notwithstanding the foregoing, (i) if between the date of this Agreement and the Effective Time the outstanding shares of common stock, par value $0.001 per share, of the Acquiror as constituted prior to the effectuation of the Charter Amendment or the Acquiror Class A Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares (a "Share Adjustment"), the Merger Consideration Per Share of Company Common Stock shall be correspondingly adjusted to reflect such Share Adjustment and (ii), if between the Effective Time and the Supplemental Payout Date the outstanding shares of Acquiror Class B Common Stock shall be subject to a Share Adjustment, the numbers of CTOC Earnout Shares, Initial Earnout Shares and Supplemental Earnout Shares payable with respect to a share of Company Common Stock outstanding immediately prior to the Effective Time shall, to the extent the record date for such Share Adjustment shall have occurred, or the Share Adjustment shall otherwise have become effective, prior to the CTOC Payout Date, the Initial Payout Date or the Supplemental Payout Date, as appropriate, be correspondingly adjusted to reflect such Share Adjustment. Upon exercise of the Warrants issued by the Company from and after the Effective Time in accordance with their terms, the Acquiror will issue the Merger Consideration Per Share of Company Common Stock for each share of Company Common Stock as to which the Warrants are exercised.

                  (b) Earnout Determinations. With respect to determinations relating to CTOC Earnout Shares, the aggregate amount of revenues, if any, billed in the ordinary course of business by the Surviving Corporation to the CTOC Project through September 30, 1999 ("Billed Revenues") shall be determined by the Acquiror as of September 30, 1999 no later than October 31, 1999. With respect to determinations relating to Initial Earnout Shares, the Sales Revenue derived or to be derived from all Awarded Project Contracts that shall have an award date on or prior to March 31, 2000 shall be determined by the Acquiror as of March 31, 2000 no later than April 30, 2000. With respect to determinations relating to Supplemental Earnout Shares, the Sales Revenue derived or to be derived from all Awarded Project Contracts that shall have an award date after March 31, 2000 but on or prior to December 31, 2000 shall be determined by the Acquiror as of December 31, 2000 no later than January 31, 2001.

                  (c) No Return Obligation. Notwithstanding the provisions of subsections (a) and (b) of this Section 3.01, no Designated Company Stockholder shall have any obligation to return any shares of Acquiror Class B Common Stock by reason of the fact that the calculation of the number of Initial Earnout Shares or Supplemental Earnout Shares shall result in a negative number.

                  (d) Cancellation of Converted Shares. All shares of Company Common Stock shall at the Effective Time, upon conversion thereof into shares of Acquiror Class B Common Stock and the right to receive cash, cease to be outstanding and shall without further action be canceled and retired, and each certificate previously evidencing Company Common Stock outstanding immediately prior to the Effective Time (other than Company



                          AGREEMENT AND PLAN OF MERGER

         Common Stock described in Subsection 3.01(e)) shall thereafter be deemed, for all purposes other than the payment of dividends or distributions, to represent that number of shares of Acquiror Class B Common Stock and the right to receive cash determined pursuant to
         Section 3.01(a) and, if applicable, the right to receive cash pursuant to Subsection 3.02(e). The holders of certificates previously evidencing Company Common Stock shall cease to have any rights with respect to such Company Common Stock except as otherwise provided herein or by law.

                  (e) Treasury Stock. Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock, if any, owned by the Acquiror or any direct or indirect wholly owned Subsidiary of the Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without conversion thereof.

                  (f) Natco Stock. Each share of common stock, par value $1.00 per share, of Natco issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $1.00 per share, of the Surviving Corporation.

                  (g) Review of Earnout Determinations. The Acquiror shall deliver its determinations of Billed Revenues to the first sentence of subsection (b) of this Section and of Sales Revenue pursuant to the second and third sentences of subsection (b) of this Section at least twenty (20) days prior to the CTOC Payout Date, the Initial Payout Date and the Supplemental Payout Date, respectively, to the Representative (as hereinafter defined) and shall provide the Representative with a reasonably detailed calculation of Billed Revenues or Sales Revenue together with any supporting backup reasonably requested by the Representative. If the Representative shall have any objections to the determination of such Billed Revenues or either determination of Sales Revenue, the Representative shall so notify the Acquiror and the Acquiror and the Representative shall endeavor in good faith to resolve their differences (the "Differences") prior to the related payout date. Any Differences not so resolved shall be deferred until the Supplemental Payout Date. If the parties are unable to resolve their Differences, the Representative shall have until the Supplemental Payout Date to notify the Acquiror that the Representative intends to apply for arbitration of the Differences pursuant to Section 11.09. If Differences exist as to the determination of Billed Revenues for the CTOC Earnout Shares or the Sales Revenue for the Initial Earnout Shares or the Supplemental Earnout Shares, the Acquiror shall deliver the CTOC Earnout Shares, the Initial Earnout Shares and the Supplemental Earnout Shares on the CTOC Payout Date, the Initial Payout Date and the Supplemental Payout Date, respectively, less in each case the numbers of shares of Acquiror Class B Common Stock attributable to the Differences. Any additional shares of Acquiror Class B Common Stock attributable to the Differences shall be delivered by the Acquiror upon resolution of all such Differences, whether by arbitration or otherwise.

                  (h) Acquiror's Successor. If (i) the Acquiror shall merge with one or more other corporations or legal entities (whether or not the Acquiror shall be the corporation surviving


                          AGREEMENT AND PLAN OF MERGER
         such merger) and the outstanding Acquiror Class B Common Stock shall be converted into another class of capital stock or into other securities of the surviving corporation or into cash or other property, (ii) the Acquiror shall consolidate with one or more other corporations or legal entities, (iii) the Acquiror shall sell all or substantially all its assets in a single transaction or a series of related transactions and distribute the proceeds thereof to its stockholders, the rights under this Section 3.01 of the former holders of Company Common Stock to receive CTOC Earnout Shares, Initial Earnout Share and Supplemental Earnout Shares shall become, at the effective time of any such transaction, rights to receive, in lieu of shares of Acquiror Class B Common Stock, the number and class of shares of capital stock or other securities or cash or other property to which such holders would have been entitled pursuant to the terms of such transaction if, immediately prior thereto, such holders had been the holders of record of the number of shares of Acquiror Class B Common Stock to which such holders would have been entitled as CTOC Earnout Shares, Initial Earnout Shares and Supplemental Earnout Shares pursuant to this Section 3.01 but for such transaction. If the consideration to be received by the former holders of Company Common Stock is converted into a right to receive shares of capital stock of any other issuer and if between the Effective Time and the Supplemental Payout Date the outstanding shares of such capital stock shall become subject to a Share Adjustment, the numbers of shares of such capital stock or other securities payable hereunder in lieu of CTOC Earnout Shares, Initial Earnout Shares and Supplemental Earnout Shares shall, to the extent the record date for such Share Adjustment shall have occurred, or the Share Adjustment shall otherwise have become effective, prior to the CTOC Payout Date, the Initial Payout Date or the Supplemental Payout Date, as appropriate, be correspondingly adjusted to reflect such Share Adjustment. The parties hereto intend, through this subsection 3.01(h) and the last sentence of subsection 3.01(a), to provide a mechanism by which the Designated Company Stockholders, to the extent that they are entitled to any CTOC Earnout Shares, Initial Earnout Shares or Supplemental Earnout Shares pursuant to the provisions of this Agreement, will receive on the applicable payout dates the correct numbers of shares of Acquiror Class B Common Stock or shares of any other capital stock of Acquiror or any other issuer of the type and amount that would have been received by a Designated Company Stockholder (or its assignee) if such stockholder (or its assignee) had been issued such CTOC Earnout Shares, Initial Earnout Shares or Supplemental Earnout Shares at the Effective Time. The Acquiror, on behalf of itself, its successors and assigns, hereby agrees to reserve for issuance all shares of capital stock in any way required to be issued to the Designated Company Stockholders pursuant to the provisions of this Agreement and agrees to adjust equitably the consideration to be received by the Designated Company Stockholders as CTOC Earnout Shares, Initial Earnout Shares and Supplemental Earnout Shares if necessary to give effect to the intent of the parties hereto expressed in the preceeding sentence.

                  (i) Examples. Attached hereto as Exhibit I are examples prepared to demonstrate the application of this Section 3.01, Section
         7.10 and the applicable definitions, to reflect the distribution of the Escrow Shares, the CTOC Earnout Shares, the Initial Earnout Shares and the Supplemental Earnout Shares to the Designated Company Stockholders.


                          AGREEMENT AND PLAN OF MERGER

         SECTION 3.02 Exchange of Certificates.

                  (a) Exchange Fund. At or immediately prior to the Effective Time, the Acquiror shall segregate, and hold separate and apart from its general funds, for the benefit of the former holders of Company Common Stock as of the Effective Time and for exchange in accordance with this Article III, certificates evidencing a number of shares of Acquiror Class B Common Stock and an amount of cash equal to the product of the Merger Consideration Per Share of Company Common Stock (other than the right to receive the Earnout Shares) and the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (exclusive of any such shares to be canceled pursuant to Subsection 3.01(e)), together with any cash to be paid pursuant to
         Section 3.02(e). The Acquiror shall deliver Acquiror Class B Common Stock, together with any cash to be paid in lieu of fractional interests in shares of Acquiror Class B Common Stock pursuant to Subsection 3.02(e) and any dividends or distributions to be paid pursuant to Subsection 3.02(d), in exchange for certificates theretofore evidencing Company Common Stock surrendered to the Acquiror pursuant to Subsection 3.02(c). Except as contemplated by Subsection 3.02(e), the Exchange Fund shall not be used for any other purpose.

                  (b) Letter of Transmittal. The Acquiror will at the request of any Designated Company Stockholder provide to the Designated Company Stockholder within 10 days of such request a letter of transmittal and other appropriate materials for use in surrendering to the Acquiror certificates that prior to the Effective Time evidenced shares of Company Common Stock. To the extent that the Designated Company Stockholders do not make any such request prior to the Effective Time, the Acquiror will send, within two Business Days after the Effective Time, to each record holder of Company Common Stock immediately prior to the Effective Time a letter of transmittal and other appropriate materials for use in surrendering to the Acquiror certificates that prior to the Effective Time evidenced shares of Company Common Stock. Such letter of transmittal shall include a Form W-9 prescribed by the Regulations under the Code.

                  (c) Exchange Procedures. Promptly after the Effective Time, the Acquiror shall distribute to each former holder of Company Common Stock, upon surrender to the Acquiror for cancellation of one or more certificates that theretofore evidenced shares of Company Common Stock, certificates evidencing the appropriate number of shares of Acquiror Class B Common Stock and cash into which such shares of Company Common Stock were converted pursuant to the Merger, together with any cash to be paid in lieu of fractional interests in shares of Acquiror Class B Common Stock pursuant to Subsection 3.02(e) and any dividends or distributions to be paid pursuant to Subsection 3.02(d). If shares of Acquiror Class B Common Stock are to be issued to a Person other than the Person in whose name the surrendered certificate or certificates are registered, it shall be a condition of issuance of the Acquiror Class B Common Stock that (i) the surrendered certificate or certificates shall be properly endorsed, with signatures guaranteed or otherwise in proper form for transfer, and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of Acquiror Class B Common Stock to a Person


                          AGREEMENT AND PLAN OF MERGER
         other than the registered holder of the surrendered certificate or certificates or (ii) such Person shall establish to the satisfaction of the Acquiror that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Acquiror nor any other party hereto shall be liable to any former holder of Company Common Stock for any Acquiror Class B Common Stock or cash into which such Company Common Stock shall have been converted pursuant to the Merger, cash in lieu of fractional share interests or dividends or distributions thereon required to be delivered to a public official pursuant to any applicable escheat law in accordance with an opinion of counsel to such effect.

                  (d) Distributions with Respect to Unexchanged Shares of Company Common Stock. No dividends or other distributions declared or made with respect to Acquiror Class B Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that theretofore evidenced shares of Company Common Stock until the holder of such certificate shall surrender such certificate. Subject to the effect of any applicable escheat laws, following surrender of any such certificate, there shall be paid (i) to the holder of the certificates evidencing whole shares of Acquiror Class B Common Stock issued in exchange therefor, without interest, (A) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Class B Common Stock and (B), at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Class B Common Stock and
         (ii) to the holder of any certificate that theretofore evidenced shares of Company Common Stock, without interest, promptly the amount of any cash payable with respect to a fractional share of Acquiror Class B Common Stock to which such holder is entitled pursuant to Subsection 3.02(e).

                  (e) No Fractional Shares. Notwithstanding anything herein to the contrary, no certificates or scrip evidencing fractional shares of Acquiror Class B Common Stock shall be issued in connection with the Merger, and any such fractional share interests to which a holder of record of Company Common Stock at the Effective Time would otherwise be entitled will not entitle such holder to vote or to any rights of a stockholder of the Acquiror. In lieu of any such fractional shares, each holder of record of Company Common Stock at the Effective Time who but for the provisions of this Subsection 3.02(e) would be entitled to receive a fractional interest of a share of Acquiror Class B Common Stock pursuant to the Merger shall be paid cash, without any interest thereon, in an amount equal to $13.00 multiplied by such fraction. The Acquiror shall promptly deposit the aggregate amount of cash so required as part of the Exchange Fund. Thereafter, the Acquiror shall, in accordance with Subsection 3.02(d), pay to the Persons who would otherwise be entitled to receive a fractional interest of a share of Acquiror Class B Common Stock an amount in cash determined as provided above.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains unclaimed by the former holders of Company Common Stock for twelve months after the Effective Time may be returned to the general funds of the Acquiror, and any former


                          AGREEMENT AND PLAN OF MERGER
         holders of Company Common Stock who shall not have theretofore complied with this Article III shall thereafter look only to the Acquiror for the Acquiror Class B Common Stock and any cash to which they are entitled.

                  (g) Withholding of Tax. The Acquiror shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock such amounts as the Acquiror (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Company Common Stock in respect of which such deduction and withholding was made by the Acquiror. To the extent that any former holder of Company Common Stock shall execute and return the Form W-9 included in the letter of transmittal, no such withholding shall be required or made.

                  (h) Lost Certificates. If any certificate evidencing Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Acquiror, the posting by such Person of a bond, in such reasonable amount as Acquiror may direct, as indemnity against claims that may be made against it with respect to such certificate, the Acquiror shall issue in exchange for such lost, stolen or destroyed certificate the Acquiror Class B Common Stock and cash into which such Company Common Stock shall have been converted pursuant to the Merger, any cash in lieu of fractional shares of Acquiror Class B Common Stock to which the holder thereof may be entitled pursuant to Section 3.02(e) and any dividends or other distributions to which the holder thereof may be entitled pursuant to Subsection 3.02(d).

         SECTION 3.03 Closing. The Closing shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin, 3600 First City Tower, Houston, Texas 77002-6760, at 10:00 a.m. on November 18, 1998 or at such other place and time as the parties hereto may agree.

         SECTION 3.04 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         If and to the extent any information required to be furnished in any Section of the Company's Disclosure Letter is contained in another Section of the Company's Disclosure Letter, such information will be deemed to be included in all Sections of the Company's Disclosure Letter if such disclosure is reasonably apparent on its face. Subject to the provisions of Section 9.01, the Company hereby represents and warrants to the Acquiror Companies that:


                          AGREEMENT AND PLAN OF MERGER

         SECTION 4.01 Organization and Qualification; Subsidiaries. The Company is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than any matters, including the failure to be so duly qualified and in good standing, that could not reasonably be expected to have a Material Adverse Effect on the Company. The Company does not have any Subsidiaries. Except as disclosed in Section 4.01 of the Company's Disclosure Letter, the Company does not own an equity interest in any partnership, joint venture arrangement or other business entity that is Material to the Company.

         SECTION 4.02 Certificate of Incorporation and Bylaws. The Company has heretofore marked for identification and furnished to the Acquiror complete and correct copies of its certificate of incorporation and bylaws, in each case as amended or restated to the date hereof. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

         SECTION 4.03 Capitalization.

                  (a) Company Common Stock. The authorized capital stock of the Company consists solely of (i) 100,000 shares of Company Common Stock consisting of 90,000 shares of Class A Common Stock and 10,000 shares of Class B Common Stock, of which as of December 31, 1997: (A) 49,999.99 shares of Class A Common Stock were issued and outstanding,
         (B) no shares of Class B Common Stock were issued and outstanding. All the outstanding shares of Class A Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party or is bound other than the Stockholders Agreement dated July 1, 1996 by and among the Company, BOCP and the stockholders of the Company (the "Company Stockholders Agreement"). Except as set forth in Subsection 4.03(a) of the Company's Disclosure Letter, between December 31, 1997 and the date of this Agreement, no shares of Company Common Stock have been issued by the Company and the Company has not granted any options for, or other rights to purchase, shares of Company Common Stock.

                  (b) Reserved Shares. Except as set forth in Subsection 4.03(a), no shares of Common Stock are reserved for issuance, and, except for the Warrants listed in Subsection 4.03(b) of the Company's Disclosure Letter, there are no contracts, agreements, commitments or arrangements obligating the Company (i) to offer, sell, issue or grant any Equity Securities of the Company, (ii) to redeem, purchase or acquire, or to offer to purchase or acquire, any outstanding Equity Securities of the Company or (iii) to grant any Lien on any shares of capital stock of the Company.

                  (c) Adverse Claims. Except for the Warrants and the Company Stockholders Agreement, there are no voting trusts, proxies or other agreements, commitments or


                          AGREEMENT AND PLAN OF MERGER
         understandings of any character to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of the Company or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company under the Securities Act.

         SECTION 4.04 Authorization of Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Company (other than, with respect to this Agreement, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with the Corporate Statute). This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery hereof by the other parties hereto) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

         SECTION 4.05 Approvals. Except as set forth in Section 4.05 of the Company's Disclosure Letter and for the applicable requirements, if any, of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky laws, (b) the HSR Act, (c) the filing and recordation of appropriate merger documents as required by the Corporate Statute and (d) those Laws, Regulations and Orders noncompliance with which could not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or to have a Material Adverse Effect on the Company, no filing or registration with, no waiting period imposed by and no Permit or Order of, any Governmental Authority is required under any Law, Regulation or Order applicable to the Company to permit the Company to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

         SECTION 4.06 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits and Orders of, Governmental Authorities indicated as required in Section 4.05 and receipt of the approval of this Agreement by the stockholders of the Company as required by the Corporate Statute and the approvals or consents required to be obtained from the other parties disclosed in Section 4.06 of the Company's Disclosure Letter, neither the execution and delivery by the Company of this Agreement or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by the Company of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under (i) any Law,


                          AGREEMENT AND PLAN OF MERGER

Regulation or Order applicable to the Company, (ii) the certificate of incorporation or bylaws of the Company or (iii) any contract or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section that could not reasonably be expected to have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement or a Material Adverse Effect on the Company.

         SECTION 4.07 Financial Statements.

                  (a) The Company Financial Statements (i) have been prepared in accordance with GAAP and (ii) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated.

                  (b) Except as set forth in Subsection 4.07(b) of the Company's Disclosure Letter, there exist no liabilities or obligations of the Company that are Material to the Company, whether accrued, absolute, contingent or threatened, that would be required to be reflected, reserved for or disclosed under GAAP in financial statements of the Company (including the notes thereto) as of and for the period ended on the date of this representation and warranty, other than (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Company's Financial Statements, (ii) liabilities or obligations incurred in the ordinary course of business of the Company since December 31, 1997, (iii) liabilities or obligations the incurrence of which is not prohibited by Subsection 6.02(a) and (iv) liabilities and obligations that are not Material to the Company.

         SECTION 4.08 No Material Adverse Effect; Conduct.

                  (a) Since December 31, 1997, no event (other than any event that is of general application to all or a substantial portion of the Company's industry and other than any event that is expressly subject to any other representation or warranty contained in Article IV) has, to the Knowledge of the Company, occurred that, individually or together with other similar events, could reasonably be expected to constitute or cause a Material Adverse Effect on the Company.

                  (b) Except as disclosed in Subsection 4.08(b) of the Company's Disclosure Letter, during the period from December 31, 1997 to the date of this Agreement, the Company has not engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by subsections (i) through (xii) of Subsection 6.02(a) or agreed in writing or otherwise during such period prior to the date of this Agreement to engage in any such conduct.



                          AGREEMENT AND PLAN OF MERGER

         SECTION 4.09 Title to Properties. The Company has indefeasible title to all of the properties reflected in the Company's Balance Sheet, other than any properties reflected in the Company's Balance Sheet that (i) have been sold or otherwise disposed of since the date of the Company's Balance Sheet in the ordinary course of business consistent with past practice or (ii) are not, individually or in the aggregate, Material to the Company, free and clear of Liens, other than (x) Liens the existence of which is reflected in the Company's Financial Statements, (y) Permitted Encumbrances and (z) Liens that, individually or in the aggregate, are not Material to the Company. The Company holds under valid lease agreements all real and personal properties reflected in the Company's Balance Sheet as being held under capitalized leases, and all real and personal property that is subject to the operating leases to which reference is made in the notes to the Company's Audited Financial Statements, and enjoy peaceful and undisturbed possession of such properties under such leases, other than (i) any properties as to which such leases have terminated in the ordinary course of business without any Material liability of any party thereto since the date of the Company's Balance Sheet and (ii) any properties that, individually or in the aggregate, are not Material to the Company. The Company has not received any written notice of any adverse claim to the title to any properties owned by it or with respect to any lease under which any properties are held by it, other than any claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.10 Certain Obligations. Except as set forth in Section 4.10 of the Company's Disclosure Letter, the Company is not a party to or bound by any Material Contract. Except as set forth in Section 4.10 of the Company's Disclosure Letter, all Material Contracts to which the Company is a party are in full force and effect, the Company has performed its obligations thereunder to date and, to the Knowledge of the Company, each other party thereto has performed its obligations thereunder to date, other than any failure of a Material Contract to be in full force and effect or any nonperformance thereof that could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.11 Permits; Compliance. To the Knowledge of the Company, the Company has obtained all Permits that are necessary to carry on its business as currently conducted, except for any such Permits that its failure to possess, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. Such Permits are in full force and effect, have not been violated in any respect that could reasonably be expected to have a Material Adverse Effect on the Company and, to the Knowledge of the Company, no suspension, revocation or cancellation thereof has been threatened and there is no action, proceeding or investigation pending or threatened regarding suspension, revocation or cancellation of any of such Permits, except where the suspension, revocation or cancellation of such Permits could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.12 Litigation; Compliance with Laws. There are no actions, suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Company, threatened against the Company, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits or proceedings that (a) are set forth in Section 4.12 or
Section 4.15 of the Company's Disclosure Letter or (b), individually or, with


                          AGREEMENT AND PLAN OF MERGER
respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. There are no claims pending or, to the Knowledge of the Company, threatened by any Persons against the Company for indemnification pursuant to any statute, organizational document, contract or otherwise with respect to any action, suit, investigation or proceeding pending or previously determined in any Court or before or by any Governmental Authority. Except as set forth in Section 4.12 of the Company's Disclosure Letter, the Company is in substantial compliance with all applicable Laws and Regulations and is not in default with respect to any Order applicable to the Company, except such events of noncompliance or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.13 Employee Benefit Plans.

                  (a) Listing. Each Benefit Plan of the Company is listed in Subsection 4.13(a) of the Company's Disclosure Letter, including, with respect to Terminated Benefit Plans, the date of termination. True and correct copies of each of the following have been made available to the Acquiror: (i) the most recent annual report (Form 5500) relating to each such Current Benefit Plan filed with the IRS, (ii) the plan document for each such Current Benefit Plan, (iii) the trust agreement, if any, relating to each such Current Benefit Plan, (iv) the most recent summary plan description for each such Current Benefit Plan for which a summary plan description is required by ERISA, (v) the most recent actuarial report or valuation relating to each such Current Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any such Current Benefit Plan intended to be qualified under Section 401 of the Code.

                  (b) Liability Related to Plans. No event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability under the terms of such Benefit Plans, or with respect to any such Benefit Plans, under ERISA, the Code or any other applicable Law, other than any event, condition or set of circumstances that could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (c) Qualified Status. Each Current Benefit Plan intended to be qualified under Code Section 401 (i) satisfies in form the requirements of such Section, (ii) is a standardized prototype which does not require an individual favorable determination letter from the IRS, (iii) has not, since adoption of the prototype, been amended and
         (iv) has not been operated in a way that would adversely affect its qualified status.

                  (d) No Termination of Current Plans. There has been no termination or partial termination of any such Current Benefit Plan within the meaning of Section 411(d)(3) of the Code. The Company intends to terminate its Management Incentive Plan (the "MIP") as of or immediately prior to the Closing and to pay any accrued amounts to employees of the Company entitled to participate in the MIP as of the termination date.


                          AGREEMENT AND PLAN OF MERGER

                  (e) Terminated Plans. Any such Terminated Benefit Plan intended to have been qualified under Section 401 of the Code received a favorable determination letter from the IRS with respect to its termination.

                  (f) No Claims. There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against, or with respect to, any of such Benefit Plans or their assets that could reasonably be expected to have a Material Adverse Effect on the Company.

                  (g) Pending Matters. To the Knowledge of the Company, there is no matter pending (other than routine qualification determination filings) with respect to any of such Benefit Plans before the IRS, the Department of Labor, the PBGC or any other Governmental Authority.

                  (h) Required Contributions. All contributions required to be made by the Company or the Company's Subsidiaries to such Benefit Plans pursuant to their terms and provisions have been made timely.

                  (i) No ERISA Violations. As to any such Current Benefit Plan subject to Title IV of ERISA, (i) there has been no event or condition that presents a material risk of plan termination, (ii) no accumulated funding deficiency, whether or not waived, within the meaning of
         Section 302 of ERISA or Section 412 of the Code has been incurred within six years prior to date of this Agreement, (iii) no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation section 2615.3 promulgated by the PBGC have not been waived) has occurred within six years prior to the date of this Agreement, (iv) no notice of intent to terminate such Benefit Plan has been given under Section 4041 of ERISA, (v) no proceeding has been instituted under Section 4042 of ERISA to terminate such Benefit Plan, (vi) no liability to the PBGC has been incurred (other than with respect to required premium payments) and
         (vii) the assets of the Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of
         Section 4041 of ERISA, under the Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

                  (j) Nondeductible Payments. Except as set forth in Subsection 4.13(j) of the Company's Disclosure Letter, in connection with the consummation of the transactions contemplated by this Agreement, no payment of money or other property, acceleration of benefits or provision of other rights has been or will be made under any such Current Benefit Plans or any of the programs, agreements, policies or other arrangements described in Subsection 4.13(l) of the Company's Disclosure Letter that would be reasonably likely to be nondeductible under Section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

                  (k) No Required Increases. Except as set forth in Subsection 4.13(k) of the Company's Disclosure Letter, the execution and delivery of this Agreement and the


                          AGREEMENT AND PLAN OF MERGER
         consummation of the transactions contemplated hereby will not (i) require the Company to make a larger contribution to, or pay greater benefits or provide other rights under, any Current Benefit Plan or any of the programs, agreements, policies or other arrangements described in Subsection 4.13(l) of the Company's Disclosure Letter than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered or (ii) create or give rise to any additional vested rights or service credits under any Current Benefit Plan or any of such programs, agreements, policies or other arrangements, whether or not some other subsequent action or event would be required to cause such creation or acceleration to be triggered.

                  (l) Severance and Employment Agreements. Except as set forth in Subsection 4.13(l) of the Company's Disclosure Letter, the Company is not a party to nor is it bound by any severance agreement (involving $50,000 or more), program or policy. True and correct copies of all employment agreements with officers of the Company and all vacation, overtime and other compensation policies of the Company relating to its employees have been made available to the Acquiror.

                  (m) Retiree Benefits. Except as set forth in Subsection 4.13(m) of the Company's Disclosure Letter, no Benefit Plan provides retiree medical or retiree life insurance benefits to any Person and the Company is not contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and
         Section 4980B of the Code. Each Benefit Plan or other arrangement described in Subsection 4.13(m) of the Company's Disclosure Letter may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

                  (n) Multiemployer Plans. The Company does not contribute or have any obligation to contribute, and has not within six years prior to the date of this Agreement contributed or had an obligation to contribute, to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (o) Vacation Policies. Except as set forth in Subsection 4.13(o) of the Company's Disclosure Letter, the vacation policies of the Company do not provide for carryover vacation from one calendar year to the next.

                  (p) Collective Bargaining Agreements. No collective bargaining agreement to which the Company is a party is currently in effect or is being negotiated by the Company. There is no pending or, to the Knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company that could reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, neither the Company nor any representative or employee of the Company has in the United States committed any unfair labor practices in connection with the operation of the business of the Company, and there is no pending or, to the Knowledge of the Company, threatened charge or complaint


                          AGREEMENT AND PLAN OF MERGER
         against the Company by the National Labor Relations Board or any comparable agency of any state of the United States.

         SECTION 4.14 Taxes.

                  (a) Tax Returns and Taxes. Except for such matters as could not reasonably be expected to have a Material Adverse Effect on the Company, (i) all Tax Returns that are required to be filed by or with respect to the Company on or before the Effective Time have been or will be timely filed, (ii) all Taxes payable by the Company with respect to the income, operations, business or capital of the Company on or before the Effective Time have been or will be timely paid in full, (iii) all withholding Tax requirements imposed on or with respect to the Company have been or will be satisfied in full in all respects and (iv) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                  (b) Audits. Except as set forth in Subsection 4.14(b) of the Company's Disclosure Letter, all Tax Returns have been audited by the applicable Governmental Authority or the applicable statute of limitations has expired for the period covered by such Tax Returns.

                  (c) Extensions of Times. Except as set forth in Subsection 4.14(c) of the Company's Disclosure Letter, there is not in force any extension of time with respect to the due date for the filing of any Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any Tax Return.

                  (d) Claims. There is no claim against or with respect to the income, operations, business or capital of the Company for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return, that, in either case, could reasonably be expected to have a Material Adverse Effect on the Company.

                  (e) Affiliated Group. Except as set forth in Subsection 4.14(e) of the Company's Disclosure Letter, the Company has not, during the last ten years, been a member of an affiliated group filing a consolidated federal income Tax Return.

         SECTION 4.15 Environmental Matters. Except for matters disclosed in
Section 4.15 of the Company's Disclosure Letter and except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, (a) the properties, operations and activities of the Company are in compliance with all applicable Environmental Laws; (b) the Company and the properties and operations of the Company are not subject to any existing, pending or, to the Knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (c) all Permits, if any, required to be obtained or filed by the Company under any Environmental Law in connection with the business of the Company have been obtained or filed


                          AGREEMENT AND PLAN OF MERGER
and are valid and currently in full force and effect; (d) there has been no release of any hazardous substance, pollutant or contaminant into the environment by the Company or in connection with its properties or operations;
(e) there has been no exposure (attributable to the action of the Company) of any Person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Company; and
(f) the Company has made available to the Acquiror all internal and external environmental audits and studies and all correspondence on substantial environmental matters (in each case relevant to the Company) in the possession of the Company.

         SECTION 4.16 Intellectual Property. Other than as disclosed in Section
4.16 of the Company's Disclosure Letter, the Company owns or holds licenses under or otherwise has the right to use or sublicense, all foreign and domestic patents, trademarks (common law and registered), trademark registration applications, service marks (common law and registered), service mark registration applications, trade names and copyrights, copyright applications, trade secrets, know-how and other proprietary information as are necessary for the conduct of the business of the Company as currently conducted except for any such intellectual property as to which the failure to own or hold licenses could not reasonably be expected to have a Material Adverse Effect on the Company. Other than as disclosed in Section 4.16 of the Company's Disclosure Letter, the Company is not currently in receipt of any notice of infringement or notice of conflict with the asserted rights of others in any patents, trademarks, service marks, trade names, trade secrets and copyrights owned or held by other Persons, except, in each case, for matters that could not reasonably be expected to have a Material Adverse Effect on the Company. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will violate or breach the terms or cause any cancellation of any Material license held by the Company under any patent, trademark, service mark, trade name, trade secret or copyright.

         SECTION 4.17 Insurance. Section 4.17 of the Company's Disclosure Letter sets forth a list, including the name of the underwriter, the risks insured, coverage and related limits and deductibles, expiration dates and significant riders, of the principal insurance policies currently maintained by the Company. To the Knowledge of the Company, all such policies are in full force and effect and all premiums due thereon have been paid.

         SECTION 4.18 Tax Matters. The Company has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization within the meaning of section 368(a) of the Code. Specifically:

                  (a) Preservation of Proprietary Interest. Prior to and in connection with the Merger, (x) none of the Company Common Stock will be redeemed, (y) no extraordinary distribution will be made with respect to the Company Common Stock and (z) none of the Company Common Stock will be acquired by any Person related (as the term "related" is defined in Treas. Reg. Section 1.368-1(e)(3) without regard to Section 1.368-1(e)(3)(i)(A)) to the Company.


                          AGREEMENT AND PLAN OF MERGER

                  (b) Expenses. The Company and the stockholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger.

                  (c) Intercorporate Indebtedness. There is no intercorporate indebtedness existing between the Company and the Acquiror or between the Company and Natco that was issued, acquired, or will be settled at a discount.

                  (d) Investment Company. The Company is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (e) Bankruptcy. The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

         SECTION 4.19 Stockholders. Section 4.19 of the Company's Disclosure Letter contains a true and complete list of all Persons who as of the date hereof own shares of Company Common Stock of record or, to the Knowledge of the Company, beneficially.

         SECTION 4.20 Certain Business Practices. To the Company's Knowledge, as of the date of this Agreement, neither the Company nor any director, officer, employee or agent of the Company has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of
Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment, except for any such matters that could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.21 Brokers. Except as set forth in Section 4.21 of the Company's Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         If and to the extent any information required to be furnished in any Section of the Acquiror's Disclosure Letter is contained in another Section of the Acquiror's Disclosure Letter, such information will be deemed to be included in all Sections of the Acquiror's Disclosure Letter if such disclosure is reasonably apparent on its face. Subject to the provisions of Section 9.01, the Acquiror Companies hereby represent and warrant to the Company that:


                          AGREEMENT AND PLAN OF MERGER

         SECTION 5.01 Organization and Qualification; Subsidiaries. The Acquiror, Natco and each other Subsidiary of the Acquiror are legal entities duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, have all requisite power and authority to own, lease and operate their respective properties and to carry on their business as it is now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so duly qualified and in good standing, that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.
Section 5.01 of the Acquiror's Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all Significant Subsidiaries of the Acquiror, together with the jurisdiction of incorporation of each such Subsidiary and the percentage of each such Subsidiary's outstanding capital stock or other equity interests owned by the Acquiror or another Subsidiary of the Acquiror. Except for investments in Subsidiaries, neither the Acquiror, Natco nor any of the Acquiror's other Subsidiaries owns an equity interest in any partnership or joint venture arrangement or other business entity that is Material to the Acquiror.

         SECTION 5.02 Certificate of Incorporation and Bylaws. The Acquiror has heretofore marked for identification and furnished to the Company complete and correct copies of the certificate of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Acquiror and each of its Significant Subsidiaries. None of the Acquiror, Natco or any of the Acquiror's Significant Subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws (or equivalent organizational documents).

         SECTION 5.03 Capitalization.

                  (a) As of the date of this Agreement, the authorized capital stock of the Acquiror consists of 50,000,000 shares of Common Stock, of which 8,145,925 shares are, as of such date, issued and outstanding and owned beneficially and of record by the Stockholders, free and clear of all Liens, and 5,000,000 shares of Preferred Stock, without par value, of which 200,000 shares have been designated as the Series A Junior Participating Preferred Stock and of which none is issued or outstanding. As of the date hereof, no other shares of capital stock of the Acquiror are issued or outstanding. Section 5.03(a) of the Acquiror's Disclosure Letter sets forth the Persons who own the Acquiror Common Stock of record and beneficially as of the date hereof, including the number of shares owned by each, and the pro forma ownership of the Acquiror Common Stock after giving effect to the consummation of the Investment Agreement and the Merger. The Acquiror has heretofore delivered to the Company a true and correct copy of the Investment Agreement.

                  (b) Each outstanding share of Common Stock has been duly authorized, validly issued and is fully paid and nonassessable. No shares of Common Stock were issued in violation of any preemptive rights created by statute, the Acquiror's certificate of incorporation or bylaws or any agreement as to which the Acquiror is a party or bound. Except for 504,762 shares of Class A Common Stock to be issued pursuant to the Investment


                          AGREEMENT AND PLAN OF MERGER

         Agreement, the shares of Class B Common Stock to be issued pursuant to this Agreement and the shares of Common Stock to be issued (as Class A Common Stock) pursuant to the Acquiror Stock Options listed in Subsection 5.03(b) of the Acquiror's Disclosure Letter and except as otherwise set forth in Subsection 5.03(b) of the Disclosure Letter, no shares of Common Stock or other capital stock of the Acquiror were reserved for issuance and, except for the Investment Agreement, this Agreement, and the Acquiror Stock Options listed in Subsection 5.03(b) of the Acquiror's Disclosure Letter and the other agreements listed in Subsection 5.03(b) of the Acquiror's Disclosure Letter, there are no contracts, agreements, commitments or arrangements obligating the Acquiror (i) to offer, sell, issue or grant any Equity Securities of the Acquiror, (ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of the Acquiror or (iii) to grant any Lien on any shares of capital stock of the Acquiror.

                  (c) The authorized capital stock of each Significant Subsidiary of the Acquiror is as set forth in Subsection 5.03(c) of the Acquiror's Disclosure Letter. Except as set forth in Subsection 5.03(c) of the Acquiror's Disclosure Letter, (i) all the issued and outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary of the Acquiror are owned by the Acquiror or one of its Subsidiaries, have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any Person; (ii) all such issued and outstanding shares, or other equity interests, that are owned by the Acquiror or one of its Subsidiaries are owned free and clear of all Liens; (iii) no shares of capital stock of, or other equity interests in, any Significant Subsidiary of the Acquiror are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Acquiror or any of its Subsidiaries (A) to offer, sell, issue, grant, pledge, dispose of or encumber any Equity Securities of any of the Significant Subsidiaries of the Acquiror or (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of any of the Significant Subsidiaries of the Acquiror or (C) to grant any Lien on any outstanding Equity Securities of any of the Significant Subsidiaries of the Acquiror; and (iv) all the outstanding shares of capital stock of Natco are owned directly by the Acquiror; except for any matter under clause (i), (ii) or (iii) of this Subsection 5.03(c) that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

                  (d) Except as set forth in Section 5.03(d) of the Acquiror's Disclosure Letter, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Acquiror or any of its Subsidiaries is a party or by which the Acquiror or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Acquiror or any of its Subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Acquiror or any of its Subsidiaries, except in the case of any Subsidiaries of the Acquiror that are not Significant Subsidiaries for any matters that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.


                          AGREEMENT AND PLAN OF MERGER

         SECTION 5.04 Authorization of Agreement. Each of the Acquiror and Natco has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Acquiror and Natco of this Agreement and each instrument required hereby to be executed and delivered by the Acquiror or Natco at the Closing and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action (including stockholder action) on the part of the Acquiror and Natco, respectively. This Agreement has been duly executed and delivered by the Acquiror and Natco and (assuming due authorization, execution and delivery hereof by the other party hereto) constitutes a legal, valid and binding obligation of the Acquiror and Natco, enforceable against the Acquiror and Natco in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

         SECTION 5.05 Approvals. Except for the applicable requirements, if any, of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky laws, (d) the HSR Act, (e) the filing and recordation of appropriate merger documents as required by the Corporate Statute and (f) those Laws, Regulations and Orders noncompliance with which could not reasonably be expected to have a material adverse effect on the ability of the Acquiror or Natco to perform its obligations under this Agreement or to have a Material Adverse Effect on the Acquiror, no filing or registration with, no waiting period imposed by and no Permit or Order of, any Governmental Authority is required under any Law, Regulation or Order applicable to the Acquiror or Natco to permit the Acquiror or Natco to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

         SECTION 5.06 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits and Orders of, Governmental Authorities indicated as required in Section 5.05, neither the execution and delivery by the Acquiror or Natco of this Agreement or any instrument required hereby to be executed and delivered by the Acquiror or Natco at the Closing nor the performance by the Acquiror or Natco of its respective obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under or result in the termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties or assets of the Acquiror or any of its Subsidiaries under (i) any Law, Regulation or Order applicable to the Acquiror or Natco, (ii) the certificate of incorporation or bylaws of the Acquiror or Natco or (iii) any contract or agreement to which the Acquiror or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section that could not reasonably be expected to have a material adverse effect upon the ability of the Acquiror or Natco to perform its obligations under this Agreement or a Material Adverse Effect on the Acquiror.


                          AGREEMENT AND PLAN OF MERGER

         SECTION 5.07 Financial Statements.

                  (a) The Acquiror's Consolidated Financial Statements (i) have been prepared in accordance with GAAP and (ii) fairly present the consolidated financial position of the Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

                  (b) Except as set forth in Subsection 5.07(b) of the Acquiror's Disclosure Letter, there exist no liabilities or obligations of the Acquiror and its Subsidiaries that are Material to the Acquiror, whether accrued, absolute, contingent or threatened, that would be required to be reflected, reserved for or disclosed under GAAP in consolidated financial statements of the Acquiror as of and for the period ended on the date of this representation and warranty, other than (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Acquiror's Consolidated Financial Statements, (ii) liabilities or obligations incurred in the ordinary course of business of the Acquiror and its Subsidiaries since December 31, 1997, (iii) liabilities or obligations the incurrence of which is not prohibited by Subsection 6.02(b) and
         (iv) liabilities or obligations that are not Material to the Acquiror.

         SECTION 5.08 No Material Adverse Effect; Conduct.

                  (a) Since December 31, 1997, no event (other than any event that is of general application to all or a substantial portion of the Acquiror's industry and other than any event that is expressly subject to any other representation or warranty contained in Article V) has, to the Knowledge of the Acquiror, occurred that, individually or together with other similar events, could reasonably be expected to constitute or cause a Material Adverse Effect on the Acquiror.

                  (b) Except as disclosed in the Acquiror's Disclosure Letter, during the period from September 30, 1997 to the date of this Agreement, neither the Acquiror nor any of its Subsidiaries has engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by clauses (i) through
         (viii) of Subsection 6.02(b) or agreed in writing or otherwise during such period prior to the date of this Agreement to engage in any such conduct.

         SECTION 5.09 Title to Properties. The Acquiror or its Subsidiaries, individually or together, have indefeasible title to all of the properties reflected in the Acquiror's Consolidated Balance Sheet, other than any properties reflected in the Acquiror's Consolidated Balance Sheet that (a) have been sold or otherwise disposed of since the date of the Acquiror's Consolidated Balance Sheet in the ordinary course of business consistent with past practice or (b) are not, individually or in the aggregate, Material to the Acquiror, free and clear of Liens, other than (i) Liens the existence of which is reflected in the Acquiror's Consolidated Financial Statements, (ii) Permitted Encumbrances and (iii) Liens that, individually or in the aggregate, are not Material to the Acquiror.

                          AGREEMENT AND PLAN OF MERGER

The Acquiror or its Subsidiaries, individually or together, hold under valid lease agreements all real and personal properties reflected in the Acquiror's Consolidated Balance Sheet as being held under capitalized leases, and all real and personal property that is subject to the operating leases to which reference is made in the notes to the Acquiror's Audited Consolidated Financial Statements, and enjoy peaceful and undisturbed possession of such properties under such leases, other than (x) any properties as to which such leases have terminated in the ordinary course of business without any Material liability of any party thereto since the date of the Acquiror's Consolidated Balance Sheet and (y) any properties that, individually or in the aggregate, are not Material to the Acquiror. Neither the Acquiror nor any of its Subsidiaries has received any written notice of any adverse claim to the title to any properties owned by them or with respect to any lease under which any properties are held by them, other than any claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         SECTION 5.10 Certain Obligations. Except as set forth in Section 5.10 of the Acquiror's Disclosure Letter, neither the Acquiror nor any of its Subsidiaries is a party to or bound by any Material Contract. Except as set forth in Section 5.10 of the Acquiror's Disclosure Letter, all Material Contracts to which the Acquiror or any of its Subsidiaries is a party are in full force and effect, the Acquiror or the Subsidiary of the Acquiror that is a party to or bound by each such Material Contract has performed its obligations thereunder to date and, to the Knowledge of the Acquiror, each other party thereto has performed its obligations thereunder to date, other than any failure of any such Material Contract to be in full force and effect or any nonperformance thereof that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         SECTION 5.11 Permits; Compliance. To the Knowledge of the Acquiror, the Acquiror and its Subsidiaries have obtained all Permits that are necessary to carry on their businesses as currently conducted, except for any such Permits that the failure to possess, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror. Such Permits are in full force and effect, have not been violated in any respect that could reasonably be expected to have a Material Adverse Effect on the Acquiror and, to the Knowledge of the Acquiror, no suspension, revocation or cancellation thereof has been threatened and there is no action, proceeding or investigation pending or threatened regarding suspension, revocation or cancellation of any of such Permits, except where the suspension, revocation or cancellation of such Permits could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         SECTION 5.12 Litigation; Compliance with Laws. There are no actions, suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Acquiror, threatened against the Acquiror or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits or proceedings that (a) are set forth in Section 5.12 or Section 5.15 of the Acquiror's Disclosure Letter or (b), individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror. There are no claims pending or, to the Knowledge of the Acquiror, threatened by any Persons against the Acquiror or any of its Subsidiaries for indemnification pursuant to any statute, organizational document, contract or otherwise with respect to any action,

                          AGREEMENT AND PLAN OF MERGER
suit, investigation or proceeding pending or previously determined in any Court or before or by any Governmental Authority. The Acquiror and its Subsidiaries are in substantial compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Acquiror or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         SECTION 5.13 Employee Benefit Plans.

                  (a) Listing. Each Benefit Plan of the Acquiror and its Subsidiaries is listed in Subsection 5.13(a) of the Acquiror's Disclosure Letter, including, with respect to Terminated Benefit Plans, the date of termination. True and correct copies of each of the following have been made available to the Company: (i) the most recent annual report (Form 5500) relating to each such Current Benefit Plan filed with the IRS, (ii) the plan document for each such Current Benefit Plan, (iii) the trust agreement, if any, relating to each such Current Benefit Plan, (iv) the most recent summary plan description for each such Current Benefit Plan for which a summary plan description is required by ERISA, (v) the most recent actuarial report or valuation relating to each such Current Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any such Current Benefit Plan intended to be qualified under Section 401 of the Code.

                  (b) Liability Related to Plans. No event has occurred and, to the Knowledge of the Acquiror, there exists no condition or set of circumstances in connection with which the Acquiror or any of its Subsidiaries could be subject to any liability under the terms of any Benefit Plans of the Acquiror or any of its Subsidiaries or, with respect to any such Benefit Plan, under ERISA, the Code or any other applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

                  (c) Qualified Status. Each Current Benefit Plan intended to be qualified under Code Section 401 (i) satisfies in form the requirements of such Section, (ii) has received a favorable determination letter from the IRS regarding such qualified status,
         (iii) except as set forth in Section 5.13(c)(iii) of the Acquiror's Disclosure Letter, has not, since receipt of the most recent favorable determination letter, been amended and (iv) has not been operated in a way that would adversely affect its qualified status.

                  (d) No Termination of Current Plans. There has been no termination or partial termination of any such Current Benefit Plan within the meaning of Section 411(d)(3) of the Code.

                  (e) Terminated Plans. Any such Terminated Benefit Plan intended to have been qualified under Section 401 of the Code received a favorable determination letter from the IRS with respect to its termination.


                          AGREEMENT AND PLAN OF MERGER

                  (f) No Claims. There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Acquiror, threatened against, or with respect to, any of such Benefit Plans or their assets that could reasonably be expected to have a Material Adverse Effect on the Acquiror.

                  (g) Pending Matters. To the Knowledge of the Acquiror, there is no matter pending (other than routine qualification determination filings) with respect to any of such Benefit Plans before the IRS, the Department of Labor, the PBGC or any other Governmental Authority.

                  (h) Required Contributions. All contributions required to be made by the Acquiror or the Acquiror's Subsidiaries to such Benefit Plans pursuant to their terms and provisions have been made timely.

                  (i) No ERISA Violations. As to any such Current Benefit Plan subject to Title IV of ERISA, (i) there has been no event or condition that presents the material risk of plan termination, (ii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, (iii), except as set forth in Subsection 5.13(i)(iii) of the Acquiror's Disclosure Letter, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation section 2615.3 promulgated by the PBGC have not been waived) has occurred within six years prior to the date of this Agreement, (iv) no notice of intent to terminate such Benefit Plan has been given under Section 4041 of ERISA, (v) no proceeding has been instituted under Section 4042 of ERISA to terminate such Benefit Plan,
         (vi) no liability to the Pension Benefit Guaranty Corporation has been incurred (other than with respect to required premium payments) and
         (vii) the assets of the Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of
         Section 4041 of ERISA, under the Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

                  (j) Nondeductible Payments. Except as set forth in Subsection 5.13(j) of the Acquiror's Disclosure Letter, in connection with the consummation of the transactions contemplated by this Agreement, no payment of money or other property, acceleration of benefits or provision of other rights has been or will be made under any such Current Benefit Plans or any of the programs, agreements, policies or other arrangements described in Subsection 5.13(l) of the Acquiror's Disclosure Letter that would be reasonably likely to be nondeductible under Section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

                  (k) No Required Increases. Except as set forth in Subsection 5.13(k) of the Acquiror's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require the Acquiror or any of its Subsidiaries to make a larger contribution to, or pay greater benefits or provide other rights under, any Current Benefit Plan or any of the programs, agreements, policies or



                          AGREEMENT AND PLAN OF MERGER

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
         other arrangements described in Subsection 5.13(l) of the Acquiror's Disclosure Letter than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered or (ii) create or give rise to any additional vested rights or service credits under any Current Benefit Plan or any of such programs, agreements, policies or other arrangements, whether or not some other subsequent action or event would be required to cause such creation or acceleration to be triggered.

                  (l) Severance and Employment Agreements. Except as set forth in Subsection 5.13(l) of the Acquiror's Disclosure Letter, neither the Acquiror nor any of its Subsidiaries is a party to or is bound by any severance agreement (involving $50,000 or more), program or policy. True and correct copies of all employment agreements with officers of the Acquiror and its Subsidiaries, and all vacation, overtime and other compensation policies of the Acquiror and its Subsidiaries relating to their employees have been made available to the Acquiror.

                  (m) Retiree Benefits. Except as set forth in Subsection 5.13(m) of the Acquiror's Disclosure Letter, no Benefit Plan provides retiree medical or retiree life insurance benefits to any Person and neither the Acquiror nor any of its Subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code. Each Benefit Plan or other arrangement described in Subsection 5.13(m) of the Acquiror's Disclosure Letter may, except as described therein, be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

                  (n) Multiemployer Plans. Neither the Acquiror nor any of its Subsidiaries contributes or has an obligation to contribute, and has not within six years prior to the date of this Agreement contributed or had an obligation to contribute, to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (o) Vacation Policies. Except as set forth in Subsection 5.13(o) of the Acquiror's Disclosure Letter, the vacation policies of the Acquiror and its Subsidiaries do not provide for carryover vacation from one calendar year to the next.

                  (p) Collective Bargaining Agreements. Except as set forth in
         Section 5.13(p) of the Acquiror's Disclosure Letter, no collective bargaining agreement to which the Acquiror or any of its Subsidiaries is a party is currently in effect or is being negotiated by the Acquiror or any of its Subsidiaries. There is no pending or, to the Knowledge of the Acquiror, threatened labor dispute, strike or work stoppage against the Acquiror or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Acquiror. To the Knowledge of the Acquiror, neither the Acquiror or any of its Subsidiaries nor any representative or employee of the Acquiror or any of its Subsidiaries has in the United States committed any unfair labor practices in connection with the operation of the




                          AGREEMENT AND PLAN OF MERGER
         business of the Acquiror and its Subsidiaries, and there is no pending or, to the Knowledge of the Acquiror, threatened charge or complaint against the Acquiror or any of its Subsidiaries by the National Labor Relations Board or any comparable agency of any state of the United States.

         SECTION 5.14 Taxes.

                  (a) Tax Returns and Taxes. Except for such matters as could not reasonably be expected to have a Material Adverse Effect on the Acquiror, (i) all Tax Returns that are required to be filed by or with respect to the Acquiror or any of its Subsidiaries on or before the Effective Time have been or will be timely filed, (ii) all Taxes that are due on or before the Effective Time have been or will be timely paid in full, (iii) all withholding Tax requirements imposed on or with respect to the Acquiror or any of its Subsidiaries have been or will be satisfied in full in all respects and (iv) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                  (b) Audits. Except as set forth in Subsection 5.14(b) of the Acquiror's Disclosure Letter, all Tax Returns have been audited by the applicable Governmental Authority or the applicable statute of limitations has expired for the period covered by such Tax Returns.

                  (c) Extensions of Times. Except as set forth in Subsection 5.14(c) of the Acquiror's Disclosure Letter, there is not in force any extension of time with respect to the due date for the filing of any Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any Tax Return.

                  (d) Claims. There is no claim against or with respect to the income, operations, business or capital of the Acquiror or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return, that, in either case, could reasonably be expected to have a Material Adverse Effect on the Acquiror.

                  (e) Consolidated Tax Returns. Except as set forth in Subsection 5.14(e) of the Acquiror's Disclosure Letter, none of the Acquiror and its Subsidiaries has, during the last ten years, been a member of an affiliated group filing a consolidated federal income Tax Return.

                  (f) Final Company Return. The Acquiror represents that it will cause the timely filing of any required Tax Return relating to the federal income Taxes of the Company for the one day period ended at the Effective Time.

         SECTION 5.15 Environmental Matters. Except for matters disclosed in
Section 5.15 of the Acquiror's Disclosure Letter and except for matters that, individually or in the aggregate,



                          AGREEMENT AND PLAN OF MERGER
could not reasonably be expected to have a Material Adverse Effect on the Acquiror, (a) the properties, operations and activities of the Acquiror and its Subsidiaries are in compliance with all applicable Environmental Laws; (b) the Acquiror and its Subsidiaries and the properties and operations of the Acquiror and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Acquiror, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (c) all Permits, if any, required to be obtained or filed by the Acquiror or any of its Subsidiaries under any Environmental Law in connection with the business of the Acquiror and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect; (d) there has been no release of any hazardous substance, pollutant or contaminant into the environment by the Acquiror or its Subsidiaries or in connection with their properties or operations; and (e) there has been no exposure of any Person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Acquiror and its Subsidiaries; and (f) the Acquiror has made available to the Company all internal and external audits and studies and all correspondence in the possession of the Acquiror or any of its Subsidiaries relating to any environmental matter involving to the Acquiror or any of its Subsidiaries that is Material to the Acquiror.

         SECTION 5.16 Tax Matters. To the Knowledge of the Acquiror, neither the Acquiror nor any of its Affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization within the meaning of section 368(a) of the Code. Specifically:

                  (a) Preservation of Proprietary Interest. In connection with the Merger, none of the Company Common Stock will be acquired by the Acquiror or a Person related (as defined in Treas. Reg. Section 1.368-1(e)(3)) to the Acquiror for consideration other than Acquiror Class B Common Stock except for the cash received pursuant to Section 3.01(a) and any cash paid in lieu of fractional share interests in Acquiror Class B Common Stock pursuant to Section 3.02(e).

                  (b) Assets. The Surviving Corporation will acquire at least 90 percent of the fair market value of the Company's net assets and at least 70 percent of the fair market value of the Company's gross assets held by the Company immediately prior to the Merger, taking into account amounts used to pay Merger expenses, any dissenting holders of Company Common Stock and any distributions other than regular dividends.

                  (c) Acquiror's Plans. The Acquiror has no plan or intention to (i) liquidate the Surviving Corporation, (ii) merge the Surviving Corporation with or into another corporation, (iii) sell or otherwise dispose of the stock of the Surviving Corporation, (iv) cause the Surviving Corporation to issue additional shares of its capital stock that would result in the Acquiror's losing control (within the meaning of section 368(c) of the Code) of the Surviving Corporation, (v) cause or permit the Surviving Corporation to sell or otherwise dispose of any of the assets acquired from the Company except for dispositions made in the ordinary course of business or successive transfers of assets to one or more corporations controlled in each transfer by the transferor corporation or (vi) reacquire or cause any of its


                          AGREEMENT AND PLAN OF MERGER

         Subsidiaries to acquire any of the Acquiror Class B Common Stock issued to the holders of Company Common Stock in the Merger.

                  (d) No Natco Liabilities. The liabilities of the Company that will be assumed by the Surviving Corporation in the Merger and the liabilities to which the Company's assets are subject were incurred by the Company in the ordinary course of its business.

                  (e) Business Continuity. Following the Merger, the Surviving Corporation will continue the historic business of the Company or use a significant portion of its historic business assets in a business (within the meaning of Treas. Reg. Section 1.368-1(d)).

                  (f) Intercorporate Indebtedness. There is no intercorporate indebtedness existing between the Company and the Acquiror or between the Company and Natco that was issued, acquired, or will be settled at a discount.

         SECTION 5.17 Brokers. Except as set forth in Section 5.17 of the Acquiror's Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquiror.

         SECTION 5.18 Intellectual Property. Other than as disclosed in Section
5.19 of the Acquiror's Disclosure Letter, the Acquiror and its Subsidiaries own or hold licenses under or otherwise have the right to use or sublicense, all foreign and domestic patents, trademarks (common law and registered), trademark registration applications, service marks (common law and registered), service mark registration applications, trade names and copyrights, copyright applications, trade secrets, know-how and other proprietary information as are necessary for the conduct of the businesses of the Acquiror and its Subsidiaries as currently conducted except for any such intellectual property as to which the failure to own or hold licenses could not reasonably be expected to have a Material Adverse Effect on the Acquiror. Other than as disclosed in Section 5.19 of the Acquiror's Disclosure Letter, neither the Acquiror nor any of its Subsidiaries is currently in receipt of any notice of infringement or notice of conflict with the asserted rights of others in any patents, trademarks, service marks, trade names, trade secrets and copyrights owned or held by other Persons, except, in each case, for matters that could not reasonably be expected to have a Material Adverse Effect on the Acquiror. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will violate or breach the terms or cause any cancellation of any Material license held by the Acquiror or any of its Subsidiaries under any patent, trademark, service mark, trade name, trade secret or copyright.

         SECTION 5.19 Certain Business Practices. To the Acquiror's Knowledge, as of the date of this Agreement, neither the Acquiror or any of its Subsidiaries nor any director, officer, employee or agent of the Acquiror or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity,
(ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices


                          AGREEMENT AND PLAN OF MERGER

Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment, except for any such matters that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.


                                   ARTICLE VI

                                   COVENANTS

         SECTION 6.01 Affirmative Covenants. Each of the Company and the Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the other, it will and will cause its Subsidiaries:

                  (a) Ordinary Course. To operate its business in the usual and ordinary course consistent with past practices;

                  (b) Maintenance of Organization. to use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective key employees and maintain its relationships with its respective customers and suppliers;

                  (c) Maintenance of Assets. to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

                  (d) Maintenance of Insurance. to use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on such party.

         SECTION 6.02 Negative Covenants.

                  (a) Except as set forth in Subsection 6.02(a) of the Company's Disclosure Letter, the Company covenants and agrees that, except as expressly contemplated by this Agreement or otherwise consented to in writing by the Acquiror, from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

                           (i) Issuance of Securities. Offer, sell, issue or
                  grant, or authorize the offering, sale, issuance or grant, of any Equity Securities of the Company, other than issuances of Company Common Stock upon the exercise of Warrants outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this Agreement).


                          AGREEMENT AND PLAN OF MERGER

                           (ii) Redemptions and Purchases of Securities. (A)
                  Redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of the Company, (B) effect any reorganization or recapitalization; or (C) split, combine or reclassify any of the outstanding Equity Securities of the Company or issue or authorize or propose the issuance of any other Equity Securities in respect of, in lieu of or in substitution for, outstanding Equity Securities of the Company.

                           (iii) Dividends. Declare or pay any dividend on, or
                  make any other distribution in respect of, outstanding shares of capital stock, except for cash dividends payable at the end of each calendar quarter and for any period ending on or before the Effective Time that, in the aggregate, approximate the estimated liability of the holders of Company Common Stock for federal and state income taxes relating to operations of the Company for such calendar quarter or other period immediately prior to the Effective Time and except that the Company may pay a cash dividend on the Company Common Stock in the aggregate amount of $37,000 on or before the Closing Date.

                           (iv) Business Combinations. Acquire, by merging or
                  consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner acquiring, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets of any other Person (other than (x) the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice and (y) other acquisitions of equity interests, assets and businesses in an amount not to exceed $250,000 in the aggregate).

                           (v) Sale of Material Assets. Sell, lease, exchange
                  or otherwise dispose of, or to grant any Lien (other than a Permitted Encumbrance) with respect to, any of the assets of the Company or any of its Subsidiaries that are Material to the Company, except for (x) dispositions of assets and inventories in the ordinary course of business and consistent with past practice and (y) dispositions of assets and purchase money Liens incurred in connection with the original acquisition of assets and secured by the assets acquired in an amount not to exceed $250,000 in the aggregate.

                           (vi) Debt Incurrence. Incur any obligations for
                  borrowed money or purchase money indebtedness that are Material to the Company, whether or not evidenced by a note, bond, debenture or similar instrument, except (A) drawings under credit lines existing at the date of this Agreement,
                  (B) purchase money indebtedness as to which Liens may be granted as permitted by Subsection 6.02(a)(v), and (C) other indebtedness incurred in the ordinary course of business consistent with past practice and in no event (including purchase money indebtedness incurred pursuant to clause (B)) in excess of $250,000.


                          AGREEMENT AND PLAN OF MERGER

                           (vii) Material Contracts. Enter into any Material
                  Contract with any third Person (other than customers and vendors in the ordinary course of business) which provides for an exclusive arrangement with that third Person or is substantially more restrictive on the Company or substantially less advantageous to the Company than Material Contracts existing on the date hereof.

                           (viii) Charter Amendments. Adopt any amendments to
                  its charter or bylaws or other organizational documents that would alter the terms of its capital stock or other equity interests or would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

                           (ix) Compensation Increases. (A) increase the
                  compensation payable to or to become payable to any director, executive officer or employee, (B) grant any severance or termination pay; (C) amend or otherwise modify the terms of any outstanding options, warrants or rights the effect of which shall be to make such terms more favorable to the holders thereof; (D) take any action to accelerate the vesting of any outstanding Company Stock Options; (E) amend or take any other actions to increase the amount or accelerate the payment or vesting of any benefit under any Benefit Plan (including the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of such party); except (i) pursuant to any contract, agreement or other legal obligation of the Company existing at the date of this Agreement, (ii) increases in salary payable or to become payable upon promotion to an office having greater operational responsibilities, (iii), in the case of severance or termination payments, grants made pursuant to the severance policy of the Company existing at the date of this Agreement and (iv) in the case of options, warrants, rights or Benefit Plans, amendments required by ERISA or other applicable law.

                           (x) Employment and Other Agreements. (A) enter into
                  any employment or severance agreement with, any director, officer or employee, either individually or as part of a class of similarly situated persons or (B) establish, adopt or enter into any new Benefit Plan; except employment and severance agreements and Benefit Plans for the benefit of any newly employed or promoted officers or employees, in which case, the terms of such agreements and Benefit Plans shall be reasonably consistent with those existing at the date of this Agreement.

                           (xi) Tax and Accounting Changes. (A) Change any of
                  its methods of accounting in effect at December 31, 1997, except as may be required to comply with GAAP, (B) make or rescind any election relating to Taxes (other than any election which must be made periodically which is made consistent with past practice), (C) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the cost to the Company and its Subsidiaries of such settlements or compromises, individually or


                          AGREEMENT AND PLAN OF MERGER
                  in the aggregate, does not exceed $250,000) or (D) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1996, except, in each case, as may be required by Law and for matters that could not reasonably be expected to have a Material Adverse Effect on the Company.

                           (xii) Agreements. Agree in writing or otherwise to
                  do any of the foregoing.

                  (b) The Acquiror covenants and agrees that, except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

                           (i) Issuance of Securities. Offer, sell, issue or
                  grant, or authorize the offering, sale, issuance or grant, of any Equity Securities of the Acquiror or any of its Subsidiaries, other than issuances of (A) Acquiror Common Stock or Acquiror Class A Common Stock upon the exercise of Acquiror Stock Options outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this Agreement), (B) Acquiror Class A Common Stock pursuant to the Investment Agreement, (C) upon the expiration of any restrictions upon issuance of any grant existing at the date of this Agreement of restricted stock or stock bonus pursuant to the terms (as in effect on the date of this Agreement) of any Benefit Plans of the Acquiror or any of its Subsidiaries or (D), periodically, pursuant to the terms (as in effect on the date of this Agreement) of any Benefit Plan of the Acquiror or any of its Subsidiaries.

                           (ii) Redemptions of Securities. Redeem, purchase or
                  acquire, or offer to purchase or acquire, any outstanding Equity Securities of the Acquiror or any of its Subsidiaries (other than (1) any such acquisition by the Acquiror or any of its wholly-owned Subsidiaries directly from any wholly-owned Subsidiary of the Acquiror in exchange for capital contributions or loans to such Subsidiary, (2) any repurchase, forfeiture or retirement of shares of Acquiror Common Stock (or Acquiror Class A Common Stock) or Acquiror Stock Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Acquiror or any of its Subsidiaries, (3) any periodic purchase of Acquiror Common Stock (or Acquiror Class A Common Stock) for allocation to employee's accounts occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Acquiror or any of its Subsidiaries and (4) any redemption, purchase or acquisition by a Subsidiary that could not reasonably be expected to have a Material Adverse Effect on the Acquiror).

                           (iii) Dividends. Declare or to pay any dividend on,
                  or to make any other distribution in respect of, outstanding shares of capital stock, except for dividends by


                          AGREEMENT AND PLAN OF MERGER
                  a wholly-owned Subsidiary of the Acquiror to the Acquiror or another wholly-owned Subsidiary of the Acquiror.

                           (iv) Charter Amendments. Adopt any amendments to its
                  charter or bylaws or other organizational documents that would alter the terms of the Acquiror's Common Stock other than the Charter Amendment or could reasonably be expected to have a material adverse effect on the ability of the Acquiror to perform its obligations under this Agreement.

                           (v) Agreements. Agree in writing or otherwise to do
                  any of the foregoing.

         SECTION 6.03 Access and Information.

                  (a) Each of the parties shall, and shall cause its Subsidiaries to, (i) afford to the other party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives" of such party) reasonable access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its Subsidiaries and to their books and records and (ii) furnish promptly to the other party and its Representatives such information concerning the business, properties, contracts, records and personnel of such party and its Subsidiaries (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of the other party.

                  (b) If this Agreement is terminated for any reason pursuant to Article IX hereof, a party that has received information in accordance with Section 6.03(a), within ten days after request therefor from the other party, shall return or destroy (and provide the other party within such ten-day time period with a certificate of an executive officer certifying such destruction) all of the information furnished to it and its Representatives pursuant to the provisions of Section 6.03(a) and all internal memoranda, analyses, evaluations and other similar material containing or reflecting any such information, in each case other than information available to the general public without restriction.

         SECTION 6.04 Confidentiality Agreement. The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement.

         SECTION 6.05 Stockholders' Letter. The Company agrees to use all reasonable efforts to obtain from each owner of shares of Company Common Stock of record or, to the Knowledge of the Company, beneficially as of the date of the Company Stockholders' Meeting a Stockholder's Letter dated the date of the Company Stockholders' Meeting and from any Person who shall thereafter but prior to the Closing Date become an owner of Company Common Stock of record or, to the Knowledge of the Company, beneficially a Stockholder's Letter dated the Closing Date.



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                                      -35-

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

         SECTION 7.01 Meeting of Stockholders. The Company shall, promptly after the date of this Agreement, take all actions necessary in accordance with the Corporate Statute and its certificate of incorporation and bylaws to convene a special meeting of the Company's stockholders to consider approval and adoption of this Agreement (the "Company Stockholders' Meeting"), and the Company shall consult with the Acquiror in connection therewith. The Company shall use all reasonable efforts to secure the vote or consent of stockholders required by the Corporate Statute and its certificate of incorporation and bylaws to approve and adopt this Agreement.

         SECTION 7.02 Appropriate Action; Consents; Filings.

                  (a) The Company and the Acquiror shall each use all reasonable efforts (i) to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain from any Governmental Entities any Permits or Orders required to be obtained or made by the Acquiror or the Company or any of their Subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act (in the case of Acquiror) and the Exchange Act and the Regulations thereunder, and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law. The Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and the Acquiror shall furnish all information required for any application or other filing to be made pursuant to any applicable Law or any applicable Regulations of any Governmental Authority in connection with the transactions contemplated by this Agreement.

                  (b) Each of the Company and the Acquiror shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Authority in connection with the Merger, (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting the Company, the Acquiror or their Subsidiaries that relate to the consummation of the Merger, (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any Material Contract of the Acquiror or of the Company, and (v) any change that is reasonably likely to have a Material Adverse Effect on the Company or the Acquiror or is likely to delay or impede the ability of either the Acquiror or the Company to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.


                          AGREEMENT AND PLAN OF MERGER

                  (c) The Acquiror and the Company agree to cooperate and use all reasonable efforts vigorously to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) of any Court or Governmental Authority that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including the vigorous pursuit of all available avenues of administrative and judicial appeal and all available legislative action. The Acquiror and the Company also agree to take any and all actions, including the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by any Court or Governmental Authority as a condition to the granting of any Permit or Order necessary for the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any administrative or judicial action that would otherwise cause any condition to Closing not to be satisfied; provided, however, that in no event shall either party take, or be required to take, any action that could reasonably be expected to have an Material Adverse Effect on the Acquiror or the Company.

                  (d) (i) Each of the Company and Acquiror shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any consents from third Persons (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Effective Time or a Material Adverse Effect on the Acquiror from occurring after the Effective Time.

                           (ii) If any party shall fail to obtain any consent
                  from a third Person described in Subsection (d)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Acquiror, their respective Subsidiaries, and their respective businesses resulting, or that could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         SECTION 7.03 Tax Treatment. Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any Affiliate of such party from taking, any actions which could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

         SECTION 7.04 Public Announcements. The Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation.



                          AGREEMENT AND PLAN OF MERGER

         SECTION 7.05 Exercise or Assumption of Warrants. BOCP joins in this Agreement for the limited purpose of agreeing to exercise the Warrants immediately after the Closing by providing, in the case of the Warrants issued by the Company, to the Acquiror and, in the case of the Warrants granted by stockholders of the Company, to such stockholders the exercise consideration, and by executing and delivering all such documents and instruments, required by the terms of the Warrants to be provided upon the exercise thereof. In connection therewith, the Acquiror agrees to issue the Merger Consideration Per Share of Company Common Stock for each share of Company Common Stock as to which the Warrants issued by the Company are exercised in accordance with the terms and provisions thereof, and agrees to make available at the Closing certificates evidencing the Acquiror Class B Common Stock issuable upon exercise of all the Warrants, such certificates to be registered in the name of BOCP in such denominations as shall be requested by BOCP at least two Business Days prior to the Closing. All such shares of Acquiror Class B Common Stock shall be deemed, for purposes of subsection B of Section II of Article Fourth of the Certificate of Incorporation of the Acquiror, as amended by the Charter Amendment, to have been "received pursuant to the Merger Agreement" by BOCP.

         SECTION 7.06 Employee Benefit Plans. Until the first anniversary of the Effective Time, the Acquiror shall and shall cause the Surviving Corporation to provide each employee of the Company at the Effective Time ("Company Participants") with employee benefits after the Effective Time that are substantially comparable to similarly situated employees of the Acquiror; provided, however, that for a period of time beginning at the Effective Time and ending no later than December 31, 1998, the Acquiror may satisfy the requirements of the preceding clause by continuing to maintain the Benefit Plans of the Company existing at the Effective Time without change, except for changes required by applicable law and changes not adverse to the Company Participants. The Benefit Plans of the Acquiror and the Surviving Corporation in which Company Participants are eligible to participate shall provide Company Participants with credit for service prior to the Effective Time with the Company and its predecessors, including The Dow Chemical Company.

         SECTION 7.07 Indemnification of Directors and Officers.

                  (a) Until six years from the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation as in effect immediately after the Effective Time shall not be amended to reduce or limit the rights of indemnity afforded to the present and former directors and officers of the Company thereunder or as to the ability of the Company to indemnify such persons or to hinder, delay or make more difficult the exercise of such rights of indemnity or the ability to indemnify. The Surviving Corporation will at all times exercise the powers granted to it by its certificate of incorporation, its bylaws and applicable law to indemnify to the fullest extent possible the present and former directors, officers, employees and agents of the Company against claims made against them arising from their service in such capacities prior to the Effective Time.

                  (b) If any claim or claims shall, subsequent to the Effective Time and within six years thereafter, be made against any present or former director, officer, employee or agent of the Company based on or arising out of the services of such Person prior to the Effective



                          AGREEMENT AND PLAN OF MERGER

         Time in the capacity of such Person as a director, officer, employee or agent of the Company, the provisions of subsection (a) of this Section respecting the certificate of incorporation and bylaws of the Surviving Corporation shall continue in effect until the final disposition of all such claims.

                  (c) The Acquiror hereby agrees after the Effective Time to guarantee the payment of the Surviving Corporation's indemnification obligations described in Subsection 7.07(a) up to an amount determined as of the Effective Time equal to (i) the fair market value of any assets of the Surviving Corporation or any of its Subsidiaries distributed to the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries), minus (ii) any liabilities of the Surviving Corporation or any of its Subsidiaries assumed by the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries), minus (iii) the fair market value of any assets of the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) contributed to the Surviving Corporation or any of its Subsidiaries and (iv) plus any liabilities of the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) assumed by the Surviving Corporation or any of its Subsidiaries. If any other entity is merged with or into the Surviving Corporation or the Surviving Corporation acquires any other Material business or Material portion of the assets of another entity, the Acquiror shall assume all obligations to indemnify the former directors and officers of the Company hereunder.

                  (d) Notwithstanding Subsection (a), (b) or (c) of this
         Section 7.07, the Acquiror and the Surviving Corporation shall be released from the obligations imposed by such subsection if the Acquiror shall assume the obligations of the Surviving Corporation thereunder by operation of Law or otherwise. Notwithstanding anything to the contrary in this Section 7.07, neither the Acquiror nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which shall not be unreasonably withheld.

                  (e) The provisions of this Section 7.07 are intended to be for the benefit of, and shall be enforceable by, each Person entitled to indemnification hereunder and the heirs and representatives of such Person.

         SECTION 7.08 Event Notices. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied and (ii) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which would be likely to result in any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. No delivery of any notice pursuant to this Section 7.08 shall cure any breach of any representation or warranty or any failure to comply with any covenant or agreement of such party contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.



                          AGREEMENT AND PLAN OF MERGER

         SECTION 7.09 Company Tax Audit. The Designated Company Stockholders shall have the right to defend, at their sole cost, any audit of the Company for any taxable year ending on or prior to the Closing Date and shall have the right to defend all tax issues arising in any such year. The Designated Company Stockholders shall be entitled to make all decisions relating to any such audit, including the right to settle any issue. The Acquiror and Natco agree to cooperate in any manner reasonably requested by the Designated Company Stockholders, including providing all requested information in Acquiror's or Natco's possession and signing any documents or forms, relating to any such audit. To the extent necessary to implement the foregoing, the Acquiror and Natco agree to execute, at the Closing, a power of attorney in favor of Douglas
P. Heller to conduct all and any of the foregoing activities on behalf of the Company, and the Acquiror agrees that it will not revoke such power of attorney during the pendency of any audit contemplated by this Section 7.09.

         SECTION 7.10 Escrow Arrangement. At the Closing, the certificates evidencing 450,000 shares of Class B Common Stock (the "Escrow Shares") issuable to the Designated Company Stockholders but for the provisions of this
Section 7.10 shall be deposited in escrow pursuant to an escrow agreement with Chase Bank of Texas, N.A., as escrow agent (the "Escrow Agent"), in form and substance substantially similar to the form thereof attached hereto as Annex C (the "Escrow Agreement"). The Escrow Shares shall be withheld from the shares of Class B Common Stock otherwise to be issued to the Designated Company Stockholders pursuant to Section 3.01 promptly after the Effective Time pro rata in accordance with the number of shares of Class B Common Stock to be issued to each (except that no fractional shares shall be allocated to any stockholder). On September 30, 1999 or as soon thereafter as reasonably practicable, the Acquiror and the Representative (the "Escrow Parties") shall give written instructions to the Esrow Agent with respect to the disposition of the Escrow Shares in accordance with the provisions of this Section 7.10 and the Escrow Agreement. The Escrow Parties shall instruct the Escrow Agent to release from escrow and deliver to the Designated Company Stockholders that number of Escrow Shares that shall equal the number obtained by: (i) dividing
(A) the aggregate amount of revenues, if any, billed in the ordinary course of business by the Surviving Corporation to the CTOC Project through September 30, 1999 by (B) $1,000; and (ii) multiplying the quotient by 22. The Escrow Parties shall concurrently instruct the Escrow Agent to release from escrow and deliver to the Designated Company Stockholders any other capital stock or securities, cash or other property theretofore delivered to the Escrow Agent and held in escrow to the extent that such capital stock, securities, cash or other property has been distributed or paid with respect to the Escrow Shares then being released from escrow. The Escrow Shares released from escrow (and such capital stock, securities, cash or other property) shall be delivered to the Designated Company Stockholders pro rata in accordance with the number of shares of Class B Common Stock issued to each pursuant to Section 3.01 promptly after the Effective Time (except that no fractional shares shall be allocated to any stockholder). Any remaining Escrow Shares shall be delivered to the Acquiror for cancellation and restoration to the status of authorized but unissued Class B Common Stock.

         SECTION 7.11 The Cynara Name. The Acquiror and the Company shall take all reasonable actions necessary or desirable in order to preserve the availability of the name "The



                          AGREEMENT AND PLAN OF MERGER

Cynara Company" and all variations thereof under the Corporate Statute and under applicable tradename Laws.

         SECTION 7.12 Natco. The Acquiror shall take all action necessary to cause Natco to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         SECTION 7.13 Avoidance of Diminution of Put. The Acquiror hereby agrees, for the benefit of the Designated Company Stockholders, that it will use all reasonable efforts, in amending the Bank Credit Agreement after the Effective Time or in negotiating any other credit agreement in lieu of or in addition to the Bank Credit Agreement, to avoid undertaking covenants that limit or restrict the ability of the Acquiror to perform its obligations with respect to any Put (as defined therein) exercised pursuant to the terms of
Section II (B) of the Certificate of Incorporation, as amended, of the Acquiror.

                                  ARTICLE VIII

                               CLOSING CONDITIONS

         SECTION 8.01 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the parties hereto, in whole or in part, to the extent permitted by applicable Law:


                  (a) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company as required by the Corporate Statute.

                  (b) No Order. No Governmental Authority or Court shall have enacted, issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) that is in effect and that has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (c) HSR Act. The applicable waiting period under the HSR Act shall have expired or been terminated.

                  (d) Foreign Governmental Authorities. The applicable waiting period under any competition Laws, Regulations and Orders of foreign Governmental Authorities, as set forth in the Acquiror's Disclosure Letter and the Company's Disclosure Letter, shall have expired or been terminated and any Permits or Orders required thereunder in order to consummate the Merger shall have been received by the parties hereto.


                          AGREEMENT AND PLAN OF MERGER

                  (e) Dissenting Stockholders. No holders of Company Common Stock shall have dissented from the Merger under conditions such that the aggregate amount of the Merger Consideration otherwise payable with respect to shares of Company Common Stock held by such holders, together with the Merger Expenses payable by the Company, shall equal or exceed nine percent (9%) of the total Merger Consideration payable with respect to all shares of Company Common Stock assuming no such holders dissented from the Merger.

                  (f) Registration Rights Agreement. The Registration Rights Agreement among the Acquiror and the Designated Company Stockholders shall have been executed and delivered by such parties.

                  (g) Charter Amendment. The Charter Amendment shall have been approved by the Stockholders, shall have been filed with the Secretary of State of the State of Delaware and shall have become effective in accordance with the Charter Amendment.

         SECTION 8.02 Additional Conditions to Obligations of the Acquiror Companies. The obligations of the Acquiror Companies to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Acquiror Companies, in whole or in part, to the extent permitted by applicable Law:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct in all respects and each of such representations and warranties that is not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made again on and as of the Closing Date. The Acquiror Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date, to such effect.

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Acquiror Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the date of the Closing Date, to such effect.

                  (c) Tax Opinion. The Acquiror shall have received the opinion dated on or prior to the Closing Date of Vinson & Elkins LLP to the effect that (i) the Merger will constitute a reorganization under section 368(a) of the Code, (ii) the Acquiror, the Company and Natco will each be a party to that reorganization, and (iii) no gain or loss will be recognized by the Acquiror, the Company or Natco by reason of the Merger.

                  (d) Stockholders' Letters. The Acquiror shall have received from each owner of shares of Company Common Stock of record or, to the Knowledge of the Company, beneficially as of the date of the Company Stockholders' Meeting a Stockholder's Letter




                          AGREEMENT AND PLAN OF MERGER
         dated the date of the Company Stockholders' Meeting and from any Person who shall thereafter but prior to the Closing Date become an owner of Company Common Stock of record or, to the Knowledge of the Company, beneficially a Stockholder's Letter dated the Closing Date.

                  (e) Financing. The lenders under the Bank Credit Agreement shall have made available funds to National Tank Company for the purpose of funding, and in an amount sufficient to fund, the cash portion of the Merger Consideration.

         SECTION 8.03 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

                  (a) Representations and Warranties. Each of the representations and warranties of the Acquiror Companies contained in this Agreement that is qualified as to materiality shall be true and correct in all respects and each of such representations and warranties that is not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made again on and as of the Closing Date. The Company shall have received a certificate of the President and the Chief Financial Officer of each of the Acquiror Companies, dated the Closing Date, to such effect.

                  (b) Agreements and Covenants. The Acquiror Companies shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. The Company shall have received a certificate of the President and the Chief Financial Officer of each of the Acquiror Companies, dated the Closing Date, to such effect.

                  (c) Tax Opinion. The Company shall have received the opinion dated on or prior to the Closing Date of Reed Smith Shaw & McClay, LLP to the effect that (i) the Merger will constitute a reorganization under section 368(a) of the Code, (ii) the Acquiror, the Company and Natco will each be a party to that reorganization, and (iii) no gain or loss will be recognized by the stockholders of the Company upon the receipt of shares of Acquiror Class B Common Stock in exchange for shares of Company Common Stock pursuant to the Merger except with respect to the cash portion of the Merger Consideration Per Share of Company Common Stock, any cash received in lieu fractional share interests, and any of the Conditional Earned Shares, the Accelerated Earned Shares and Earned Shares treated as imputed interest.

                  (d) Bank Debt. The Acquiror Companies shall have either paid in full the outstanding indebtedness under the Company's credit facility at Banc One, Texas, N.A. or agreed with such bank to cause the Surviving Corporation to assume the indebtedness under such credit facility.



                          AGREEMENT AND PLAN OF MERGER

                  (e) Stockholders' Agreement. The Stockholders' Agreement shall have been executed and delivered by Cap I, Cap II and the Designated Company Stockholders.

                  (f) Investment Agreement. The transactions contemplated by the Investment Agreement shall have been consummated.

                                   ARTICLE IX

                                INDEMNIFICATION

         SECTION 9.01 Survival of Representations, Warranties, Covenants and Agreements. The representations and warranties of the parties contained in Articles IV and V (other than those contained in Sections 4.14 and 5.14) shall survive both the Closing and any investigation by the parties with respect thereto but shall terminate and be of no further force or effect on the first anniversary of the Closing Date. The representations and warranties contained in Section 4.14 and 5.14 shall survive the Closing and any investigation by the parties with respect thereto but shall terminate and be of no further force or effect on the earlier of the fourth anniversary of the Closing Date or, in the case of Section 4.14 or Section 5.14, respectively, the date that is thirty
(30) days after the results of an audit by the Internal Revenue Service of the federal income tax returns of the Company or the Acquiror through the Closing have been reported to the Company or the Representative, respectively. Notwithstanding the foregoing, any such representation or warranty as to which a bona fide claim relating thereto is asserted in writing in accordance with
Section 9.02 during such survival period shall, with respect only to such claim, survive such survival period pending resolution thereof. The covenants and agreements in this Article IX shall survive the Closing and shall remain in full force and effect for such period as is necessary to resolve any bona fide claim made with respect to any representation or warranty contained in this Agreement during the survival period thereof. The remaining covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing without any contractual limitation on the period of survival.

         SECTION 9.02 General Indemnification.

                  (a) If the transactions contemplated hereby to occur at the Closing are effected, the Acquiror, on the one hand, hereby agrees, and the Designated Company Stockholders, on the other, hereby severally agree (the Acquiror and such holders together each being an "Indemnifying Party"), from and after the Closing, to indemnify and hold harmless all those persons who hold Company Common Stock immediately prior to the Effective Time, on the one hand, and the Acquiror, on the other (each such group or person being the "Indemnified Party") against any losses, claims, damages or liabilities ("Losses") that such Indemnified Party shall actually incur, to the extent that such Losses (or actions, suits or proceedings in respect thereof and any appeals therefrom ("Proceedings")):


                          AGREEMENT AND PLAN OF MERGER

                           (i) arise out of or are based upon any allegation
                  that any representation or warranty made herein in Article IV or V for the benefit of the Acquiror or the Company, respectively, is untrue or has been breached in any respect; or

                           (ii) arise out of or are based upon any allegation
                  that any covenant or agreement made herein for the benefit of the Indemnified Party by the Indemnifying Party has not been performed in accordance with its terms;

         and will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such Losses or Proceedings. Notwithstanding the foregoing, the Indemnifying Party shall be severally liable to the Indemnified Party under this Section only for the amount of individual Losses incurred by the Indemnified Party that exceed $250,000 in the aggregate; provided, however, that the amount of such Losses that are subject to indemnification hereunder shall not exceed $2,500,000 in the aggregate for all Designated Company Stockholders on the one hand and the Acquiror on the other; and provided, further, that the Losses incurred by an Indemnified Party shall, for purposes of determining the threshold level thereof in accordance with this sentence and otherwise, be offset by (i) the proceeds of any insurance received by the Indemnified Party with respect thereto and (ii) the amount of any federal income tax benefit actually realized by the Indemnified Party with respect thereto. No Designated Company Stockholder shall be liable hereunder for more than his pro rata share of Losses (based on the number of shares of Company Common Stock owned immediately prior to the Effective Time, including for this purpose the shares of Company Common Stock issuable upon exercise of all the Warrants) and may elect, in his sole discretion, to pay such Losses in cash or in Acquiror Class B Common Stock or both. If the Designated Company Stockholder shall elect to pay all or any portion of such Losses in Acquiror Class B Common Stock, the value of such Acquiror Class B Common Stock shall be deemed to be $13.00 per share, subject to adjustment pursuant to the last sentence of Section 3.01(a) or Section 3.01(h), or both, as the case may be.

                  (b) Promptly after receipt by the Indemnified Party under subsection (a) of this Section of notice of a Loss or the commencement of any Proceeding against which it believes it is indemnified under this Section, the Indemnified Party shall, if a claim in respect thereto is to be made against the Indemnifying Party under this Section, notify the Indemnifying Party in writing of the commencement thereof; provided, however, that the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party to the extent that the Indemnifying Party is not prejudiced by such omission.

                  (c) The Indemnifying Party shall, within thirty (30) days after receipt of a notice of Loss or Proceeding given pursuant to subsection (b) of this Section, either (i) acknowledge liability, as between the Indemnifying Party and the Indemnified Party, for such Loss or the amount in controversy in such Proceeding and pay the Indemnified Party the amount of such Loss or the amount in controversy in such Proceeding in cash in immediately available funds



                          AGREEMENT AND PLAN OF MERGER

         (or establish by agreement with the Indemnified Party an alternative payment schedule), (ii) acknowledge liability, as between the Indemnifying Party and the Indemnified Party, for such Loss or the amount in controversy in such Proceeding, disavow the validity of the Loss or Proceeding or the amount thereof and, in the case of a proceeding to the extent that it shall so desire in accordance with subsection (d) of this Section, assume the legal defense thereof, or
         (iii) object (or reserve the right to object until additional information is obtained) to the claim for indemnification or the amount thereof, setting forth the grounds therefor in reasonable detail. If the Indemnifying Party does not respond to the Indemnified Party as provided in this subsection within such 30-day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such indemnification claim in accordance with clause (i) of this subsection and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount.

                  (d) In the case of a Loss as to which the Indemnifying Party shall have responded pursuant to clause (ii) or (iii) of subsection
         (c) above, the parties shall attempt in good faith to resolve their differences for a period of 60 days following receipt by the Indemnified Party or Parties of the response of the Indemnifying Party pursuant to subsection (c) above and, if the parties are unable to resolve their differences within such period, the Indemnified Party or Parties may submit the matter to arbitration in accordance with the provisions of Section 11.09.

                  (e) If a Proceeding shall be brought against an Indemnified Party and it shall notify the Indemnifying Party thereof in accordance with subsection (b) of this Section, the Indemnifying Party shall, if it shall have responded to such notice in accordance with clause (ii) of subsection (c) of this Section, be entitled to assume the legal defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or such action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section for any attorney's fees or other expenses (except reasonable costs of investigation) subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party does not assume the defense of a Proceeding as to which it has acknowledged liability, as between itself and the Indemnified Party, pursuant to clause (ii) of subsection (c) of this Section, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and expenses and reasonable out-of-pocket expenses incurred in the defense thereof and, subject to the provisions of subsection (f) of this Section, the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party.

                  (f) An Indemnifying Party will not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified



                          AGREEMENT AND PLAN OF MERGER

         Party is an actual or potential party to such Proceeding) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such Proceeding. If the Indemnifying Party has responded to the Indemnified Party pursuant to clause (i) of subsection (c) of this Section, the Indemnified Party may settle or compromise or consent to the entry of any judgment with respect to the Proceeding that was the subject of notice to the Indemnifying Party pursuant to subsection (c) of this Section without the consent of the Indemnifying Party (but no such settlement, compromise or consent shall increase the indemnification obligation of the Indemnifying Party to which it has consented pursuant to clause (i) of subsection (c) of this Section). An Indemnified Party will not otherwise, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Proceeding, but, if such Proceeding is settled or compromised or if there is entered any judgment with respect to any such Proceeding, in either case with the consent of the Indemnifying Party, or if there be a final judgment of the plaintiff in any such Proceeding, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement, compromise or judgment.

                  (g) From and after the Closing, the provisions of this Section shall be the sole and exclusive remedy of each party hereto for (i) any breach of the other party's representations or warranties contained in this Agreement or (ii) any breach of the other party's covenants or agreements contained in this Agreement.

                  (h) From and after the Closing, all representations, warranties, covenants and agreements herein to or for the benefit of the Company by the Acquiror shall be deemed to be representations, warranties, covenants and agreements directly to, with and for the benefit of the Designated Company Stockholders and the Designated Company Stockholders shall have the right to indemnification in accordance with Article IX from the Acquiror in connection therewith.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

         SECTION 10.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of the Company:

                  (a) by mutual consent of the Acquiror and the Company;

                  (b) by the Acquiror, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Subsection 8.02(a) or Subsection 8.02(b) would not be satisfied (a "Terminating Company Breach"); provided that, if (i) such Terminating Company Breach is curable by the Company through the exercise of reasonable efforts and (ii) the Company is exercising reasonable



                          AGREEMENT AND PLAN OF MERGER
         efforts to cure the Terminating Company Breach, the Acquiror may not, for such period not exceeding 30 days as the Company continues to exert such efforts, terminate this Agreement under this Subsection 9.01(b);

                  (c) by the Company, upon breach of any covenant or agreement on the part of the Acquiror Companies set forth in this Agreement, or if any representation or warranty of the Acquiror Companies shall have become untrue, in either case such that the conditions set forth in Subsection 8.03(a) or Subsection 8.03(b) would not be satisfied (a "Terminating Acquiror Breach"); provided that, if (i) such Terminating Acquiror Breach is curable by the Company through the exercise of reasonable efforts and (ii) the Acquiror is exercising reasonable efforts to cure the Terminating Acquiror Breach, the Company may not terminate, for such period not exceeding 30 days as the Acquiror continues to exert such efforts, this Agreement under this Subsection 9.01(c);

                  (d) by either Acquiror or the Company, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, unless the party relying on such Order has not complied with its obligations under Section 7.03;

                  (e) by either Acquiror or the Company, if the Merger shall not have been consummated before November 30, 1998; or

                  (f) by either Acquiror or the Company, if this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Stockholders' Meeting.

         The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         SECTION 10.02 Effect of Termination. Except as provided in Section
10.05 or Section 10.01 of this Agreement, in the event of the termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void, there shall be no liability on the part of the Acquiror Companies or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any breach of this Agreement.

         SECTION 10.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.


                          AGREEMENT AND PLAN OF MERGER

         SECTION 10.04 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 10.04, the Acquiror Companies shall be deemed to be one party.

         SECTION 10.05 Fees, Expenses and Other Payments. All Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that the Acquiror may, at its option, pay any Expenses of the Company and, provided further, that the Company shall bear all expenses of Reed Smith Shaw & McClay LLP in connection with this Agreement and the transactions contemplated herein.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         SECTION 11.01 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

                  (a)      If to any of the Acquiror Companies, to:

                           NATCO Group Inc.
                           2950 North Loop West
                           Suite 750
                           Houston, Texas 77092
                           Attention:  William B. Wiener III
                                       Senior Vice President and
                                       Chief Financial Officer
                           Telecopier No.:  713/683-7841

                  with a copy to:

                           Vinson & Elkins L.L.P.
                           First City Tower
                           1001 Fannin
                           Houston, Texas  77002-6760
                           Attention:  William E. Joor III
                           Telecopier No.: (713) 758-2346



                          AGREEMENT AND PLAN OF MERGER

                  (b)      If to the Company, to:
                           The Cynara Company
                           2925 Briarpark
                           Suite 1200
                           Houston, Texas 77042
                           Attention: Richard D. Peters
                           Telecopier No.: (713) 975-9611

                  with copies to:

                           George K. Hickox, Jr.
                           Heller Hickox Dimeling Schreiber & Park
                           1629 Locust Street
                           Philadelphia, Pennsylvania 19103
                           Telecopier No.:  (215) 546-1041

                           and

                           Lori L. Lasher, Esquire
                           Reed Smith Shaw & McClay, LLP
                           2500 One Liberty Place
                           1650 Market Street
                           Philadelphia, Pennsylvania 19103
                           Telecopier No.:  (215) 851-1420

or to such other address or telecopier number as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telecopier shall be deemed delivered on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set out above shall be deemed delivered three days after the date the same is postmarked.

         SECTION 11.02 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 11.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.


                          AGREEMENT AND PLAN OF MERGER

         SECTION 11.04 Entire Agreement. This Agreement (together with the Annexes, the Company's Disclosure Letter, the Acquiror's Disclosure Letter and the Confidentiality Agreement) constitutes the entire agreement of the parties, and supersedes all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof.

         SECTION 11.05 Assignment. This Agreement shall not be assigned by operation of Law or otherwise.

         SECTION 11.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, other than pursuant to Sections 7.08 and 7.09 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 11.07 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 11.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law; provided, however, that any matter involving the internal corporate affairs of any corporate party hereto shall be governed by the provisions of the Corporate Statute.

         SECTION 11.09 Arbitration. Any dispute referenced in subsection (g) of
Section 3.01 or subsection (d) of Section 9.02 shall be resolved by binding arbitration under the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA"). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14. The parties hereto agree that, pursuant to Section 9 of the Federal Arbitration Act, a judgment of a United States District Court of competent jurisdiction shall be entered upon the award made pursuant to the arbitration. Three arbitrators, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected according to the AAA Rules or, if such AAA Rules do not so provide, then in accordance with the following sentence within ten (10) days of the submission to the AAA of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The alternative selection shall be made as follows: one by a majority in interest of the Designated Company Stockholders, one by the Acquiror and one by the two so selected. The arbitrators shall conduct the arbitration in accordance with the Federal Rules of Evidence. The arbitrators shall decide the amount and extent of pre-hearing discovery which is appropriate. The arbitrators shall have the power to enter any award of monetary or injunctive relief (including the power to issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by either of the parties and any order as to immediate injunctive relief previously


                          AGREEMENT AND PLAN OF MERGER
granted or denied by a court in response to a request therefor by either of the parties), including the power to render an award as provided in Rule 43 of the AAA Rules; provided, however, that the arbitrators shall not have the power to award punitive damages under any circumstances (whether styled as punitive, exemplary, or treble damages, or any penalty or punitive type of damages) regardless of whether such damages may be available under applicable law, the parties hereby waiving their rights, if any, to recover any such damages, whether in arbitration or litigation. The arbitrators shall award the prevailing party its costs and reasonable attorney's fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrators' fees. The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. The arbitration shall be held in Houston, Texas.

         SECTION 11.10 Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.



                          AGREEMENT AND PLAN OF MERGER

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    NATCO GROUP INC.


                                        By:   /s/ NATHANIEL A. GREGORY
                                           ------------------------------------
                                           Name:  Nathaniel A. Gregory
                                           Title: Chairman and Chief Executive
                                                  Officer

                                    NATIONAL TANK COMPANY


                                        By:   /s/ WILLIAM B. WIENER III
                                           ------------------------------------
                                           Name:  William B. Wiener III
                                           Title: Senior Vice President and
                                                  Treasurer

                                    NATCO ACQUISITION COMPANY


                                        By:   /s/ NATHANIEL A. GREGORY
                                           ------------------------------------
                                           Name:  Nathaniel A. Gregory
                                           Title: Chairman and Chief Executive
                                                  Officer


                                    THE CYNARA COMPANY


                                        By:   /s/ RICHARD D. PETERS
                                           ------------------------------------
                                           Name:  Richard D. Peters
                                           Title: President

                                    THE DESIGNATED COMPANY STOCKHOLDERS

                                    /s/ WILLIAM R. DIMELING
                                    -------------------------------------------
                                              William R. Dimeling

                                    /s/ ROBERT J. HAMAKER
                                    -------------------------------------------
                                              Robert J. Hamaker

                                    /s/ DOUGLAS P. HELLER
                                    -------------------------------------------
                                              Douglas P. Heller

                                    /s/ GEORGE K. HICKOX, JR.
                                    -------------------------------------------
                                              George K. Hickox, Jr.


                          AGREEMENT AND PLAN OF MERGER

                                    /s/ RALPH M. KELLY
                                    -------------------------------------------
                                              Ralph M. Kelly

                                    /s/ STEVEN G. PARK
                                    -------------------------------------------
                                              Steven G. Park

                                    /s/ RICHARD R. SCHREIBER
                                    -------------------------------------------
                                              Richard R. Schreiber

                                    /s/ JOHN C. TUTEN, JR.
                                    -------------------------------------------
                                              John C. Tuten, Jr.


                             THE 1998 TRUST FOR JODY SMITH HAMAKER


                                      By: /s/ JODY SMITH HAMAKER
                                         --------------------------------------
                                      Name: Jody Smith Hamaker
                                           ------------------------------------
                                      Title: Trustee
                                            -----------------------------------


                             BOCP II, L.L.C.


                                      By: /s/ EARLE J. BENSING
                                         --------------------------------------
                                      Name: Earle J. Bensing
                                      Title: Authorized Signer




                          AGREEMENT AND PLAN OF MERGER

                                                                        ANNEX A


                           SCHEDULE OF DEFINED TERMS

         The following terms when used in the Agreement shall have the meanings set forth below unless the context shall otherwise require:

         "Acquiror" shall mean NATCO Group Inc., a Delaware corporation, and its successors from time to time.

         "Acquiror Class A Common Stock" shall mean the Class A Common Stock, par value $0.01 per share, of the Acquiror, as constituted after the filing of the Charter Amendment and having the rights, powers and preferences, and limitations and restrictions thereof attributable to the Class A Common Stock set forth in the Charter Amendment.

         "Acquiror Class B Common Stock" shall mean the Class B Common Stock, par value $0.01 per share, of the Acquiror, as constituted after the filing of the Charter Amendment and having the rights, powers and preferences, and limitations and restrictions thereof attributable to the Class B Common Stock set forth in the Charter Amendment.

         "Acquiror Common Stock" shall mean the common stock, par value $0.01 per share, of the Acquiror, as constituted as of the date of this Agreement. Upon the filing of the Charter Amendment, each share of Acquiror Common Stock outstanding or reserved for issuance will become a share of Class A Common Stock.

         "Acquiror Companies" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

         "Acquiror's Audited Consolidated Financial Statements" shall mean the consolidated balance sheets of the Acquiror and its Subsidiaries as of March 31, 1996 and the related consolidated statements of operations and cash flows for the fiscal years ended March 31, 1995 and 1996, together with the notes thereto, all as audited by KPMG Peat Marwick LLP, independent accountants, under their report with respect thereto dated June 27, 1997.

         "Acquiror's Consolidated Balance Sheet" shall mean the consolidated balance sheet of the Acquiror as of December 31, 1997 included in the Acquiror's Unaudited Consolidated Financial Statements.

         "Acquiror's Consolidated Financial Statements" shall mean the Acquiror's Audited Consolidated Financial Statements and the Acquiror's Unaudited Consolidated Financial Statements.


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX A-1

         "Acquiror's Disclosure Letter" shall mean a letter of even date herewith amending the Acquiror's disclosure letter dated March 26, 1998 delivered by the Acquiror to the Company with the execution of the Agreement, which, among other things, shall identify exceptions to the Acquiror's representations and warranties contained in Article V by specific section and subsection references.

         "Acquiror's Unaudited Consolidated Financial Statements" shall mean the unaudited consolidated balance sheet of the Acquiror and its Subsidiaries as of December 31, 1997 and the related consolidated statements of operations and cash flows for the fiscal quarters ended December 31, 1996 and December 31, 1997, together with the notes thereto.

         "Acquiror Option Plan" shall mean the Acquiror's Non-Employee Directors Stock Option Plan and the Acquiror's Employee Stock Incentive Plan.

         "Acquiror Stock Options" shall mean stock options granted pursuant to the Acquiror Option Plans, as well as the individual employee issued otherwise than pursuant to a plan but that are set forth in Section 5.03(b) of the Acquiror's Disclosure Letter.

         "Additional Shares" shall mean that number of shares of Acquiror Class B Common Stock (not less than zero) that is equal to the Sales Revenue expressed in dollars derived or to be derived from all Awarded Project Contracts that shall have an Award Date on or prior to March 31, 2000 divided by $176.06.

         "Affiliate" shall, with respect to any Person, mean any other Person that controls, is controlled by or is under common control with the former.

         "Agreement" shall mean the Amended and Restated Agreement and Plan of Merger dated November 17, 1998 but effective as of March 26, 1998 among the Acquiror, Natco, Newco and the Company, including any amendments thereto and each Annex (including this Annex A) and Schedule thereto (including the Acquiror's Disclosure Letter and the Company's Disclosure Letter).

         "Award Date" shall mean the date of receipt of the purchase order or commitment that, with respect to the definition of Awarded Project Contract, constitutes an Awarded Project Contract.

         "Awarded Project Contract" shall mean the receipt of (i) a purchase order related to a Project Contract, (ii) a commitment related to a Project Contract, e.g., a letter of intent, and work is commenced on the project substantially in accordance with the schedule contemplated by the commitment; provided, that a purchase order is subsequently received and accepted or (iii) a commitment with respect to the design engineering phase of a Project Contract and work is commenced on the project substantially in accordance with the schedule contemplated by the commitment; provided, that, in the case of clause
(iii), a purchase order on the remaining phase is received within six months thereafter.


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX A-2

         "Bank Credit Agreement" shall mean that certain Loan Agreement to be dated as of November 18, 1998 among, inter alia, the Corporation, as U.S. Borrower, NATCO Canada, Ltd., as Canadian Borrower, and Chase Bank of Texas, National Association, as U.S. Agent for the lenders thereunder, Bank of Nova Scotia, as Canadian Agent for the lenders thereunder, and such lenders, as amended from time to time.

         "Benefit Plans" shall mean, with respect to a specified Person, any employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any plans that would be employee pension benefit plans or employee welfare benefit plans if they were subject to ERISA, such as foreign plans and plans for directors, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock or other stock plan (whether qualified or nonqualified), and any bonus or incentive compensation plan sponsored, maintained, or contributed to by the specified Person or any of its Subsidiaries for the benefit of any of the present or former directors, officers, employees, agents, consultants or other similar representatives providing services to or for the specified Person or any of its Subsidiaries in connection with such services or any such plans which have been so sponsored, maintained, or contributed to within six years prior to the date of this Agreement; provided, however, that such term shall not include (a) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday and sick or other leave policies, (b) workers compensation insurance and (c) directors and officers liability insurance.

         "Billed Revenues" shall have the meaning ascribed to such term in
Section 3.01(b).

         "BOCP" shall mean Banc One Capital Partners II, LTD as the holder of the Warrants.

         "Business Day" means any day other than a day on which banks in the State of Texas are authorized or obligated to be closed;

         "Cap I" shall mean Capricorn Investors, L.P., a Delaware limited partnership.

         "Cap II" shall mean Capricorn Investors II, L.P., a Delaware limited partnership.

         "Certificate of Merger" shall have the meaning ascribed to such term in Section 2.04.

         "Charter Amendment" shall mean an amendment to the Certificate of Incorporation of the Acquiror substantially similar in form and substance to the form thereof attached to this Agreement as Annex D, pursuant to which each share of Acquiror Common Stock outstanding or reserved for issuance will be converted into a share of Acquiror Class A Common Stock or the right to receive such a share.

         "Closing" shall mean a meeting, which shall be held in accordance with
Section 3.03, of all Persons interested in the transactions contemplated by the Agreement at which all documents deemed necessary by the parties to the Agreement to evidence the fulfillment or waiver of all


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX A-3
conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered.

         "Closing Date" shall mean the date of the Closing as determined pursuant to Section 3.03.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and Regulations promulgated thereunder.

         "Commission" shall mean the Securities and Exchange Commission.

         "Company" shall mean The Cynara Company, a Delaware corporation, and its successors from time to time.

         "Company Common Stock" shall mean both the Class A common stock, par value $0.001 per share, and the Class B common stock, par value $0.001 per share, of the Company.

         "Company Participants" shall have the meaning ascribed to such term in
Section 7.08 herein.

         "Company Stockholders Agreement" shall mean that certain Stockholders Agreement dated July 1, 1996 by and among the Company, BOCP and the stockholders of the Company.

         "Company's Audited Consolidated Financial Statements" shall mean the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1997 and the related consolidated and combined statements of operations and cash flows for the fiscal years ended December 31 1996 and December 31, 1997, together with the notes thereto, all as audited by Ernst & Young LLP, independent accountants, under their report with respect thereto dated March 11, 1998.

         "Company's Consolidated Balance Sheet" shall mean the consolidated balance sheet of the Company as of September 30, 1997 included in the Company's Unaudited Consolidated Financial Statements.

         "Company's Consolidated Financial Statements" shall mean the Company's Audited Consolidated Financial Statements and the Company's Unaudited Consolidated Financial Statements.

         "Company's Disclosure Letter" shall mean a letter of even date herewith amending the Company's disclosure letter dated March 26, 1998 and delivered by the Company to the Acquiror Companies concurrently with the execution of the Agreement, which, among other things, shall identify exceptions to the Company's representations and warranties contained in Article IV by specific section and subsection references.

         "Company's Unaudited Consolidated Financial Statements" shall mean the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1997 and the

                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX A-4
related consolidated statements of operations and cash flows for the three months periods ended September 30, 1996 and September 30, 1997, together with the notes thereto.

         "Confidentiality Agreement" shall mean that certain confidentiality agreement between the Acquiror and the Company dated December 11, 1997.

         "Constituent Corporations" shall mean the Company and Natco.

         "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

         "Corporate Statute" shall mean the General Corporation Law of the State of Delaware.

         "Court" shall mean any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof.

         "CTOC Earnout Shares" shall mean that number of shares of Class B Common Stock that shall equal the number obtained by: (i) dividing (A) the aggregate amount of Billed Revenues, if any, in excess of $20,454,545 by (B) $1,000; (ii) multiplying the quotient by 22; and (iii) dividing the result by the number of shares of Company Common Stock outstanding at the Effective Time (after giving effect to the exercise of the Warrants).

         "CTOC Payout Date" shall mean November 30, 1999.

         "CTOC Project" shall mean any project let to the Company by the Carigali-Triton Operating Company or any general contractor appointed by the Carigali-Triton Operating Company.

         "Current Benefit Plans" shall mean Benefit Plans that are sponsored, maintained, or contributed to by a specified Person or any of its Subsidiaries as of the date of this Agreement.

         "Designated Company Stockholders" shall mean those holders of Company Common Stock (including BOCP) who have executed and delivered this Agreement for the limited purpose of joining in the mutual covenants contained in Article IX herein and, in the case of BOCP, Section 7.05 and to enforce provisions of
Article IX as contemplated therein and who shall have the right to become a party to the Registration Rights Agreement pursuant to Sections 6.05 and 8.01(f) herein.

         "Effective Time" shall mean the date and time of the completion of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 2.02.

         "Environmental Law or Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Authority pertaining to health or the environment


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX A-5
currently in effect and applicable to a specified Person and its Subsidiaries, including the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended ("OPA"), any state or local Laws implementing the foregoing federal Laws, and all other environmental conservation or protection Laws. For purposes of the Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA; provided, however, that to the extent the Laws of the state or locality in which the property is located establish a meaning for "hazardous substance" or "release" that is broader than that specified in CERCLA, such broader meaning shall apply within the jurisdiction of such state or locality, and the term "hazardous substance" shall include all dehydration and treating wastes, waste (or spilled) oil, and waste (or spilled) petroleum products, and (to the extent in excess of background levels) radioactive material, even if such are specifically exempt from classification as hazardous substances pursuant to CERCLA or RCRA or the analogous statutes of any jurisdiction applicable to the specified Person or its Subsidiaries or any of their respective properties or assets.

         "Equity Securities" shall mean, with respect to a specified Person, any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, such Person.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the Regulations promulgated thereunder.

         "Exchange Fund" shall mean the fund of Acquiror Class B Common Stock and cash comprising the Merger Consideration Per Share of Company Common Stock in the aggregate, cash in lieu of fractional share interests and dividends and distributions, if any, with respect to such shares of Acquiror Class B Common Stock segregated by the Acquiror pursuant to Section 3.02.

         "Expenses" shall mean all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Registration Rights Agreement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX A-6

         "GAAP" shall mean accounting principles generally accepted in the United States consistently applied by a specified Person.

         "Governmental Authority" shall mean any governmental agency or authority (other than a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Regulations promulgated thereunder.

         "Initial Earnout Shares" shall mean the number of Additional Shares divided by the number of shares of Company Common Stock outstanding at the Effective Time (after giving effect to the exercise of the Warrants).

         "Initial Payout Date" shall mean May 31, 2000.

         "Initial Shares" shall mean the shares of Acquiror Class B Common Stock received by the Designated Company Stockholders pursuant to the Merger as part of the Merger Consideration payable as of the Effective Date.

         "Investment Agreement" shall mean that certain Investment Agreement dated as of November 17, 1998 between the Acquiror and Cap II relating to the purchase by Cap II of a non-negotiable promissory note in the principal amount of $5,300,000 convertible into 504,762 shares of Class A Common Stock upon the occurrence of the events therein described.

         "IRS" shall mean the Internal Revenue Service.

         "Knowledge" shall mean, with respect to either the Company or the Acquiror, the knowledge (obtained after reasonable inquiry) of any executive officer of such party.

         "Law" shall mean all laws, statutes, ordinances and Regulations of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX A-7

         "Material" shall mean material to the condition (financial and other), results of operations or business of a specified Person and its Subsidiaries, if any, taken as a whole; provided, however, that, as used in this definition the word "material" shall have the meaning accorded thereto in Section 11 of the Securities Act.

         "Material Adverse Effect" shall mean any change or effect that would be material and adverse to the consolidated business, condition (financial or otherwise), operations, performance or properties (but excluding any outstanding capital stock or other securities) of a specified Person and its Subsidiaries, if any, taken as a whole; provided, however, that, as used in this definition the word "material" shall have the meaning accorded thereto in
Section 11 of the Securities Act. Notwithstanding anything herein to the contrary, if the Company is not awarded any Project Contract in Southeast Asia, such circumstance shall not constitute a Material Adverse Effect on the Company.

         "Material Contract" shall mean each contract, lease, indenture, agreement, arrangement or understanding to which a specified Person or any of its Subsidiaries is a party or to which any of the assets or operations of such specified Person or any of its Subsidiaries is subject that is of a type that would be required to be included as an exhibit to a registration statement on Form S-1 pursuant to Paragraph (2), (4), (10) or (14) of Item 601(b) of Regulation S-K under the Securities Act if such a registration statement were to be filed by such Person under the Securities Act on the date of determination. Notwithstanding the foregoing, such term shall, in the case of the Company, include any of the following contracts, agreements or commitments, whether oral or written:

                  (1) Any collective bargaining agreement or other agreement with any labor union;

                  (2) any agreement, contract or commitment with any other Person, other than any agency or representation entered in the ordinary course of business, containing any covenant limiting the freedom of such specified Person or any of its Subsidiaries to engage in any line of business or to compete with any other Person;

                  (3) any partnership, joint venture or profit sharing agreement with any Person, which partnership, joint venture or profit sharing agreement generated revenues during its most recently completed fiscal year of $100,000 or more;

                  (4) any employment or consulting agreement, contract or commitment between the Company or any of its Subsidiaries and any employee, officer or director thereof (i) having more than one year to run from the date hereof, (ii) providing for an obligation to pay or accrue compensation of $100,000 or more per annum or (iii) providing for the payment or accrual of any additional compensation upon a change in control of such Person or any of its Subsidiaries or upon any termination of such employment or consulting relationship following a change in control of such Person or any of its Subsidiaries; and


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX A-8

                  (5) any agency or representation agreement with any Person which is not terminable by the Company or one of its Subsidiaries without penalty upon not more than one year's notice;

         "Merger" shall mean the merger of the Company with and into Natco as provided in Article II of this Agreement.

         "Merger Consideration" shall mean the aggregate Merger Consideration Per Share of Company Common Stock payable pursuant to Section 3.01 herein with respect to a specific number of shares of Company Common Stock.

         "Merger Consideration Per Share of Company Common Stock" shall mean the number of shares of Acquiror Class B Common Stock, the right to receive an amount of cash, the right to receive the CTOC Earnout Shares and the right to receive the Initial Earnout Shares and the Supplemental Earnout Shares into which each share of Company Common Stock is to be converted pursuant to the Merger as provided in Section 3.01(a).

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Natco" shall mean National Tank Company, a Delaware corporation and a wholly-owned Subsidiary of the Acquiror.

         "Newco" shall mean Natco Acquisition Company, a Delaware corporation and a wholly-owned Subsidiary of the Acquiror.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "Order" shall mean any judgment, order or decree of any Court or Governmental Authority, federal, foreign, state or local.

         "Payout Date" shall mean May 31, 2001.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Permit" shall mean any and all permits, licenses, authorizations, orders, certificates, registrations or other approvals granted by any Governmental Authority.

         "Permitted Encumbrances" shall mean the following:

                  (1) liens for taxes, assessments and other governmental charges not delinquent or which are currently being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto;


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX A-9

                  (2) mechanics' and materialmen's liens not filed of record and similar charges not delinquent or which are filed of record but are being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto;

                  (3) liens in respect of judgments or awards with respect to which the specified Person or one of its Subsidiaries shall in good faith currently be prosecuting an appeal or other proceeding for review and with respect to which such Person or such Subsidiary shall have secured a stay of execution pending such appeal or such proceeding for review; provided that, such Person or such Subsidiary shall have set aside on its books adequate reserves with respect thereto;

                  (4) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets of a specified Person or any of its Subsidiaries; provided that, such easements, leases, reservations, rights, defects or irregularities do not materially impair the use of such property or assets for the purposes for which they are held; and

                  (5) any lien or privilege vested in any lessor, licensor or permittor for rent or other obligations of a specified Person or any of its Subsidiaries thereunder so long as the payment of such rent or the performance of such obligations is not delinquent.

                  (6) the Lien of Banc One, Texas, N.A. on all assets of the Company.

         "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Governmental Authority.

         "Project Contract" shall mean a contract to supply a new membrane system, including all or part of the responsibilities for design, manufacture, delivery and startup of membranes and related equipment, where the destination of such membrane system is Southeast Asia; provided, however, that the long term service and parts contracts awarded with respect to any project contract included within this definition shall be limited to a duration of the first three years of the contract term, i.e., the revenues attributable to such a long term service and parts contract for purposes of the Agreement shall be limited to the revenues earned or to be earned during the first three years of such contract.

         "Registration Rights Agreement" shall mean an agreement among the Acquiror and the Designated Company Stockholders pursuant to which the Acquiror agrees to provide rights of registration of the offering, sale and delivery of shares of Acquiror Common Stock under the registration provisions of the Securities Act which shall be in form and substance substantially similar to the form thereof attached hereto as Annex E.



                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX A-10

         "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of law.

         "Reports" shall mean, with respect to a specified Person, all reports, registrations, filings and other documents and instruments required to be filed by the specified Person or any of its Subsidiaries with any Governmental Authority.

         "Representative" shall mean, initially, Douglas P. Heller, or any successor individual designated at any time by notice to the Acquiror signed by a majority in interest of the Designated Company Stockholders (determined at the time by reference to the holdings of Company Common Stock of each of the Designated Company Stockholders immediately prior to the Effective Time after giving effect to the exercise of the Warrants).

         "Sales Revenue" shall mean the gross sales revenue attributable to an Awarded Project Contract in accordance with the provisions of the Project Contract, whether earned or to be earned in accordance therewith. Except as heretofore provided in this definition, Sales Revenue shall be determined in accordance with GAAP and the sales revenue for any component of the Project Contract for which the sales revenue was not expressly provided in the Project Contract shall be estimated on a reasonable basis taking into account experience regarding similar Project Contracts.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the Regulations promulgated thereunder.

         "Share Adjustment" shall have the meaning ascribed to such term in subsection (a) of Section 3.01.

         "Significant Subsidiary" means any Subsidiary of the Company or Acquiror, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Commission.

         "Southeast Asia" shall mean the countries and territorial waters included in the area bounded by and including Australia to the south, the Philippines to the east, China to the north and Pakistan to the west.

         "Stockholders" shall mean Capricorn Investors, Ltd., a Delaware limited partnership, and Capricorn Investors II, Ltd., a Delaware limited partnership.

         "Stockholders' Agreement" shall mean an agreement among the Acquiror, Cap I, Cap II and the Designated Company Stockholders in form and substance substantially similar to the form thereof attached hereto as Annex F.

         A "Subsidiary" of a specified Person shall be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50 percent or more of the stock



                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX A-11
or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "Stockholder's Letter" shall mean a letter in form and substance substantially similar to the form thereof attached hereto as Annex B.

         "Stockholders' Meeting" shall have the meaning ascribed to such term in Subsection 7.01(a).

         "Supplemental Earnout Shares" shall mean the number of Supplemental Shares divided by the number of shares of Company Common Stock outstanding at the Effective Time (after giving effect to the exercise of the Warrants).

         "Supplemental Payout Date" shall mean February 28, 2001.

         "Supplemental Shares" shall mean that number of shares of Acquiror Class B Common Stock (not less than zero) that is equal to the Sales Revenue expressed in dollars derived or to be derived from all Awarded Project Contracts that shall have an Award Date after March 31, 2000 and on or prior to December 31, 2000 (less any unearned Sales Revenue attributed to Awarded Project Contracts included in the determination of Initial Earnout Shares but subsequently cancelled) divided by $352.11.

         "Surviving Corporation" shall mean Natco as the corporation surviving the Merger.

         "Tax Returns" shall mean all returns and reports of or with respect to any Tax which are required to be filed by or with respect to the Company or any of its Subsidiaries.

         "Taxes" shall mean all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any Law; and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

         "Terminated Benefit Plans" shall mean Benefit Plans that were sponsored, maintained, or contributed to by a specified Person or any of its Subsidiaries within six years prior to the date of this Agreement but which have been terminated prior to the date of this Agreement.

         "Warrants" shall mean those certain warrants to purchase Company Common Stock issued by the Company and those options granted by stockholders of the Company, in each case held by BOCP as described in Section 4.03(b) of the Company's Disclosure Letter.



                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX A-12

                                                                        ANNEX B

                              STOCKHOLDER'S LETTER

                                     [Date]


NATCO Group Inc.
Brookhollow Central III
2950 North Loop West, Suite 750
Houston, Texas 77092

Ladies and Gentlemen:

         The undersigned is a holder of Class A Common Stock of The Cynara Company, a Delaware corporation (the "Company"). Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among NATCO Group Inc., a Delaware corporation (the "Acquiror"), Natco Acquisition Company, a newly formed Delaware corporation and a wholly owned Subsidiary of the Acquiror ("Natco"), and the Company dated as of March __, 1998 (the "Merger Agreement"), providing for, among other things, the merger of the Company with and into Natco (the "Merger"), the undersigned will be entitled to receive shares of Acquiror Class B Common Stock in exchange for shares of Company Common Stock owned by the undersigned at the Effective Time of the Merger as determined pursuant to the Merger Agreement. Capitalized terms used but not defined herein are defined in Annex A to the Merger Agreement and are used herein with the same meanings as ascribed to them therein.

         The undersigned hereby represents that the undersigned is the beneficial owner of the shares of Company Common Stock of which it is the record owner on the stock record books of the Company as of the date hereof and is an "accredited investor" within the meaning of such term as defined in Rule 501 of the General Rules and Regulations under the Securities Act. The undersigned acknowledges receipt of a draft dated March ___, 1998 of a Registration Statement on Form S-1 of NATCO Group Inc. to be filed with the Commission under the Securities Act.

         The undersigned has been advised that the offering, sale and delivery of the shares of Acquiror Class B Common Stock to be received by the undersigned pursuant to the Merger will not have been registered with the Commission under the Securities Act and that, therefore, such shares of Acquiror Class B Common Stock may not be resold by the undersigned unless the offering, sale and delivery of such shares are so registered under the Securities Act or an exemption from such registration is available. In that regard, the undersigned represents that the undersigned is acquiring the shares of Acquiror Class B Common Stock to be received by the undersigned pursuant to the Merger without a view to the distribution thereof within the meaning of such term as used in the Securities Act and Rule 144 of the General Rules and Regulations thereunder.

         The undersigned understands that instructions will be given to the transfer agent for the Acquiror Class B Common Stock with respect to the Acquiror Class B Common Stock to be received by the undersigned pursuant to the Merger and that there will be placed on the certificates


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX B-1
representing such shares of Acquiror Class B Common Stock, or any substitutions therefor, a legend stating in substance as follows:

         "These shares were issued in a transaction in which the offering, sale and delivery thereof were not registered under the Securities Act of 1933, as amended, in reliance on an exemption from such registration requirement. These shares may only be sold or otherwise transferred in a transaction in which the offering, sale and delivery thereof are registered under such Act or for which an exemption from such registration requirement is provided by such Act.

It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if the undersigned shall have delivered to the Acquiror an opinion of counsel, in form and substance reasonably satisfactory to the Acquiror, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act and (ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act.

         By its execution hereof, the Acquiror agrees that it will, from and after the Effective Time of the Merger and for so long as the undersigned owns any shares of Acquiror Class B Common Stock to be received by the undersigned pursuant to the Merger that are subject to the restrictions on sale, transfer or other disposition herein set forth, take all reasonable efforts to make timely filings with the Commission of all reports required to be filed by it pursuant to the Exchange Act and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

         If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                  Very truly yours,

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:
                                     Date:
                                     Address:

ACCEPTED this ___ day
of __________, 1998

NATCO Group Inc.

By:
   Name:
   Title:


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX B-2

                                                                         ANNEX C

                                ESCROW AGREEMENT


         This Escrow Agreement, dated as of November 18, 1998, between NATCO Group, Inc., a Delaware corporation (the "Acquiror") the Designated Company Stockholders named on the signature page hereto and, Douglas P. Heller or any successor as Representative (the "Representative", sometimes referred to collectively as "Escrow Parties"), and Chase Bank of Texas, National Association, a national banking association ("Escrow Agent");

                             W I T N E S S E T H :

         WHEREAS, the Acquiror, National Tank Company, a Delaware company and a direct, wholly-owned subsidiary of the Acquiror ("Natco"), Natco Acquisition Company, a Delaware corporation and a wholly owned subsidiary of the Acquiror, and The Cynara Company, a Delaware corporation (the "Company") have entered into an Amended and Restated Agreement and Plan of Merger dated November 17, 1998 but effective as of March 26, 1998, (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of the Company with and into Natco, with the result that the separate corporate existence of the Company shall cease and Natco shall continue as the Surviving Corporation; and

         WHEREAS, the parties hereto desire, pursuant to Section 7.10 of the Merger Agreement, to set aside a portion of the consideration to be paid to the Designated Company Stockholders in connection with the Merger for the purpose of establishing a reserve of Escrow Shares (as defined in Section 7.10 of the Merger Agreement) for disposition in accordance with the provisions of that Section of the Merger Agreement;

         WHEREAS, Escrow Agent has agreed to hold the Escrow Shares in accordance with the terms and provisions contained herein;

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the parties hereto hereby agree as follows:

         1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

         2. Appointment of Escrow Agent. The Acquiror and the Designated Company Stockholders hereby designate and appoint Chase Bank of Texas, National Association, as Escrow Agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment on the terms herein provided. In addition, the Acquiror and the Representative hereby deliver to the Escrow Agent a fully executed copy of the Merger Agreement.

         3. Deposit of Escrow Shares. In conjunction with the Closing and promptly after the Effective Time, the Acquiror shall deliver to the Escrow Agent one or more certificates totaling 450,000 shares of Natco registered in the names of the various Designated Company Stockholders representing the Escrow Shares, together with stock powers duly executed in blank. Any and all


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX C-1
dividends and distributions declared and paid or made with respect to the Escrow Shares shall be delivered to the Designated Company Stockholders. Any and all shares of capital stock, other securities, cash or other property into which the Escrow Shares may from time to time in whole or in part be converted or for which they may in whole or in part be exchanged shall be delivered to the Escrow Agent and deposited into escrow. The aggregate of all such Escrow Shares, shares of capital stock, other securities, cash and other property is herein referred to as the "Escrow Fund". The Escrow Agent will invest and reinvest any cash portion of the Escrow Fund and any interest or other amounts earned thereon, in the Fidelity Treasury Money Market Fund #77 unless otherwise instructed in writing by the Escrow Parties. Unless Escrow Agent is otherwise directed in such written instructions, Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with Escrow Agent or any of its affiliates. It is expressly agreed and understood by the parties hereto that Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other action taken pursuant to this Escrow Agreement.

         4. Maintenance and Distribution of Escrow. The Escrow Agent shall hold the Escrow Shares in escrow and shall maintain and distribute the Escrow Shares solely in accordance with written instructions signed on behalf of the Acquiror by a duly authorized officer and on behalf of the Designated Company Stockholders by the Representative.

         5. Performance and Reliance by Escrow Agent; Liability of Escrow Agent. The Escrow Agent undertakes to perform such duties as are set forth in this Escrow Agreement and shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization or other paper or document that the Escrow Agent believes to be genuine. The Escrow Agent may confer with its own corporate or outside legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the written opinions of such counsel. The duties of the Escrow Agent hereunder will be limited to the observance of the express provisions of this Escrow Agreement. The Escrow Agent will not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth as provided for herein, except for such directions as appear in this Escrow Agreement. The Escrow Agent will not make any payment or disbursement from or out of the Escrow Fund that is not expressly authorized pursuant to this Escrow Agreement.

         6. Liability of Escrow Agent. The Escrow Agent may rely upon and act upon any instrument received by it pursuant to the provisions of this Escrow Agreement that it reasonably believes to be genuine and in conformity with the requirements of this Escrow Agreement. The Escrow Agent undertakes to use the same degree of care and skill in performing its services hereunder as an ordinary prudent person would do or use under the circumstances in the conduct of his or her own affairs. The Escrow Agent will not be liable for any action taken or not taken by it under the terms hereof in the absence of breach of its obligations hereunder or gross negligence, willful misconduct or willful breach of this Escrow Agreement on its part. In no event shall Escrow Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages in excess of Escrow Agent's fee hereunder and provided, further, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including without limitation the following: (a) acts of God, force majeure, including, without limitation, war (whether


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX C-2
or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any other party or any agent or correspondent or any other person selected by Escrow Agent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

         7. Termination of Escrow. This Escrow Agreement shall terminate upon release of all of the Escrow Shares and Escrow Fund in accordance with the provisions of this Escrow Agreement; provided, however that in the event all fees, expenses, costs and other amounts required to be paid to Escrow Agent hereunder are not fully paid prior to termination, the Escrow Agent shall be entitled to pay and set off from the Escrow Fund prior to the release of the Escrow Shares and Escrow Fund. Upon release by the Escrow Agent of all of the Escrow Shares and Escrow Fund as provided therein, the duties of the Escrow Agent shall be completed, and the Escrow Agent shall have no further obligations under this Escrow Agreement to any other party. Section 8 shall survive termination hereof.

         8. Indemnification of Escrow Agent. The Acquiror and the Designated Company Stockholders shall, jointly and severally, indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages or expenses (including without limitation reasonable attorneys' fees) it may sustain by reason of its service as Escrow Agent hereunder, except such losses, costs, damages or expenses (including without limitation reasonable attorneys' fees) incurred by reason of such acts or omissions for which the Escrow Agent is liable or responsible under the last sentence of Section 6 hereof. As between the Acquiror and the Designated Company Stockholders, however, all such losses, costs, damages and expenses (including attorneys' fees) shall be borne by the Acquiror and the Designated Company Stockholders on the basis of 50% each.

         9. Release of Representative; Successor Representative. In consideration of Douglas P. Heller (and any successor) acting as the Representative hereunder on behalf of all Designated Company Stockholders, each such Designated Company Stockholder, by accepting shares of Class B Common Stock pursuant to Section 3.01 and Section 7.10 of the Merger Agreement and by becoming a beneficiary of this Escrow Agreement, releases the Representative from liability for any action taken or not taken by the Representative under the terms hereof in the absence of the Representative's gross negligence or willful misconduct. If Douglas P. Heller ceases to act as the Representative for any reason or Douglas P. Heller or his representative shall notify the Acquiror and the Escrow Agent of the Representative's intent to resign as Representative, then a majority in interest of the Designated Company Stockholders (as determined at the time by reference to the holdings of Company Common Stock of each of the Designated Company Stockholders immediately prior to the Effective Time after giving effect to the exercise of the Warrants) may designate by notice to the Acquiror a successor Representative. If no such successor is appointed within 30 days, then Acquiror shall appoint an independent third party as successor.

         10. Fees and Expenses of the Escrow Agent. All fees of the Escrow Agent for its services hereunder, together with any expenses reasonably incurred by the Escrow Agent in connection with this Escrow Agreement, shall be paid by Acquiror in accordance with the Escrow Agent's fee

                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX C-3

schedule in effect. The Acquiror shall promptly pay to the Designated Company Stockholders any amounts set off against the Escrow Fund pursuant to Section 7 hereof.

         11. Resignation of Escrow Agent. The Escrow Agent may resign from its duties hereunder by giving each of the parties hereto not less than 60 days prior written notice of the effective date of such resignation. The parties hereto intend that a substitute Escrow Agent will be appointed by the Acquiror to fulfill the duties of the Escrow Agent hereunder for the remaining term of this Escrow Agreement in the event of the Escrow Agent's resignation. If on or before the effective date of such resignation, a substitute Escrow Agent has not been appointed, the Escrow Agent will thereupon deposit the Escrow Shares into the registry of a court of competent jurisdiction.

         12. Designees for Instructions. The Escrow Parties are hereby designated as the persons who will execute notices and from whom the Escrow Agent may take instructions hereunder. Such designation may be changed from time to time upon notice to the Escrow Agent from the Acquiror in the case of the Acquiror and from the Representative in the case of the Designated Company Stockholders. The Escrow Agent will be entitled to rely conclusively on any notices or instructions from the Escrow Parties that the Escrow Agent believes to be genuine. If the Acquiror or the Representative changes its designees hereunder and notifies the Escrow Agent of such change, the Escrow Agent will be entitled to rely conclusively on any notice or instructions from any such successor designees so designated.

         13. Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Escrow Agreement by any party to any other party shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same-day local courier service, or (d) delivered by facsimile transmission, to the address set forth below, or to such other address as may be designated by such party from time to time in accordance with this Section. Notices delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given three business days after mailing. Notices delivered by facsimile transmission shall be deemed given upon receipt by the sender of the transmission confirmation.

             (a)      If to the Acquiror:     NATCO Group Inc.
                                              Brookhollow Central III, Suite 750
                                              2950 N. Loop West
                                              Houston, Texas  77092
                                              Attn:  William B. Wiener III
                                              Telecopy No.: (713) 683-7841

                      with a copy to:         Vinson & Elkins L.L.P.
                                              1001 Fannin, Suite 2300
                                              Houston, Texas  77002
                                              Attn:  William E. Joor III
                                              Telecopy No.:  (713) 758-2346


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX C-4

             (b) If to the Escrow Agent:   Chase Bank of Texas, National
                                            Association
                                           600 Travis Street, Suite 1150
                                           Houston, Texas
                                           Attn: May Ng
                                           Telecopy No.: (713)216-6467

             (c) If to the Representative: Douglas P. Heller
                                           Heller, Hickox, Dimeling, Schrieber
                                           1629 Locust Street
                                           Philadelphia, Pennsylvania  19103
                                           Telecopy No.:  (215) 546-1041

                 with a copy to:           Reed, Smith, Shaw & McClay
                                           2500 One Liberty Place
                                           Philadelphia, Pennsylvania  19103
                                           Attn:  Lori L. Lasher
                                           Telecopy No.:  (215) 851-1420

         14. Binding Effect. This Escrow Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted assigns. The rights of any person or entity to receive Escrow Shares hereunder shall not be transferable except by operation of law.

         15. Amendment and Termination. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto.

         16. Applicable Law. This Escrow Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to conflicts of law principles.

         17. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument.

         18. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not part of this Escrow Agreement and will not be used in construing it.

         19. Arbitration. Any and all claims, demands, causes of action, disputes, controversies and other matters in question arising out of or relating to this Escrow Agreement, the alleged breach thereof, or in any way relating to the subject matter of this Agreement ("Disputes"), even though some or all of such Disputes allegedly are extra contractual in nature, whether such Disputes sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved and decided exclusively by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Houston, Texas. The arbitration shall be before a panel of three

                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX C-5
arbitrators. The Acquiror and the Representative shall each select one arbitrator and the two arbitrators so selected shall select the third arbitrator. The arbitrators are authorized to issue subpoenas for depositions and other discovery mechanisms, as well as trial subpoenas, in accordance with the Federal Rules of Civil Procedure. Any party may initiate a proceeding in the appropriate United States District Court to enforce this provision. This agreement to arbitrate shall be enforceable in either federal or state court. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. The arbitrators shall have no authority to award punitive damages (including, without limitation, any exemplary damages, treble damages or any other penalty or punitive type of damages), under any circumstances regardless of whether such damages in excess of such amount may be available under applicable law or otherwise, the parties hereto hereby waiving their right, if any, to recover such damages in excess of such amount in connection with any Disputes. The costs of the arbitration shall be allocated to the Acquiror and to the Designated Company Stockholders in the amount of 50% each. All other costs and expenses incurred by a party to any arbitration proceeding hereunder shall be borne by such party. The Escrow Parties shall jointly instruct the Escrow Agent with respect to all actions to be taken as a result of any arbitration award.

         20. Action by the Acquiror. As between the Acquiror and the Designated Company Stockholders, all actions to be taken by the Acquiror hereunder shall be taken by, or pursuant to authority granted by, a committee of the Board of Directors of the Acquiror comprised of one or more members who were not prior to the Effective Time affiliated with the Company or affiliates of the Company and who are not Designated Company Stockholders.

         21. Tax Reporting. Unless otherwise required by Treasury Regulations issued in the future, the parties will treat the Escrow Shares for purposes of
Section 468B(g) of the Internal Revenue Code of 1986, as amended, and for all other income tax and general corporate purposes as being owned by the Designated Company Stockholders during the period such shares are held in Escrow, and therefore any income earned on such shares during such period will be allocated and reported to the Designated Company Stockholders as such income is earned. The parties will make any elections or filings required to characterize such shares in a manner consistent with the preceding sentence.

         23. Accounting Provisions. The Escrow Shares subject to this Escrow Agreement shall appear as issued and outstanding on the balance sheet of Acquiror and such Escrow Shares shall be legally outstanding under applicable state law.

         24. Dividends. All dividends payable on the Escrow Shares during the period such shares are held in escrow shall be distributed currently to the Designated Company Stockholders.

         25. Voting Rights. All voting rights of the Escrow Shares shall be exercisable by or on behalf of the Designated Company Stockholders or their authorized Agent.


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX C-6

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                NATCO GROUP INC.


                                    By:
                                       --------------------------------------
                                    Name:
                                         ------------------------------------
                                    Title:
                                          -----------------------------------

                                REPRESENTATIVE


                                    -----------------------------------------
                                    Name:  Douglas P. Heller


                                THE DESIGNATED COMPANY STOCKHOLDERS


                                ---------------------------------------------
                                    William R. Dimeling


                                ---------------------------------------------
                                    Robert J. Hamaker


                                ---------------------------------------------
                                    Douglas P. Heller


                                ---------------------------------------------
                                    George K. Hickox, Jr.


                                ---------------------------------------------
                                    Ralph M. Kelly


                                ---------------------------------------------
                                    Steven G. Park


                                ---------------------------------------------
                                    Richard R. Schreiber


                                ---------------------------------------------
                                    John C. Tuten, Jr.



                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX C-7

                                THE 1998 TRUST FOR JODY SMITH HAMAKER


                                    By:
                                       --------------------------------------
                                    Name:
                                         ------------------------------------
                                    Title:
                                          -----------------------------------


                                BOCP II, L.L.C.



                                By:
                                   ------------------------------------------
                                Name:  Earle J. Bensing
                                Title:    Authorized Signer


                                CHASE BANK OF TEXAS, NATIONAL
                                         ASSOCIATION


                                    By:
                                       --------------------------------------
                                    Name:
                                         ------------------------------------
                                    Title:
                                          -----------------------------------




                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX C-8

                                                                         ANNEX D

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                NATCO GROUP INC.


         THE UNDERSIGNED SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF NATCO GROUP INC., A DELAWARE CORPORATION (THE "CORPORATION"), DOES HEREBY CERTIFY:

         I. That the Board of Directors of the Corporation adopted at a meeting duly called and held resolutions setting forth proposed amendments of the Certificate of Incorporation of the Corporation, approving such amendments, declaring such amendments advisable and recommending such amendments to the stockholders of the Corporation for approval thereof. The resolutions setting forth the proposed amendments are as follows:

         RESOLVED, that the first paragraph of Article Fourth of the Certificate of Incorporation of the Corporation be amended so as to be and read in its entirety as follows:

                  FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 55,000,000 shares, of which 5,000,000 shall be shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), and 50,000,000 shall be shares of Common Stock, par value of $.01 per share ("Common Stock"), divided into 45,000,000 shares of Class A Common Stock ("Class A Common Stock") and 5,000,000 shares of Class B Common Stock ("Class B Common Stock").

and further

         RESOLVED, that Section II of Article Fourth of the Certificate of Incorporation of the Corporation be amended so as to be and read in its entirety as follows:

         II.      Common Stock

                           The Common Stock of the Corporation shall consist of two classes: Class A Common Stock and Class B Common Stock. Each such class of Common Stock shall have the relative rights, powers, preferences, limitations and restrictions set forth in this Section
         II:

                  A.   Class A Common Stock and Class B Common Stock.

                           1. Dividends. Subject to the provisions of any
                  Preferred Stock Series Resolution, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Class A


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX D-1

                  Common Stock and the Class B Common Stock, equally and ratably as if such classes were but a single class.

                           2. Liquidation. In the event of any liquidation,
                  dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and payment or setting aside for payment of any preferential amount due to the holders of any other class or series of stock, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to receive any or all assets remaining to be paid or distributed, equally and ratably as if such classes were but a single class; provided, however, that, if any obligation of the Corporation to purchase shares of Class B Common Stock pursuant to the exercise of a Put is then pending, then upon any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of Class B Common Stock at the time outstanding will be entitled to receive out of the net assets of the Corporation legally available for distribution to shareholders after satisfaction of liabilities to creditors as required by the Texas Business Corporation Act, subject to the rights of the holders of any stock of the Corporation ranking senior to the Class B Common Stock in respect of distributions of assets upon liquidation, dissolution, or winding-up of the Corporation but before any distribution of assets is made with respect to any shares of Class A Common Stock, an amount equal to the aggregate of the liquidation preference specified in paragraph 6 of this subsection B.

                           3. Voting Rights. Except as may otherwise be
                  required by law, this Certificate of Incorporation or the provisions of any Preferred Stock Series Resolution, the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, shall have one vote for each share of such stock held by such holder on each matter voted upon by the stockholders.

                           4. Other Rights. Neither class of Common Stock shall
                  be subject to mandatory redemption or to redemption at the option of the Corporation. Except as hereinafter provided, neither class of Common Stock shall have any rights of conversion or exchange. The registered owner of any shares of Class B Common Stock may at any time and from time to time convert any or all such shares into Class A Common Stock on the basis of one share of Class A Common Stock for each share of Class B Common Stock. Such conversion rate shall be subject to equitable adjustment in the event the outstanding shares of Class A Common Stock or Class B Common Stock are changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. In addition, any shares of Class B Common Stock outstanding on January 1, 2002 shall automatically and without any action on the part of the holder thereof be converted into shares of Class A Common Stock on the basis of one share of Class A Common Stock for each share of Class B Common Stock and thereupon the Common Stock of the Corporation shall consist of a single class consisting of 50,000,000 authorized shares, designated as Common Stock;


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX D-2
                  provided, however, that, if any Exercise Notice (as defined below) shall have been given and be outstanding on January 1, 2002, such conversion shall be deferred until such time as the Put transaction contemplated hereby to occur as the result of the giving of such Exercise Notice has been consummated.

                  B.       Additional Rights of Class B Common Stock.

                           1. Definitions. The following additional terms have
                  the respective meanings specified below:

                           "Bank Credit Agreement" shall mean that certain Loan Agreement to be dated as of November 18, 1998 among, inter alia, the Corporation, as U.S. Borrower, NATCO Canada, Ltd., as Canadian Borrower, and Chase Bank of Texas, National Association, as U.S. Agent for the lenders thereunder, Bank of Nova Scotia, as Canadian Agent for the lenders thereunder, and such lenders, as amended from time to time.

                           "Business Day" means any day other than a day on which banks in the State of Texas are authorized or obligated to be closed.

                           "Corporate Statute" shall mean the General
                           Corporation Law of the State of Delaware.

                           "Effective Time" shall have the meaning ascribed to such term in paragraph (1) of subsection D of this
                           Section II.

                           "Exercise Notice" shall have the meaning ascribed to such term contained in paragraph 4 of this subsection B.

                           "Holder" shall mean the registered owner of shares of Class B Common Stock as indicated by the stock transfer records for the Class B Common Stock of the Corporation.

                           "Put" shall have the meaning ascribed to such term contained in paragraph 2 of this subsection B.

                           "Put Period" shall have the meaning ascribed to such term contained in paragraph 2 of this subsection B.

                           2. Put. Each Holder of Class B Common Stock shall
                  have the option (the "Put"), commencing on June 30, 2000 and ending on December 31, 2001 (the "Put Period"), of causing the Corporation to purchase from time to time any or all the shares of Class B Common Stock then held by such Holder at a cash purchase price per share of $13.00 per share.

                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX D-3

                           3. Applicable Covenant. The rights of each Holder of
                  Class B Common Stock under this Section II are subject to the covenants of the Corporation contained in Section 8.5 of the Bank Credit Agreement.

                           4. Method of Exercise. Any Holder of Class B Common
                  Stock may exercise a Put by giving, during the Put Period, written notice (an "Exercise Notice") to the Corporation specifying in such Exercise Notice the number of shares of Class B Common Stock to be sold to the Corporation, the certificate numbers of the stock certificates that evidence such shares of Class B Common Stock and the aggregate purchase price specified herein to be received by such Holder of Class B Common Stock therefor.

                           5. Consummation. Subject to fulfillment or waiver of
                  the conditions thereto, the closing of such sale shall be effected on the 20th Business Day following receipt of the Exercise Notice by the Corporation. At the closing, the Holder of Class B Common Stock shall deliver to the Corporation one or more stock certificates registered in the name of such Holder and evidencing the number of shares of Class B Common Stock to be sold by the Holder thereof pursuant to the Put, and the Corporation shall deliver to or for the account of such Holder the aggregate purchase price for such shares in immediately available funds.

                           6. Conditions. The obligation of the Corporation to
                  consummate a transaction pursuant to the exercise of a Put shall be subject to the fulfillment or waiver of the following conditions:

                             (a) Compliance with Corporate Statute. The
                           consummation of the purchase by the Corporation of the shares of Class B Common Stock tendered for purchase by a Holder thereof pursuant to the exercise of a Put shall then comply with the applicable provisions of the Corporate Statute and the Bank Credit Agreement, as amended from time to time.

                             (b) Reporting Company Status. Neither the
                           Corporation nor any issuer of any class or series of security or securities into which the Class B Common shall have been converted or for which the Class B Common Stock shall have been exchanged, in either case pursuant to any merger, consolidation, share exchange, sale of all or substantially all of the Corporation's assets or liquidation or dissolution of the Corporation, shall then be or have previously been subject to the reporting obligations imposed by
                           Section 15(d) or Section 13 of the Securities Exchange Act of 1934, as amended.

                  If a transaction pursuant to the exercise of a Put is not consummated as a result of the nonfulfillment of the condition contained in subparagraph (a) of this paragraph 6, then the obligation of the Corporation to purchase shares of Class B Common Stock pursuant to such Put shall continue in full force and effect, regardless of any expiration of the time periods provided herein for the exercise of any such Put, until


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX D-4
                  the Corporation shall have complied with the terms of the Put so exercised; provided, however, that the price per share of Class B Common Stock of the Corporation payable pursuant to paragraph 2 of this subsection B shall increase by a factor equivalent to interest thereon at a rate per annum equal to the prime rate of interest in effect from time to time at The Chase Manhattan Bank for its most creditworthy corporate customers from the date on which such price would otherwise have been paid in accordance with the other provisions of this subsection B until the date on which actually paid; provided, however, that, commencing on the first anniversary of the related Exercise Notice, such rate shall increase to such prime rate plus 250 basis points. The aggregate amount of the Corporation's obligation to purchase shares of Class B Common Stock pursuant to such Put pending at any given time shall constitute a liquidation preference of the Class B Common Stock. At such time as the condition contained in subparagraph (b) of this paragraph 6 shall occur (regardless of whether a Put shall then have been exercised), the obligation of the Corporation to purchase shares of Class B Common Stock pursuant to any Put shall terminate.

                           7. Representations and Warranties. At the closing of
                  the sale of any shares of Class B Common Stock pursuant to the exercise of a Put, the Holder of such shares of Class B Common Stock shall represent and warrant in writing to the Corporation that: (i) such Holder of Class B Common Stock has full right, power and authority to sell and deliver such shares of Class B Common Stock to the Corporation, (ii) such Holder of Class B Common Stock owns such shares of Class B Common Stock of record and beneficially, free and clear of any liens, encumbrances and adverse claims and (iii), upon delivery thereof to the Corporation pursuant to the exercise of a Put by the Holder of Class B Common Stock, the Corporation will acquire good title to such shares of Class B Common Stock free and clear of any liens, encumbrances and adverse claims (other than any that may have been created by the Corporation).

                           8. Nonassignability. The rights of the Holder of
                  Class B Common Stock pursuant to this subsection B are personal to the Holder of Class B Common Stock and may not be assigned by any Holder of Class B Common Stock other than proportionally in connection with an assignment of such shares of Class B Common Stock by operation of law, by death pursuant to a will or the laws of descent and distribution, by transfer to a member of the immediate family of the Holder of Class B Common Stock or a trust for the benefit of any such family member, by transfer to a commercial bank or other lending institution in accordance with the terms of a bona fide pledge or, in the case of a Holder of Class B Common Stock that is a legal entity at the Effective Time, by such entity to an affiliate (no further assignment being permitted) or successor of such entity or to the purchaser of all or substantially all of that entity's assets, any or all of which exceptions shall be permitted if the transferor or transferee shall give notice of such assignment, together with such information as may be reasonably necessary to evidence qualification of the transferee to be an assignee thereof, to the Corporation. Any assignment or transfer


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX D-5
                  of shares of Class B Common Stock that is not in compliance with the provisions of this paragraph 8 shall cause the relinquishment and termination of the rights contained in this subsection B as they would otherwise apply to such shares of Class B Common Stock.

                  C.       Limited Rights to Class Vote.

                           1. So long as any shares of Class B Common Stock are
                  outstanding, the consent of the holders of not less than a majority of the number of shares of Class B Common Stock then outstanding, given in person or by proxy either at a regular meeting or at a special meeting called for that purpose or pursuant to written consents, at which or pursuant to which, as the case may be, the holders of Class B Common Stock shall vote separately as a class, shall be necessary (i) to approve the issuance by the Corporation of any additional shares of Class B Common Stock and (ii) for effecting, validating or authorizing any amendment, alteration or repeal of any of the provisions of this Section II of Article Fourth of this Certificate of Incorporation, or any amendment thereto, or any other certificate filed pursuant to law (excluding, however, any such amendment, alteration or repeal effected by any merger or consolidation to which the Corporation is a party to the extent provided in paragraph 2 of this subsection C) that would adversely affect any of the designations, preferences, limitations or relative rights of the shares of Class B Common Stock then outstanding; provided, however, that any amendment or amendments to the provisions of the Certificate of Incorporation, as amended, so as to authorize or create, or to increase the authorized amount of, any capital stock of the Corporation ranking pari passu with or senior or junior to the Class B Common Stock as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Corporation shall not be deemed to affect adversely the designations, preferences, limitations or relative rights of the Class B Common Stock.

                           2. The class vote accorded to the Class B Common
                  Stock by paragraph 1 of this subsection B shall not apply to any amendment, alteration or repeal of any of the provisions of this Section II effected by a merger to which the Corporation is a party:

                                    (a) if the Class B Common Stock would in
                           such merger be converted into

                                    (i)  a right to receive cash;

                                    (ii) any equity security if that equity
                                    security is registered pursuant to Section
                                    12 of the Securities Exchange Act of 1934, as amended, or was issued by a corporation that is then subject to the reporting obligations imposed by Section 15(d) of the Securities Exchange Act of 1934, as amended, as a result of registration of an offering of that


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX D-6
                                    equity security under the registration
                                    provisions of the Securities Act of 1933, as amended ("Equity Security");

                                    (iii) any security immediately convertible into or exchangeable for an Equity Security;

                                    (iv) any option or warrant immediately
                                    exercisable with respect to an Equity
                                    Security; or

                                    (v) any combination of any of the
                                    foregoing; or

                                    (b) if the Class B Common Stock would in
                           such merger be converted, in whole or in part, into any security not contemplated by subparagraph (a) of this paragraph 2 ("Other Security") if the relevant documents provide that the Put shall continue after the effective date of such merger as a right to cause the Corporation or any successor thereto, subject to the other provisions of this Section II, to purchase, at the per share price specified in paragraph 2 of subsection B less the amount of any cash consideration per share of Class B Common Stock paid in the merger, the number of shares or other units of such Other Security into which each share of Class B Common Stock was converted in the merger.

                           3. So long as any shares of the Class B Common Stock
                  remain outstanding, the holders of shares of the Class B Common Stock, voting separately as a class, shall have the right to nominate and to elect, by a majority vote of such shares, one director to the Board of Directors of the Corporation and to fill such position at any regular meeting of stockholders or special meeting called for that purpose or pursuant to written consents. Any director who shall have been elected by holders of shares of Class B Common Stock may be removed at any time, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the number of shares of Class B Common Stock then outstanding, voting separately as a class, given at any regular meeting of stockholders or a special meeting of such stockholders called for that purpose or pursuant to written consents, and any vacancy thereby created may be filled only by the holders of shares of Class B Common Stock. Such director shall be a member of the Class II Directors. Any director so nominated and elected shall serve until the next annual meeting of stockholders at which members of Class II Directors are elected and until his successor shall have been duly elected or until his earlier resignation, removal or death. The first individual designated by the holders of the Class B Common Stock to serve as a director of the Corporation shall be George K. Hickox, Jr., the term of such director to commence at the effective time of the first issuance of any shares of Class B Common Stock.

                  D.       Exchange of Common Stock for Class A Common Stock.


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX D-7

                           1. Issued Shares. Upon the filing of a Certificate
                  of Amendment reflecting these amendments to the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware (the "Effective Time"), each then issued share of common stock, par value $0.01 per share, of the Corporation (the "Prior Common Stock"), including any such shares held in the treasury of the Corporation, shall be converted, without any action on the part of the holder thereof, into one share of Class A Common Stock.

                           2. Reserved Shares. From and after the Effective
                  Time, each unissued share of the Prior Common Stock reserved for issuance shall be converted, without any action on the part of any Person, into one share of Class A Common Stock and any obligation of the Corporation, whether contractual or otherwise, to issue any shares of the Prior Common Stock shall be deemed to be an obligation to issue an identical number of shares of Class A Common Stock upon the same terms and conditions.

                           3. Certificates. From and after the Effective Time,
                  each holder of a certificate theretofore evidencing shares of the Prior Common Stock may be surrendered by the holder thereof in exchange for a certificate or certificates evidencing an equivalent number of shares of Class A Common Stock.

         II. That in lieu of a special meeting and vote of the stockholders, the stockholders of the Corporation, by written consent, approved, adopted and consented to such amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         III. That such amendments were duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         The undersigned, being the duly elected and currently acting Senior Vice President and Chief Financial Officer of NATCO Group Inc., the Corporation to which reference is made in this Certificate, does make this Certificate as of the 18th day of November, 1998, and affirms and acknowledges, under penalties of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true.

                                      ------------------------------------
                                          William B.  Wiener III
                                          Senior Vice President and Chief
                                                   Financial Officer
                                          NATCO Group Inc.


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX D-8

                                                                       ANNEX E-1


                                                                Cap I and Cap II

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT dated as of November 18, 1998 by and between NATCO Group Inc., a Delaware corporation (the "Company"), and Capricorn Investors, L.P., a Delaware limited partnership ("Cap I"), and Capricorn Investors II, L.P., a Delaware limited partnership ("Cap II").

                                R E C I T A L S:

     On November 18, 1998, the Certificate of Incorporation of the Company was amended to authorize two classes of common stock, par value $0.01 per share ("Common Stock"), to wit: 45,000,000 shares of Class A Common Stock ("Class A Common Stock") and 5,000,000 shares of Class B Common Stock ("Class B Common Stock"), and to convert each of the then outstanding shares of common stock of the Company into one share of Class A Common Stock (the "Charter Amendments").

     After giving effect to the Charter Amendments, Cap I owns of record and beneficially 5,563,667 shares (68.3%) of the outstanding Class A Common Stock.

     After giving effect to the Charter Amendments, Cap II owns of record and beneficially 2,582,259 shares (31.7%) of the outstanding Class A Common Stock.

     Together, Cap I and Cap II own of record and beneficially, as of the date of this Agreement, all the outstanding Class A Common Stock, being all the outstanding Common Stock.

     The Company, National Tank Company, a Delaware corporation and a wholly owned subsidiary of the Company ("Natco"), Natco Acquisition Company, a Delaware corporation and a wholly owned subsidiary of the Company ("Newco") and The Cynara Company, a Delaware corporation ("Cynara"), are parties to an Amended and Restated Agreement and Plan of Merger dated November 17, 1998 but effective as of March 26, 1998 (the "Merger Agreement"), pursuant to which Cynara will be merged with and into Natco (the "Merger") and the Designated Stockholders will receive shares of Class B Common Stock through conversion of the outstanding shares of Cynara common stock.

     The Company and Cap II have executed and delivered an Investment Agreement dated November 17, 1998 pursuant to which the Company has agreed to issue and sell, and Cap II has agreed to purchase, a non-negotiable promissory note convertible upon the occurrence of the events therein specified into 504,762 shares of Class A Common Stock.

     The stockholders of Cynara have entered into a Registration Rights Agreement of even date herewith between the Company and such stockholders which contains terms and provisions substantially similar to those herein (the "Cynara Registration Rights Agreement").


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-1-1

     NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions and Usage.

             A. Definitions. The terms defined in this Section, wherever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

     "Affected Stockholders" shall mean each Stockholder all or a portion of whose shares of Common Stock have been included in a Registration Statement filed with the Commission pursuant to the provisions of this Agreement.

     "Agreement" shall mean this Registration Rights Agreement.

     "Cap I" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

     "Cap II" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

     "Class A Common Stock" shall have the meaning ascribed to such term in the recitals to this Agreement.

     "Class B Common Stock" shall have the meaning ascribed to such term in the recitals to this Agreement.

     "Commission" shall mean the United States Securities and Exchange
Commission.

     "Common Stock" shall have the meaning ascribed to such term in the recitals to this Agreement.

     "Company" shall mean NATCO Group Inc., a Delaware corporation, and any successor corporation by merger, consolidation or otherwise and any parent corporation resulting from the merger or consolidation of the Company with or into a subsidiary of another corporation.

     "Cynara" shall mean The Cynara Corporation, a Delaware corporation.

     "Cynara Registration Rights Agreement" shall have the meaning ascribed to such term in the recitals to this Agreement.

     "Distribution Public Offering" shall mean a distribution (as such term is used in the Securities Act and the Securities Act Rules) of Common Stock by Cap I or Cap II to its general and

                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-1-2
limited partners pursuant to a Registration Statement filed and declared effective under the Securities Act and the Securities Act Rules.

     "Effective Period" shall mean such period as shall be required under the provisions of the Securities Act and the Securities Act Rules for delivery of a prospectus meeting the requirements of Section 10(a) of the Securities Act to any Person purchasing Common Stock in connection with an Underwritten Public Offering, a Distribution Public Offering or a Market Public Offering, as the case may be; provided, however, that such period shall not include any delivery requirement with respect to the distribution by an underwriter of its unsold allotment relating to an Underwritten Public Offering.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as the same shall be in effect at the date of any determination to be made hereunder.

     "Exchange Act Rules" shall mean the rules and regulations promulgated by the Commission under the Exchange Act, as the same shall be in effect at the date of any determination to be made hereunder.

     "Initial Public Offering" shall mean a public offering of Common Stock by the Company as a result of which the Company first becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

     "Market Public Offering" shall mean a public offering for cash of shares of Common Stock into an existing trading market for outstanding shares of Common Stock at other than a fixed price on or through the facilities of a national securities exchange or to or through a market maker otherwise than on an exchange, but in any case pursuant to a Registration Statement filed and declared effective under the Securities Act and the Securities Act Rules.

     "Merger" shall have the meaning ascribed to such term in the recitals to this Agreement.

     "Merger Agreement" shall have the meaning ascribed to such term in the recitals to this Agreement.

     "Notice of Intent to File" shall mean a written notice given by the Company pursuant to Section 2.D or Section 3.A that the Company is preparing to file a Primary Distribution Registration Statement or a Secondary Distribution Registration Statement under the Securities Act relating to an Underwritten Public Offering of Common Stock.

     "Notice of Registration Request" shall mean a written notice given by the Company pursuant to Section 2.A to the Stockholder that did not send the applicable Registration Request or pursuant to Section 2.B to all Stockholders (other than the Stockholder who sent the applicable Registration Request), in each case notifying such Stockholders that the applicable Registration Request has been received by the Company and briefly advising such Stockholders that they have the right to request

                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-1-3

Registration for the distribution of their holdings of Common Stock, subject to the terms and provisions of this Agreement.

     "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

     "Primary Distribution" shall mean an Underwritten Public Offering of Common Stock offered, sold and delivered by the Company.

     "Primary Distribution Registration Statement" shall mean a Registration Statement filed by the Company and declared effective under the Securities Act and the Securities Act Rules relating to a Primary Distribution.

     "Public Offering" shall mean either a Distribution Public Offering, a Market Public Offering or an Underwritten Public Offering

     "Registrable Shares" shall mean shares of Common Stock owned of record by any Stockholder as to which such Stockholder has requested Registration pursuant to the provisions of Section 2.A, 2.B, 3.B or 4.A.

     "Registration" shall mean the registration under the registration provisions of the Securities Act of the offering, sale and delivery of shares of Common Stock.

     "Registration Expenses" shall mean the expenses associated with the preparation and filing of any registration statement pursuant to Section 2.C, 3.C or 4.A herein and any sale covered thereby (including the reasonable fees and expenses of legal counsel to the Affected Stockholders, fees related to blue sky qualifications and filing fees in respect of the National Association of Securities Dealers, Inc.), but excluding underwriting discounts or commissions in respect of shares of Common Stock to be sold by the Affected Stockholders.

     "Registration Request" shall mean a written notice from a Stockholder requesting that the Company file a Registration Statement with respect to a Distribution Public Offering pursuant to Section 2.A herein, an Underwritten Public Offering pursuant to Section 2.B herein or a Public Offering pursuant to
Section 4.A herein, in which the Stockholder advises the Company as to the number of shares of Common Stock that the Stockholder wishes to include in the applicable Registration and in which the Stockholder agrees to (i) the specified method of distribution, (ii), in the case of an Underwritten Public Offering, the designated managing underwriter and (iii) agrees to provide to the Company all such information as may be required by the Company pursuant to Section 6 herein.

     "Registration Period" shall mean the period of time from the decision of the Company to prepare and file a Registration Statement to and including the effective date of such Registration Statement.

                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-1-4

     "Registration Statement" shall mean a registration statement filed on Form S-1, S-2 or S-3 (or any successor form) under the registration provisions of the Securities Act and the Securities Act Rules.

     "Request Period" shall mean a period of ten business days after receipt pursuant to Section 2.A by the Stockholder that did not send the applicable Registration Request or after receipt pursuant to Section 2.B by all Stockholders (other than the Stockholder who sent the applicable Registration Request) of the Notice of Registration Request.

     "Secondary Distribution" shall mean an Underwritten Public Offering of Common Stock offered, sold and delivered by shareholders of the Company other than the Stockholders, but including the holders of Common Stock acquired pursuant to the Merger and subject to the Cynara Registration Rights Agreement.

     "Secondary Distribution Registration Statement" shall mean a Registration Statement filed by the Company and declared effective under the Securities Act and the Securities Act Rules relating to a Secondary Distribution, including a distribution requested by the shareholders subject to the Cynara Registration Rights Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended, as the same shall be in effect at the date of any determination to be made hereunder.

     "Securities Act Rules" shall mean the rules and regulations promulgated by the Commission pursuant to the Securities Act, as the same shall be in effect at the date of any determination to be made hereunder.

     "Stockholders" shall mean Cap I and Cap II and, upon registration of record ownership of shares of Common Stock by them, Nathaniel A. Gregory, Winokur and the general and limited partners of Cap I and Cap II and any assignee of any of them; provided, however, that, in the case of any such record owner, the offering, sale and delivery of shares of such Common Stock are not exempt from the registration provisions of the Securities Act pursuant to Section 4(1) thereof (without regard to the exemption provided by Rule 144 under the Securities Act unless paragraph (k) of Rule 144 is applicable thereto); and provided, further, that, in the case of any assignee other than Nathaniel A. Gregory, Winokur and such general and limited partners, such assignee has agreed to be bound by the provisions of this Agreement in accordance with Section 15 herein.

     "Supplemental Registration Request" shall mean a written notice given by any Stockholder pursuant to the provisions of Section 2.A, 2.B or 3.B herein, in which the Stockholder advises the Company as to the number of shares of Common Stock that the Stockholder wishes to include in the applicable Registration and in which the Stockholder agrees to (i) the specified method of distribution,
(ii), in the case of an Underwritten Public Offering, the designated managing underwriter and (iii) agrees to provide to the Company all such information as may be required by the Company pursuant to Section 7 herein.

                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-1-5

     "Underwritten Public Offering" shall mean a firm commitment underwritten public offering for cash of shares of Common Stock pursuant to a Registration Statement filed and declared effective under the Securities Act and the Securities Act Rules.

     "Winokur" shall mean Herbert S. Winokur, Jr. or any legal entity (other than Cap I or Cap II) of which Mr. Winokur is the predominant beneficial owner.

             B. Rules of Construction. Unless the context otherwise requires, as used in this Agreement: (a) a term has the meaning ascribed to it; (b) "or" is not exclusive; (c) "including" means "including without limitation;" (d) words in the singular include the plural; (e) words in the plural include the singular; (f) words applicable to one gender shall be construed to apply to each gender; (g) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; and (h) the term "Section" shall refer to the specified Section of this Agreement.

     Section 2. Registration Rights.

     A. Distribution Registration Request. If the Company shall receive a Registration Request from Cap I or Cap II requesting that the Company file a Registration Statement relating to a Distribution Public Offering of shares of Common Stock owned by such Stockholder, the Company shall, if the other Stockholder (Cap I or Cap II) has not theretofore distributed its holdings of Common Stock to its partners in complete or partial liquidation, give promptly (and in any event within ten business days) a Notice of Registration Request to the Stockholder that did not send the Registration Request of the receipt of the Registration Request, enclosing a copy of the Registration Request. During the Request Period, the other Stockholder shall be entitled to give a Supplemental Registration Request to the Company in which such Stockholder requests that the Company register pursuant to the Securities Act and the Securities Act Rules the shares of Common Stock owned by such Stockholder to be distributed in a Distribution Public Offering.

     B. Registration Request. If the Company shall receive a Registration Request from a Stockholder requesting that the Company file a Registration Statement relating to an Underwritten Public Offering of shares of Common Stock owned by such Stockholder, the Company shall give promptly (and in any event within ten business days) a Notice of Registration Request to each other Stockholder of the receipt of the Registration Request, enclosing a copy of the Registration Request. During the Request Period, the other Stockholders shall be entitled to give a Supplemental Registration Request to the Company in which any or all such Stockholders request that the Company register pursuant to the Securities Act and the Securities Act Rules all or any portion of the shares of Common Stock owned by such Stockholders to be distributed in an Underwritten Public Offering.

     C. Required Registration. At the end of the Request Period in the case of a Registration Request made pursuant to Section 2.A or 2.B herein, the Company shall, subject to the provisions of Section 2.D herein, prepare as promptly as practicable and file a Registration Statement with

                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-1-6
respect to the distribution in accordance with the applicable method of distribution of the Registrable Shares to be included therein and use its best efforts to cause the Registration Statement to become effective under the Securities Act in accordance with the Securities Act Rules,.

     D. Suspension of Obligations. The Company's obligations under Section 2.C and Section 4.A herein to prepare and file a Registration Statement and to seek its effectiveness shall be subject to the following provisions:

        i. The Company shall be required to file no more than an aggregate of five (5) Registration Statements pursuant to Section 2.A and Section 2.B and one (1) Registration Statement pursuant to Section 4.A herein.

        ii. The Company's obligations to prepare, file and seek effectiveness of a requested Registration Statement shall be suspended:

            (a) in the case of an Underwritten Public Offering, if the aggregate number of Registrable Shares to be included in such requested Registration Statement is less than 750,000 shares of the then issued and outstanding Common Stock;

            (b) in any case, during the period from the time that it gives a Notice of Intent to File to Stockholders that it is preparing to file a Primary Distribution Registration Statement until 90 days (or such shorter period as to which the managing underwriter of the Primary Distribution to which the Primary Distribution Registration Statement relates shall consent in writing) have lapsed following the effective date of a Primary Distribution Registration Statement under the Securities Act; provided, however, that (A) such Notice of Intent to File is given prior to the time of receipt by the Company of a Registration Request by any Stockholder and (B) that the Company shall use its best efforts to cause such Primary Distribution Registration Statement to be declared effective as promptly as practicable; and provided further that the obligation to file a Registration Statement on behalf of any Stockholder shall be reinstated if the Company does not file a Primary Distribution Registration Statement within 30 days after giving the Notice of Intent to File;

            (c) in any case, during the period from the time that it gives a Notice of Intent to File to Stockholders that it is preparing to file a Secondary Distribution Registration Statement until 90 days (or such shorter period as to which the managing underwriter of a Secondary Distribution effected by means of a Secondary Distribution Registration Statement shall consent in writing) have lapsed following the effective date of the Secondary Distribution Registration Statement under the Securities Act; provided, however, that (A) such Notice of Intent to File is given prior to time of receipt by the Company of a Registration Request by any Stockholder and (B) that the Company shall use its best efforts to cause such Secondary Distribution Registration Statement to be declared effective as promptly as practicable; and

                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-1-7
        provided further that the obligation to file a Registration Statement on behalf of any Stockholder shall be reinstated if the Company does not file a Secondary Distribution Registration Statement within 30 days after giving the Notice of Intent to File; or

            (d) in any case, if at the time of receipt by the Company of a Registration Request the Company has material inside information as to which it believes it has a valid business purpose in refraining from disclosing publicly for the time being and that current public disclosure of such information would have a material adverse effect on the Company, for a period commencing with the date of receipt of the Registration Request and ending on the earlier of (a) 60 days after such receipt of the Registration Request; (b) the public announcement of such material inside information; or (c) the date on which the Company gives the Stockholder who issued the Registration Request a notice that suspension of its obligation is no longer required; provided, however, that the same material inside information shall not constitute a basis for continuation of this suspension period.

        iii. A Registration Statement filed pursuant to a Registration Request made under Section 2.B herein shall first include all Registrable Shares requested to be included by any and all Stockholders and, only after such inclusion, may include Common Stock being sold for the account of the Company or any other security holders. Any Common Stock to be offered on behalf of the Company or such other security holders will be included in such Registration Statement only to the extent that, in the reasonable opinion of the managing underwriter for the Underwritten Public Offering of Registrable Shares on behalf of Stockholders, such inclusion will not materially adversely affect the distribution of Registrable Shares on behalf of such Stockholders.

     E. Underwriter. The selection of an underwriter for an Underwritten Public Offering of Registrable Shares by Stockholders shall be subject to the approval of the Company, which shall not be unreasonably withheld.

     F. Withdrawn Registration Statement. For purposes of Section 2.D(i) herein, if a requested Registration Statement is filed and the Company otherwise complies with its obligations hereunder, and

        i. the Registration Statement is withdrawn with the consent of the Affected Stockholders as a result of a delay in the offering requested by the Company, then no requested Registration Statement shall be deemed to have been filed; or

        ii. the Affected Stockholders cease to prosecute the Public Offering subject thereto actively and in good faith, the Company shall have the right to withdraw the Registration Statement without the consent of the Affected Stockholders and the requested Registration Statement shall be deemed to have been filed.

                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-1-8

     Section 3. Incidental/"Piggy-back" Registration.

     A. Notice of Intent to File. If the Company at any time proposes to file a Primary Distribution Registration Statement or a Secondary Distribution Registration Statement under the Securities Act relating to an Underwritten Public Offering of Common Stock that would permit the inclusion therein of shares of Common Stock to be distributed in accordance with the method of distribution contemplated by such Registration Statement, the Company shall give to each Stockholder a Notice of Intent to File promptly after a determination has been made by the Company to prepare and file such Registration Statement, but in any event not less than ten days before the filing with the Commission of such Registration Statement, which notice shall set forth the intended method of distribution (including the name of the managing underwriter) of the securities proposed to be registered. The Notice of Intent to File shall include an offer to include in such filing, subject to the other provisions of this Agreement, such amount of Registrable Shares as each Stockholder may request.

     B. Supplemental Registration Request. If any Stockholder wishes to have Registrable Shares registered pursuant to this Section 3, it shall advise the Company by giving a Supplemental Registration Request within 20 days after the date of receipt of the Notice of Intent to File (or such shorter period, but in any event not less than ten days, as the Company shall specify in its Notice of Intent to File), setting forth the amount of Registrable Shares for which Registration is requested.

     C. Registration Obligation. Subject to the provisions of the next sentence, the Company shall include all Registrable Shares specified in the Supplemental Registration Requests received by it in accordance with subsection B of this
Section 3. If, however, the managing underwriter of the proposed Primary Distribution or Secondary Distribution shall advise the Company in writing that, in the reasonable opinion of such managing underwriter, the inclusion in the Registration Statement of the aggregate number of shares of Common Stock requested by the Stockholders to be included in the Primary Distribution or Secondary Distribution would materially adversely affect such distribution of securities, then the Company shall so advise the Affected Stockholders and the number of such shares of Common Stock included in the Registration Statement shall be reduced to the number acceptable to such managing underwriter and such reduced number of shares shall be allocated pro rata among the Affected Stockholders based on the Registrable Shares held by each. If any Stockholder does not agree to the terms of underwriting of such Primary Distribution or Secondary Distribution, the shares of Common Stock owned by such Stockholder shall be excluded therefrom by written notice from the Company or such managing underwriter.

     D. Underwriting Agreement. Any obligation of the Company to include shares of Common Stock of any Stockholder in a Registration Statement prepared and filed pursuant to this Section 3 shall be conditioned upon the agreement of such Stockholder to enter into an underwriting agreement with the Company, other security holders, if any, and the managing underwriter of the Primary Distribution or the Secondary Distribution of the type described in subsection
(H) of Section 5.

                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-1-9

     Section 4. Special Registration Right.

     A. Preparation and Filing. If at any time during the term hereof, (i) Winokur acquires the record and beneficial ownership of any Common Stock from Cap I or Cap II, (ii) in the opinion of counsel, reasonably satisfactory to the Company, all or part of such shares may not be sold by Winokur without registration under the Securities Act or reliance on an exemption from the registration provisions thereof (other than Section 4(1) of the Securities Act) and (iii) Winokur desires in good faith to pledge all or a portion of such shares as collateral for borrowings by Winoker from one or more lenders ("Lenders"), then, upon receipt by the Company of a Registration Request from Winokur or the Lenders, the Company shall, subject to the provisions of Section 2.D herein, prepare as promptly as practicable and file a Registration Statement with respect to the offering, sale and delivery by the Lenders of all or any part of the shares of Common Stock pledged by Winokur to the Lenders in accordance with the applicable method of distribution of the Registrable Shares to be included therein and use its best efforts to cause the Registration Statement to become effective under the Securities Act in accordance with the Securities Act Rules. If so requested by Winokur or the Lenders, the Registration Statement shall be filed pursuant to Rule 415 (relating to "shelf registration statements") of the Securities Act Rules.

     B. Distribution. The applicable method of distribution of the Registrable Shares shall be as requested by the Lenders (or Winokur on behalf of the Lenders) and the methods of distribution may include a distribution by one or more broker-dealers named in the Registration Statement "at the market" pursuant to a Market Public Offering. The Company agrees that it will amend the Registration Statement or supplement the prospectus to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     C. Limitations. The preparation and filing of a Registration Statement pursuant to this Section 4 and the offering, sale and delivery of Registrable Shares pursuant thereto shall be subject to the following limitations:

        i. The Company shall be obligated to prepare, file and cause to become effective only one Registration Statement pursuant to this Section 4.

        ii. The only offering, sale and delivery of Registrable Shares under such Registration Statement shall be for the account of the Lenders after a foreclosure of the lien against such shares following a default in payment of the borrowings made against such collateral, and no sales of such shares shall be effected by the Lenders under such Registration Statement prior to the delivery to the Company of a certificate of the Lenders to such effect.

        iii. The proposed and actual filing by the Company of a Registration Statement pursuant to this Section 4 shall not entitle any Stockholder to registration rights pursuant to Section 3 herein.

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-1-10

        iv. The offering, sale and delivery of Registrable Shares pursuant to any Registration Statement filed pursuant to Rule 415 (relating to "shelf registration statements") of the Securities Act Rules under this Section 4 shall be suspended if, at the time of any offering, sale and delivery pursuant to a shelf registration statement, the Company has material inside information as to which it believes it has a valid business purpose in refraining from disclosing publicly for the time being and that current public disclosure of such information would have a material adverse effect on the Company. Such suspension period shall commence upon notice by the Company to Winokur and the Lenders and shall continue until the earlier of
     (a) the expiration of 60 days thereafter; (b) the public announcement of such material inside information; or (c) the date on which the Company gives Winokur and the Lenders notice that such suspension is no longer required; provided, however, that the same material inside information shall not constitute a basis for continuation of this suspension period.

        v. The Company shall be obligated to maintain the effectiveness of a Registration Statement filed pursuant to Rule 415 (relating to "shelf registration statements") of the Securities Act Rules under this Section 4 until the third anniversary of the effective date thereof and no longer.

     D. Benefits. Upon receipt by the Company of a Registration Request under this Section 4, the Lenders shall have the benefits and obligations of an Affected Stockholder under Sections 5, 6, 7 and 8 of this Agreement and of a Stockholder under Sections 9, 10, 11, 12, 13, 16 and 17 of this Agreement.

     Section 5. Registration Procedures. If the Company is required by the provisions of Section 2, 3 or 4 to effect the Registration of any of the Registrable Shares, the Company shall, as expeditiously as possible:

     A. Filing. Prepare and file with the Commission a Registration Statement with respect to such shares of Common Stock and use its best efforts to cause such Registration Statement to become and, subject to subsection C of this
Section 5, remain effective.

     B. Amendments. Prepare and file with the Commission during the Registration Period such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to permit such Registration Statement to become effective in accordance with the Securities Act and the Securities Act Rules and to ensure that such Registration Statement and the prospectus used in connection therewith comply with the disclosure standards of Section 11 of the Securities Act and Section 10(b) of the Exchange Act and that such prospectus complies with Section 10 of the Securities Act, in each case during the Effective Period.

     C. Maintenance of Effectiveness. Subject to the provisions of Section 4.C herein, use its best efforts to maintain the effectiveness of such Registration Statement and to ensure compliance of the prospectus contained therein with
Section 10(a) of the Securities Act for the Effective Period.

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-1-11

     D. Copies. Furnish to each Affected Stockholder (i) such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus, summary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents, as such Affected Stockholder may reasonably require in order to facilitate the offering, sale and delivery or other disposition of the Registrable Shares owned by such Affected Stockholder and (ii), during the Registration Period and the Effective Period, copies of any written correspondence or memoranda relating to oral communications in each case with the Commission and copies of any request by the Commission for any amendment of or supplement to the Registration Statement or the prospectus included therein or for additional information.

     E. Blue Sky Laws. Use its best efforts to register or qualify the Common Stock covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the managing underwriter of such Distribution may reasonably request (excluding, however, any jurisdiction in which the filing would subject the Company to additional tax liability and any jurisdiction in which the Company would thereby be required to execute a general consent to service of process) and use all reasonable efforts to do such other acts and things as may be required to enable the Affected Stockholders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by such Affected Stockholders.

     F. Earnings Statement. Make available to its holders of Common Stock, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     G. Amended Prospectuses. Notify each Affected Stockholder immediately if the Company shall become aware at any time during the Effective Period that the prospectus included in the Registration Statement, as such prospectus may be amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing, and at the request of any Affected Stockholder to prepare promptly and to furnish to each Affected Stockholder such number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing.

     H. Underwriting Agreements. Enter into such agreements (including an underwriting agreement in customary form and containing customary provisions relating to legal opinions and accountants' letters, representations and warranties and mutual indemnification and contribution between the Company and the underwriters for the Affected Stockholders) and use all reasonable

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-1-12
efforts to take such other actions as the Affected Stockholders may reasonably request in order to expedite or facilitate the disposition of such Registrable Shares.

     I. Inspection. Make available for inspection by the Affected Stockholders, by any underwriter participating in any distribution to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by Affected Stockholders or any such underwriter all pertinent financial and other records, pertinent corporate documents and properties of the Company and cause all of the Company's officers, directors and employees to supply all such information requested by the Affected Stockholders, such underwriter, attorney, accountant or agent, as is reasonably needed in connection with such Registration.

     6. Classes of Stock. The parties hereto intend that any capital stock sold by a Stockholder pursuant to the provisions of this Agreement shall be Class A Common Stock if sold prior to January 1, 2002 or Common Stock if sold thereafter. Accordingly, any reference herein to the inclusion of Common Stock in a Registration Statement for offering, sale and delivery by a Stockholder hereunder shall, subject to the proviso to Article Fourth, II-A-4, of the Certificate of Incorporation of the Company, prior to January 1, 2002 be deemed to refer to Class A Common Stock and thereafter to Common Stock.

     7. Expenses; Limitations on Registration. The Registration Expenses relating to any Registration effected by the Company pursuant to this Agreement shall be for the account of the Company; provided, however, that any and all underwriting discounts and commissions attributable to the sale of the shares of Common Stock of the Affected Stockholders shall be for the account of the Affected Stockholders.

     For purposes of this Section 7, the Company shall be obligated to pay the fees and expenses of only one law firm representing the Affected Stockholders. If more than one such firm shall represent the Affected Stockholders in connection with a Registration under this Agreement, the Affected Stockholders shall notify the Company as to which firm shall be deemed to represent the Affected Stockholders for purposes of this Section 7.

     Section 8. Stockholders' Information. The Affected Stockholders shall provide all information reasonably requested by the Company for inclusion in any Registration Statement to be filed hereunder. The actual provision of such information shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registration of Registrable Shares of any Affected Stockholder.

     Section 9. Indemnification.

     A. In connection with the Registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company agrees to indemnify and hold harmless each Affected Stockholder, its partners, directors, officers and employees, and each other Person, if any, who controls such Affected Stockholder within the meaning of Section 15 of the Securities Act, against

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-1-13
any losses, claims, damages or liabilities, joint or several, to which such Affected Stockholder or any such partner, director, officer, employee or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of a material fact contained in the Registration Statement or the prospectus included therein at the time the Registration Statement is declared effective or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the prospectus included therein or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements concerning the Company therein, in the light of the circumstances under which they were made, not misleading and shall reimburse each Affected Stockholder and each such partner, director, officer, employee and controlling Person for any legal or other expenses reasonably incurred by such Affected Stockholder or such partner, director, officer employee or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished by or on behalf of an Affected Stockholder to the Company expressly for use therein; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if such untrue statement or alleged untrue statement or omission or alleged omission was corrected in the final prospectus included in the Registration Statement at the time it became effective and the Affected Stockholder, in the case of a Distribution Public Offering or a Market Public Offering, or the managing underwriter, in the case of an Underwritten Public Offering, failed to provide the final prospectus as required by the Securities Act and the Securities Act Rules. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Affected Stockholder or any such partner, director, officer, employee or controlling Person, and shall survive the transfer of such securities by any Affected Stockholder.

     B. Each Affected Stockholder agrees to indemnify and hold harmless the Company, its directors, officers and employees, each other Person, if any, who controls the Company and each other Affected Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Company, any such director, officer or employee, any such controlling Person or such other Affected Stockholder may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of a material fact contained in the Registration Statement or the prospectus included therein at the time the Registration Statement is declared effective or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-1-14

(ii) any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the prospectus included therein or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements concerning the Company therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such alleged untrue statement or alleged omission was made in such Registration Statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by or on behalf of an Affected Stockholder to the Company expressly for use therein, and shall reimburse the Company or such director, officer, employee or other Person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

     C. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in subsection (A) or (B) of this Section 9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligation under this subsection C to the extent the indemnifying party is not materially prejudiced by such failure. In case any such action is brought against an indemnified party, the indemnified party shall permit the indemnifying party to assume the defense of such action or proceeding, provided that counsel for the indemnifying party, who shall conduct the defense of such action or proceeding, shall be approved by the indemnified party (whose approval shall not be unreasonably withheld) and the indemnified party may participate in such defense (in which case, such participation shall be at such indemnified party's expense, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and the indemnifying party shall exist in respect of such claim, in which event the indemnifying party shall pay the reasonable fees and expense of separate counsel for the indemnified party). No indemnifying party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

     D. Indemnification similar to that specified in the preceding subsections of this Section 9 shall be given by the Company and each Affected Stockholder (with such modifications as shall be appropriate) with respect to liability related to any required registration or other qualification of Registrable Shares under any Federal or state law or regulation of governmental authority other than the Securities Act.

     E. If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (A) or (B) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims,

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-1-15
damages or liabilities referred to in subsection (A) or (B) above, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and each Affected Stockholder, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Affected Stockholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Affected Stockholders agree that it would not be just and equitable if contributions pursuant to this subsection (E) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (E). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (E) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (C) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) that is the subject of this subsection (E). Notwithstanding the provisions of this subsection (E), in respect of any loss, claim, damage or liability based upon any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact that relates to information other than information supplied by any Affected Stockholder, no Affected Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares offered by it and distributed to the public exceeds the amount of any damages that such Affected Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this subsection (E) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this subsection (E), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in subsection (C) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this subsection (E) to the extent such omission is not prejudicial.

     Section 10. Public Availability of Information. The Company shall comply with all applicable public information reporting requirements of the Commission, to the extent required from time to time to enable each Stockholder to sell Registrable Shares without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-1-16

     Section 11. Supplying Information. The Company shall cooperate with each Stockholder in supplying such information as may be necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Shares.

     Section 12. Specific Performance. Each party hereto acknowledges and agrees that each other party hereto would be irreparably harmed and would have no adequate remedy of law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that, in addition to any other remedies by law or in equity which may be available, the parties hereto shall be entitled to obtain preliminary and permanent injunctive relief with respect to any breach or threatened breach of, or otherwise obtain specific performance of, the covenants and other agreements contained in this Agreement.

     Section 13. Representations and Warranties of the Company. The Company represents and warrants to each Stockholder that, as of the date of this Agreement, (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming that this Agreement constitutes a valid and binding obligation of each of Cap I and Cap II, is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity and except as the enforceability thereof may be limited by considerations of public policy.

     Section 14. Representations and Warranties of Cap I and Cap II. Each of Cap I and Cap II represents and warrants to the Company that, as of the date of this Agreement, (a) it is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the organizational power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary organizational action on the part of such Stockholder and no other organizational proceedings on the part of such Stockholder are necessary to authorize this Agreement or any of the transactions contemplated hereby and (c) this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder and, assuming that this Agreement constitutes a valid and binding obligation of the Company, is enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors'

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-1-17
rights generally from time to time and to general principles of equity and except as the enforceability thereof may be limited by considerations of public policy.

     Section 15. Expiration. This Agreement and the rights, benefits, duties and obligations hereunder of the parties hereto and their successors and permitted assigns shall expire and be of no further force or effect on the 180th day after the later to occur of (i) May 31, 2004 and (ii) the first date on which each and all of Cap I, Cap II, Nathaniel A. Gregory and, to the extent that Winokur has acquired the record and beneficial ownership of shares of Common Stock from Cap I or Cap II, Winokur is able to sell shares of Common Stock subject hereto in reliance upon the exemption from the registration provisions of the Securities Act contained in Rule 144(k) or any successor Securities Act Rule.

     Section 16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or transmitted by telex, telegram or facsimile transmission or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)      if to Cap I, to:
              Capricorn Investors, L.P.
              c/o Winokur Holdings, Inc.
              30 East Elm Street
              Greenwich, Connecticut  06830
              Attention:  Herbert S.  Winokur, Jr.
                          President
              Telecopy No.:  (203) 861-6671

              with a copy to:
              O'Melveny & Myers LLP
              153 E. 53rd Street
              53rd Floor
              New York, New York 10022-4611
              Attn.:  Mr. Jeffrey J.  Rosen
              Facsimile: (212) 326-2061

     (b)      if to Cap II, to:
              Capricorn Investors II, L.P.
              c/o Capricorn Holdings, LLC
              30 East Elm Street
              Greenwich, Connecticut  06830
              Attention:  Manager
              Telecopy No.:  (203) 861-6671

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-1-18
              with a copy to:
              O'Melveny & Myers LLP
              153 E. 53rd Street
              53rd Floor
              New York, New York 10022-4611
              Attn.:  Mr. Jeffrey J.  Rosen
              Facsimile:  (212) 326-2061

     (c)      if to the Company, to:
              NATCO Group, Inc.
              Brookhollow Central III
              2950 North Loop West
              Suite 750
              Houston, Texas 77092
              Attn.: Mr. Nathaniel A. Gregory, Chairman and Chief Executive Officer
              Facsimile No.:  (713) 683-7814

              with a copy to:
              Vinson & Elkins L.L.P.
              First City Tower
              1001 Fannin Street
              Houston, Texas 77002-6760
              Attn.:  Mr. William E. Joor III
              Facsimile No.:  (713) 615-5201

     Section 17. Benefit and Assignment.

             (a) The terms and conditions of this Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns; provided, however, that, except as otherwise provided in this Section, this Agreement shall not be assignable by any party hereto except by operation of law or with the prior express written consent of the other parties hereto. Upon registration of record ownership of shares of Common Stock by Nathaniel A. Gregory, Winokur or any general or limited partner of Cap I or Cap II, such person shall become a Stockholder and a third party beneficiary of all the rights of a Stockholder hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, their respective successors and permitted assigns and such third party beneficiaries, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

             (b) If Cap I or Cap II shall transfer and assign shares of Common Stock to any Person otherwise than in a Distribution Public Offering or an Underwritten Public Offering, Cap I or Cap II (or any Person who shall be a transferee or assignee pursuant to this subsection (b)), as the case may be, may assign such portion of its rights and benefits under

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-1-19
     this Agreement as is necessary to permit such Person to act as a Stockholder hereunder; provided, however, that such Person shall agree in writing to be bound by the duties and obligations of a Stockholder hereunder.

     Section 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the application of doctrines of conflicts of law.

     Section 19. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, any of which may have been transmitted and received by facsimile transmission and each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

             (The remainder of this page left blank intentionally.)

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-1-20

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their officers thereunto duly authorized.

                                       NATCO GROUP INC.



                                       BY:
                                           -------------------------------------
                                           Nathaniel A. Gregory
                                           Chairman and Chief Executive Officer

                                       CAPRICORN INVESTORS, L.P.

                                       By: Capricorn Holdings, G.P.,
                                           its general partner

                                       By: Winokur Holdings, Inc.,
                                           its general partner

                                       By:
                                           -------------------------------------
                                           Herbert S. Winokur, Jr.
                                           President.

                                       CAPRICORN INVESTORS II, L.P.

                                       By: Capricorn Holdings, LLC,
                                           its general partner

                                       By:
                                           -------------------------------------
                                           Herbert S. Winokur, Jr.
                                           Manager








                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-1-21

                                                                       ANNEX E-2

                                                                         Cynara

                         REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT dated as of November 18, 1998 by and between NATCO Group Inc., a Delaware corporation (the "Company"), and the undersigned holders of Common Stock of the Company (the "Designated Stockholders").

                                R E C I T A L S:

         On November 18, 1998, the Certificate of Incorporation of the Company was amended to authorize two classes of common stock, par value $0.01 per share ("Common Stock"), to wit: 45,000,000 shares of Class A Common Stock ("Class A Common Stock") and 5,000,000 shares of Class B Common Stock ("Class B Common Stock"), and to convert each of the then outstanding shares of common stock of the Company into one share of Class A Common Stock (the "Charter Amendments").

         After giving effect to the Charter Amendments, Cap I owns of record and beneficially 5,563,667 shares (68.3%) of the outstanding Class A Common Stock.

         After giving effect to the Charter Amendments, Cap II owns of record and beneficially 2,582,259 shares (31.7%) of the outstanding Class A Common Stock.

         Together, Cap I and Cap II own of record and beneficially, as of the date of this Agreement, all the outstanding Class A Common Stock, being all the outstanding Common Stock.

         The Company, National Tank Company, a Delaware corporation and a wholly owned subsidiary of the Company ("Natco"), Natco Acquisition Company, a Delaware corporation and a wholly owned subsidiary of the Company ("Newco") and The Cynara Company, a Delaware corporation ("Cynara"), are parties to an Amended and Restated Agreement and Plan of Merger dated November 17 1998 but effective as of March 26, 1998 (the "Merger Agreement"), pursuant to which Cynara will be merged with and into Natco (the "Merger") and the Designated Stockholders will receive shares of Class B Common Stock through conversion of the outstanding shares of Cynara common stock.

         The Company and Cap II have executed and delivered an Investment Agreement dated November 17, 1998 pursuant to which the Company has agreed to issue and sell, and Cap II has agreed to purchase, a non-negotiable promissory note convertible upon occurrence of the events therein specified into 504,762 shares of Class A Common Stock.

         Cap I and Cap II have entered into a Registration Rights Agreement of even date herewith between the Company and such stockholders which contains terms and provisions substantially similar to those herein (the "Capricorn Registration Rights Agreement").

                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-2-1

         It is a condition to consummation of the Merger that the stockholders of Cynara who will become stockholders of the Company upon consummation of the Merger shall have entered into a registration rights agreement as contemplated by the Merger Agreement.

         NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.        Definitions and Usage.

                  A. Definitions. The terms defined in this Section, wherever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

         "Affected Stockholders" shall mean each Stockholder all or a portion of whose shares of Common Stock have been included in a Registration Statement filed with the Commission pursuant to the provisions of this Agreement.

         "Agreement" shall mean this Registration Rights Agreement.

         "Cap I" shall mean Capricorn Partners, L.P., a Delaware limited partnership.

         "Cap II" shall mean Capricorn Partners II, L.P., a Delaware limited partnership.

         "Capricorn Registration Rights Agreement" shall have the meaning ascribed to such term in the recitals to this Agreement.

         "Class A Common Stock" shall have the meaning ascribed to such term in the recitals to this Agreement.

         "Class B Common Stock" shall have the meaning ascribed to such term in the recitals to this Agreement.

         "Commission" shall mean the United States Securities and Exchange Commission.

         "Common Stock" shall have the meaning ascribed to such term in the recitals to this Agreement.

         "Company" shall mean NATCO Group Inc., a Delaware corporation, and any successor corporation by merger, consolidation or otherwise and any parent corporation resulting from the merger or consolidation of the Company with or into a subsidiary of another corporation.

         "Cynara" shall mean The Cynara Corporation, a Delaware corporation.


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-2-2

         "Designated Stockholders" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

         "Earnout Shares" shall mean the CTOC Earnout Shares, the Initial Earnout Shares and the Supplemental Earnout Shares as those terms are defined in the Merger Agreement.

         "Effective Period" shall mean such period as shall be required under the provisions of the Securities Act and the Securities Act Rules for delivery of a prospectus meeting the requirements of Section 10(a) of the Securities Act to any Person purchasing Common Stock in connection with an Underwritten Public Offering or a Market Public Offering; provided, however, that such period shall not include any delivery requirement with respect to the distribution by an underwriter of its unsold allotment relating to an Underwritten Public Offering.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as the same shall be in effect at the date of any determination to be made hereunder.

         "Exchange Act Rules" shall mean the rules and regulations promulgated by the Commission under the Exchange Act, as the same shall be in effect at the date of any determination to be made hereunder.

         "Market Public Offering" shall mean a public offering for cash of shares of Common Stock into an existing trading market for outstanding shares of Common Stock at other than a fixed price on or through the facilities of a national securities exchange or to or through a market maker otherwise than on an exchange, but in any case pursuant to a Registration Statement filed and declared effective under the Securities Act and the Securities Act Rules.

         "Merger" shall have the meaning ascribed to such term in the recitals to this Agreement.

         "Merger Agreement" shall have the meaning ascribed to such term in the recitals to this Agreement.

         "Notice of Intent to File" shall mean a written notice given by the Company pursuant to Section 2.C or Section 3.A that the Company is preparing to file a Primary Distribution Registration Statement or a Secondary Distribution Registration Statement under the Securities Act relating to an Underwritten Public Offering of Common Stock.

         "Notice of Registration Request" shall mean a written notice given by the Company pursuant to Section 2.A or 4.A to each Stockholder that did not send the applicable Registration Request, notifying such Stockholders that the applicable Registration Request has been received by the Company and briefly advising such Stockholders that they have the right to request Registration for the distribution of their holdings of Common Stock, subject to the terms and provisions of this Agreement.


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-2-3

         "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

         "Primary Distribution" shall mean an Underwritten Public Offering of Common Stock offered, sold and delivered by the Company.

         "Primary Distribution Registration Statement" shall mean a Registration Statement filed by the Company and declared effective under the Securities Act and the Securities Act Rules relating to a Primary Distribution.

         "Public Offering" shall mean either an Underwritten Public Offering or a Market Public Offering.

         "Registrable Shares" shall mean shares of Common Stock owned of record by any Stockholder as to which such Stockholder has requested Registration pursuant to the provisions of Section 2.A, 3.B or 4.A.

         "Registration" shall mean the registration under the registration provisions of the Securities Act of the offering, sale and delivery of shares of Common Stock.

         "Registration Expenses" shall mean the expenses associated with the preparation and filing of any registration statement pursuant to Section 2.B, 3.C or 4.B herein and any sale covered thereby (including the reasonable fees and expenses of legal counsel to the Affected Stockholders, fees related to blue sky qualifications and filing fees in respect of the National Association of Securities Dealers, Inc.), but excluding underwriting discounts or commissions in respect of shares of Common Stock to be sold by the Affected Stockholders.

         "Registration Request" shall mean a written notice from a Stockholder requesting that the Company file a Registration Statement with respect to an Underwritten Public Offering pursuant to Section 2.A herein or with respect to a Public Offering pursuant to Section 4.A herein.

         "Registration Period" shall mean the period of time from the decision of the Company to prepare and file a Registration Statement to and including the effective date of such Registration Statement.

         "Registration Statement" shall mean a registration statement filed on Form S-1, S-2 or S-3 (or any successor form) under the registration provisions of the Securities Act and the Securities Act Rules.

         "Request Period" shall mean a period of fifteen (15) business days after receipt of a Notice of Registration Request from the Company pursuant to
Section 2.A or 4.A by each Stockholder that did not send the applicable Registration Request.


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-2-4

         "Secondary Distribution" shall mean an Underwritten Public Offering of Common Stock offered, sold and delivered by shareholders of the Company other than the Stockholders, but including the holders of Common Stock subject to the Capricorn Registration Rights Agreement.

         "Secondary Distribution Registration Statement" shall mean a Registration Statement filed by the Company and declared effective under the Securities Act and the Securities Act Rules relating to a Secondary Distribution, including a distribution requested by the shareholders subject to the Capricorn Registration Rights Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended, as the same shall be in effect at the date of any determination to be made hereunder.

         "Securities Act Rules" shall mean the rules and regulations promulgated by the Commission pursuant to the Securities Act, as the same shall be in effect at the date of any determination to be made hereunder.

         "Stockholders" shall mean any or all of the Designated Stockholders and any assignee of shares of Common Stock theretofore held by any of them; provided, however, that, in the case of any such assignee, the offering, sale and delivery of shares of such Common Stock by such assignee are not exempt from the registration provisions of the Securities Act pursuant to Section 4(1) thereof (without regard to the exemption provided by Rule 144 under the Securities Act unless paragraph (k) of Rule 144 is applicable thereto); and provided, further, that, in the case of any assignee, such assignee has agreed to be bound by the provisions of this Agreement in accordance with Section 15 herein.

         "Supplemental Registration Request" shall mean a written notice given by any Stockholder pursuant to the provisions of Section 2.A, 3.B or 4.A herein, in which the Stockholder advises the Company as to the number of shares of Common Stock that the Stockholder wishes to include in the applicable Registration and in which the Stockholder agrees to (i) the specified method of distribution, (ii) if applicable, the designated managing underwriter and (iii) provide to the Company all such information as may be required by the Company pursuant to Section 7 herein.

         "Underwritten Public Offering" shall mean a firm commitment underwritten public offering for cash of shares of Common Stock pursuant to a Registration Statement filed and declared effective under the Securities Act and the Securities Act Rules.

                  B. Rules of Construction. Unless the context otherwise requires, as used in this Agreement: (a) a term has the meaning ascribed to it;
(b)"including" means "including without limitation;" (c) words in the singular include the plural; (d) words in the plural include the singular; (e) words applicable to one gender shall be construed to apply to each gender; (f) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; and (g) the term "Section" shall refer to the specified Section of this Agreement.


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-2-5

         Section 2.        Registration Rights.

         A. Registration Request. If the Company shall receive a Registration Request from a Stockholder requesting that the Company file a Registration Statement relating to an Underwritten Public Offering of shares of Common Stock owned by such Stockholder, the Company shall give promptly (and in any event within ten business days) a Notice of Registration Request to each other Stockholder of the receipt of the Registration Request, enclosing a copy of the Registration Request. During the Request Period, the other Stockholders shall be entitled to give a Supplemental Registration Request to the Company in which any or all such Stockholders request that the Company register pursuant to the Securities Act and the Securities Act Rules all or any portion of the shares of Common Stock owned by such Stockholders to be distributed in an Underwritten Public Offering.

         B. Required Registration. At the end of the Request Period, the Company shall, subject to the provisions of Section 2.C herein, prepare as promptly as practicable and file a Registration Statement with respect to the distribution in accordance with the applicable method of distribution of the Registrable Shares to be included therein and use its best efforts to cause the Registration Statement to become effective under the Securities Act in accordance with the Securities Act Rules,.

         C. Suspension of Obligations. The Company's obligations under Section 2.B herein to prepare and file a Registration Statement and to seek its effectiveness shall be subject to the following provisions:

                  i. The Company shall be required to file no more than two (2) Registration Statements pursuant to Section 2.A herein and one (1) Registration Statement pursuant to Section 4.B herein.

                  ii. The Company's obligations to prepare, file and seek effectiveness of a requested Registration Statement shall be suspended:

                           (a) if the aggregate number of Registrable Shares to
                  be included in such requested Registration Statement is less than 500,000 shares of the then issued and outstanding Common Stock;

                           (b) in any case, during the period from the time
                  that it gives a Notice of Intent to File to Stockholders that it is preparing to file a Primary Distribution Registration Statement until 90 days (or such shorter period as to which the managing underwriter of the Primary Distribution to which the Primary Distribution Registration Statement relates shall consent in writing) have lapsed following the effective date of a Primary Distribution Registration Statement under the Securities Act; provided, however, that (A) such Notice of Intent to File is given prior to the time of receipt by the Company of a Registration Request by any Stockholder and (B) that the Company shall use its best efforts to cause such Primary Distribution

                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-2-6

                  Registration Statement to be declared effective as promptly as practicable; and provided, further, that the obligation to file a Registration Statement on behalf of any Stockholder shall be reinstated if the Company does not file a Primary Distribution Registration Statement within 30 days after giving the Notice of Intent to File;

                           (c) in any case, during the period from the time
                  that it gives a Notice of Intent to File to Stockholders that it is preparing to file a Secondary Distribution Registration Statement until 90 days (or such shorter period as to which the managing underwriter of a Secondary Distribution effected by means of a Secondary Distribution Registration Statement shall consent in writing) have lapsed following the effective date of the Secondary Distribution Registration Statement under the Securities Act; provided, however, that (A) such Notice of Intent to File is given prior to time of receipt by the Company of a Registration Request by any Stockholder and
                  (B) that the Company shall use its best efforts to cause such Secondary Distribution Registration Statement to be declared effective as promptly as practicable; and provided, further, that the obligation to file a Registration Statement on behalf of any Stockholder shall be reinstated if the Company does not file a Secondary Distribution Registration Statement within 30 days after giving the Notice of Intent to File;

                           (d) if at the time of receipt by the Company of a
                  Registration Request the Company has material inside information as to which it believes it has a valid business purpose in refraining from disclosing publicly for the time being and that current public disclosure of such information would have a material adverse effect on the Company, for a period commencing with the date of receipt of the Registration Request and ending on the earlier of (a) 60 days after such receipt of the Registration Request; (b) the public announcement of such material inside information; or
                  (c) the date on which the Company gives the Stockholder who issued the Registration Request a notice that suspension of its obligation is no longer required; provided, however, that the same material inside information shall not constitute a basis for continuation of this suspension period; or

                           (e) if at the time of receipt by the Company of a
                  Registration Request the Company is not required to file reports with the Commission pursuant to Section 15(d) of the Securities Act or Section 13 of the Exchange Act.

                  iii. A Registration Statement filed pursuant to a Registration Request made under Section 2.B herein shall first include all Registrable Shares requested to be included by any and all Stockholders and, only after such inclusion, may include Common Stock being sold for the account of the Company or any other security holders. Any Common Stock to be offered on behalf of the Company or such other security holders will be included in such Registration Statement only to the extent that, in the reasonable opinion of the managing underwriter for the Underwritten Public Offering of Registrable Shares on behalf of

                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-2-7

         Stockholders, such inclusion will not materially adversely affect the distribution of Registrable Shares on behalf of such Stockholders.

         D. Underwriter. The selection of an underwriter for an Underwritten Public Offering of Registrable Shares by Stockholders shall be subject to the approval of the Company, which shall not be unreasonably withheld.

         E. Withdrawn Registration Statement. For purposes of Section 2.C(i) herein, if a requested Registration Statement is filed and the Company otherwise complies with its obligations hereunder, and

                  i. the Registration Statement is withdrawn with the consent of the Affected Stockholders as a result of a delay in the offering requested by the Company, then no requested Registration Statement shall be deemed to have been filed; or

                  ii. the Affected Stockholders cease to prosecute the Public Offering subject thereto actively and in good faith, the Company shall have the right to withdraw the Registration Statement without the consent of the Affected Stockholders and the requested Registration Statement shall be deemed to have been filed.

         Section 3.        Incidental/"Piggy-back" Registration.

         A. Notice of Intent to File. If the Company at any time proposes to file a Primary Distribution Registration Statement or a Secondary Distribution Registration Statement under the Securities Act relating to an Underwritten Public Offering of Common Stock that would permit the inclusion therein of shares of Common Stock to be distributed in accordance with the method of distribution contemplated by such Registration Statement, the Company shall give to each Stockholder a Notice of Intent to File promptly after a determination has been made by the Company to prepare and file such Registration Statement, but in any event not less than ten days before the filing with the Commission of such Registration Statement, which notice shall set forth the intended method of distribution (including the name of the managing underwriter) of the securities proposed to be registered. The Notice of Intent to File shall include an offer to include in such filing, subject to the other provisions of this Agreement, such amount of Registrable Shares as each Stockholder may request.

         B. Supplemental Registration Request. If any Stockholder wishes to have Registrable Shares (including Earnout Shares) registered pursuant to this
Section 3, it shall advise the Company by giving a Supplemental Registration Request within 20 days after the date of receipt of the Notice of Intent to File (or such shorter period, but in any event not less than ten days, as the Company shall specify in its Notice of Intent to File), setting forth the amount of Registrable Shares for which Registration is requested.


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-2-8

         C. Registration Obligation. Subject to the provisions of the next sentence, the Company shall include all Registrable Shares specified in the Supplemental Registration Requests received by it in accordance with Subsection B of this Section 3. If, however, the managing underwriter of the proposed Primary Distribution or Secondary Distribution shall advise the Company in writing that, in the reasonable opinion of such managing underwriter, the inclusion in the Registration Statement of the aggregate number of shares of Common Stock requested by the Stockholders to be included in the Primary Distribution or Secondary Distribution would materially adversely affect such distribution of securities, then the Company shall so advise the Affected Stockholders and the number of such shares of Common Stock included in the Registration Statement shall be reduced to the number acceptable to such managing underwriter and such reduced number of shares shall be allocated pro rata among the Affected Stockholders based on the Registrable Shares held by each. If any Stockholder does not agree to the terms of underwriting of such Primary Distribution or Secondary Distribution, the shares of Common Stock owned by such Stockholder shall be excluded therefrom by written notice from the Company or such managing underwriter.

         D. Underwriting Agreement. Any obligation of the Company to include shares of Common Stock of any Stockholder in a Registration Statement prepared and filed pursuant to this Section 3 shall be conditioned upon the agreement of such Stockholder to enter into an underwriting agreement with the Company, other security holders, if any, and the managing underwriter of the Primary Distribution or the Secondary Distribution of the type described in subsection
(H) of Section 5.

         Section 4. Special Registration Right. Pursuant to the terms of the Merger Agreement, the Designated Stockholders may in the future receive Earnout Shares and, in order to provide liquidity to the Designated Stockholders who receive such Earnout Shares, the Company has agreed to provide a special right of Registration with respect to such Earnout Shares as in this
Section 4 provided.

         A. Notices. If, at any time during the term hereof, (i) some or all of the Stockholders receive the record and beneficial ownership of Earnout Shares, whether from the Company upon original issue pursuant to the Merger Agreement or from one or more Designated Stockholders upon assignment not involving a Public Offering, (ii), in the opinion of counsel reasonably satisfactory to the Company, all or part of such Earnout Shares may not be sold by such Stockholders without registration under the Securities Act or reliance on an exemption from the registration provisions thereof (other than Section 4(1) of the Securities Act) and (iii) the Company shall receive a Registration Request from one or more such Stockholders requesting that the Company file a Registration Statement relating to a Public Offering of shares of Common Stock owned by such Stockholder or Stockholders, then the Company shall give promptly (and in any event within ten business days) a Notice of Registration Request to each other Stockholder who, to the knowledge of the Company, holds Earnout Shares of the receipt of the Registration Request, enclosing a copy of the Registration Request. During the Request Period, such other Stockholders shall be entitled to give a Supplemental Registration Request to the Company in which any or all such Stockholders request that the Company register pursuant to the Securities Act and the Securities Act Rules all or

                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX E-2-9
any portion of the shares of Common Stock constituting Earnout Shares owned by such Stockholders.

         B. Preparation and Filing. After the Request Period, the Company shall, subject to the provisions of Section 2.C herein, prepare as promptly as practicable and file a Registration Statement with respect to the offering, sale and delivery by the Stockholders of all or any part of the shares of Common Stock constituting Earnout Shares in accordance with the applicable method of distribution of the Registrable Shares to be included therein specified in the Registration Request and use its best efforts to cause the Registration Statement to become effective under the Securities Act in accordance with the Securities Act Rules. If so requested by such Affected Stockholders, the Registration Statement shall be filed pursuant to Rule 415 (relating to "shelf registration statements") of the Securities Act Rules.

         C. Distribution. The applicable method of distribution of the Registrable Shares shall be as requested by the Affected Stockholders and the methods of distribution may include a distribution by one or more broker-dealers named in the Registration Statement "at the market" pursuant to a Market Public Offering. The Company agrees that it will amend the Registration Statement or supplement the prospectus to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         D. Limitations. The preparation and filing of a Registration Statement pursuant to this Section 4 and the offering, sale and delivery of Registrable Shares pursuant thereto shall be subject to the following limitations:

                  i. The Company shall be obligated to prepare, file and cause to become effective only one Registration Statement pursuant to this
         Section 4.

                  ii. Only Earnout Shares, whether received by a Designated Stockholder from the Company upon original issue pursuant to the Merger Agreement or received by another Stockholder from a Designated Stockholder upon an assignment not involving a Public Offering, may be included in a Registration Statement filed pursuant to this Section 4, and no sales of such shares shall be effected by the Affected Stockholders under such Registration Statement prior to the delivery to the Company of a certificate of the Affected Stockholders to such effect.

                  iii. The proposed and actual filing by the Company of a Registration Statement pursuant to this Section 4 shall not entitle any Stockholder to registration rights pursuant to Section 3 herein.

                  iv. The offering, sale and delivery of Registrable Shares pursuant to any Registration Statement filed pursuant to Rule 415 (relating to "shelf registration statements") of the Securities Act Rules under this Section 4 shall be suspended if, at the time of any offering,

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-2-10
         sale and delivery pursuant to a shelf registration statement, the Company has material inside information as to which it believes it has a valid business purpose in refraining from disclosing publicly for the time being and that current public disclosure of such information would have a material adverse effect on the Company. Such suspension period shall commence upon notice by the Company to the Affected Stockholders and shall continue until the earlier of (a) the expiration of 60 days thereafter; (b) the public announcement of such material inside information; or (c) the date on which the Company gives the Affected Stockholders notice that such suspension is no longer required; provided, however, that the same material inside information shall not constitute a basis for continuation of this suspension period.

                  v. The Company shall be obligated to maintain the effectiveness of a Registration Statement filed pursuant to Rule 415 (relating to "shelf registration statements") of the Securities Act Rules under this Section 4 until the third anniversary of the effective date thereof and no longer.

         Section 5. Registration Procedures. If the Company is required by the provisions of Section 2, 3 or 4 to effect the Registration of any of the Registrable Shares, the Company shall, as expeditiously as possible:

         A. Filing. Prepare and file with the Commission a Registration Statement with respect to such shares of Common Stock and use its best efforts to cause such Registration Statement to become and, subject to Subsection C of this Section 5, remain effective.

         B. Amendments. Prepare and file with the Commission during the Registration Period such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to permit such Registration Statement to become effective in accordance with the Securities Act and the Securities Act Rules and to ensure that such Registration Statement and the prospectus used in connection therewith comply with the disclosure standards of Section 11 of the Securities Act and Section 10(b) of the Exchange Act and that such prospectus complies with Section 10 of the Securities Act, in each case during the Effective Period.

         C. Maintenance of Effectiveness. Subject to the provisions of Section 4.D herein, use its best efforts to maintain the effectiveness of such Registration Statement and to ensure compliance of the prospectus contained therein with Section 10(a) of the Securities Act for the Effective Period.

         D. Copies. Furnish to each Affected Stockholder (i) such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus, summary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents as such Affected Stockholder may reasonably require in order to facilitate the offering, sale and delivery or other disposition of the Registrable Shares owned by such Affected Stockholder and (ii), during the

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-2-11

Registration Period and the Effective Period, copies of any written correspondence or memoranda relating to oral communications in each case with the Commission and copies of any request by the Commission for any amendment of or supplement to the Registration Statement or the prospectus included therein or for additional information.

         E. Blue Sky Laws. Use its best efforts to register or qualify the Common Stock covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the managing underwriter of such Distribution may reasonably request (excluding, however, any jurisdiction in which the filing would subject the Company to additional tax liability and any jurisdiction in which the Company would thereby be required to execute a general consent to service of process) and use all reasonable efforts to do such other acts and things as may be required to enable the Affected Stockholders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by such Affected Stockholders.

         F. Earnings Statement. Make available to its holders of Common Stock, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         G. Amended Prospectuses. Notify each Affected Stockholder immediately if the Company shall become aware at any time during the Effective Period that the prospectus included in the Registration Statement, as such prospectus may be amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing, and at the request of any Affected Stockholder to prepare promptly and to furnish to each Affected Stockholder such number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing.

         H. Underwriting Agreements. Enter into such agreements (including an underwriting agreement in customary form and containing customary provisions relating to legal opinions and accountants' letters, representations and warranties and mutual indemnification and contribution between the Company and the underwriters for the Affected Stockholders) and use all reasonable efforts to take such other actions as the Affected Stockholders may reasonably request in order to expedite or facilitate the disposition of such Registrable Shares.

         I. Inspection. Make available for inspection by the Affected Stockholders, by any underwriter participating in any distribution to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Affected Stockholders or any such underwriter all pertinent financial and other records, pertinent corporate documents and properties of the Company and cause all of the Company's officers, directors and employees to supply all such

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-2-12
information requested by the Affected Stockholders, such underwriter, attorney, accountant or agent, as is reasonably needed in connection with such Registration.

         6. Classes of Stock. The parties hereto intend that any capital stock sold by a Stockholder pursuant to the provisions of this Agreement shall be Class A Common Stock if sold prior to January 1, 2002 or Common Stock if sold thereafter. Accordingly, subject to the proviso to Article Fourth, II-A-4, of the Certificate of Incorporation of the Company, each Stockholder agrees to convert any Class B Common Stock that is included as Registrable Shares in a Registration Statement filed pursuant to any provision of this Agreement into Class A Common Stock prior to the effective date of such Registration Statement under the Securities Act.

         7. Expenses; Limitations on Registration. The Registration Expenses relating to any Registration effected by the Company pursuant to this Agreement shall be for the account of the Company; provided, however, that any and all underwriting discounts and commissions attributable to the sale of the shares of Common Stock of the Affected Stockholders shall be for the account of the Affected Stockholders.

         For purposes of this Section 7, the Company shall be obligated to pay the fees and expenses of only one law firm representing the Affected Stockholders. If more than one such firm shall represent the Affected Stockholders in connection with a Registration under this Agreement, the Affected Stockholders shall notify the Company as to which firm shall be deemed to represent the Affected Stockholders for purposes of this Section 7.

         Section 8. Stockholders' Information. The Affected Stockholders shall provide all information reasonably requested by the Company for inclusion in any Registration Statement to be filed hereunder. The actual provision of such information shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registration of Registrable Shares of any Affected Stockholder.

         Section 9.      Indemnification.

         A. In connection with the Registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company agrees to indemnify and hold harmless each Affected Stockholder, its partners, directors, officers and employees, and each other Person, if any, who controls such Affected Stockholder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Affected Stockholder or any such partner, director, officer, employee or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of a material fact contained in the Registration Statement or the prospectus included therein at the time the Registration Statement is declared effective or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement of a material fact or alleged untrue

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-2-13
statement of a material fact contained in the Registration Statement, any preliminary prospectus, the prospectus included therein or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements concerning the Company therein, in the light of the circumstances under which they were made, not misleading and shall reimburse each Affected Stockholder and each such partner, director, officer, employee and controlling Person for any legal or other expenses reasonably incurred by such Affected Stockholder or such partner, director, officer employee or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished by or on behalf of an Affected Stockholder to the Company expressly for use therein; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if such untrue statement or alleged untrue statement or omission or alleged omission was corrected in the final prospectus included in the Registration Statement at the time it became effective and the Affected Stockholder, in the case of a Market Public Offering, or the managing underwriter, in the case of an Underwritten Public Offering, failed to provide the final prospectus as required by the Securities Act and the Securities Act Rules. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Affected Stockholder or any such partner, director, officer, employee or controlling Person, and shall survive the transfer of such securities by any Affected Stockholder.

         B. Each Affected Stockholder agrees to indemnify and hold harmless the Company, its directors, officers and employees, each other Person, if any, who controls the Company and each other Affected Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Company, any such director, officer or employee, any such controlling Person or such other Affected Stockholder may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of a material fact contained in the Registration Statement or the prospectus included therein at the time the Registration Statement is declared effective or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the prospectus included therein or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements concerning the Company therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such alleged untrue statement or alleged omission was made in such Registration Statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by or on behalf of an Affected

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-2-14

Stockholder to the Company expressly for use therein, and shall reimburse the Company or such director, officer, employee or other Person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

         C. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in subsection (A) or (B) of this Section 9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligation under this subsection C to the extent the indemnifying party is not materially prejudiced by such failure. In case any such action is brought against an indemnified party, the indemnified party shall permit the indemnifying party to assume the defense of such action or proceeding, provided that counsel for the indemnifying party, who shall conduct the defense of such action or proceeding, shall be approved by the indemnified party (whose approval shall not be unreasonably withheld) and the indemnified party may participate in such defense (in which case, such participation shall be at such indemnified party's expense, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and the indemnifying party shall exist in respect of such claim, in which event the indemnifying party shall pay the reasonable fees and expense of separate counsel for the indemnified party). No indemnifying party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

         D. Indemnification similar to that specified in the preceding subsections of this Section 9 shall be given by the Company and each Affected Stockholder (with such modifications as shall be appropriate) with respect to liability related to any required registration or other qualification of Registrable Shares under any Federal or state law or regulation of governmental authority other than the Securities Act.

         E. If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (A) or (B) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (A) or (B) above, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and each Affected Stockholder, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Affected Stockholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-2-15

The Company and the Affected Stockholders agree that it would not be just and equitable if contributions pursuant to this subsection (E) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (E). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (E) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (C) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) that is the subject of this subsection (E). Notwithstanding the provisions of this subsection (E), in respect of any loss, claim, damage or liability based upon any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact that relates to information other than information supplied by any Affected Stockholder, no Affected Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares offered by it and distributed to the public exceeds the amount of any damages that such Affected Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this subsection (E) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this subsection (E), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in subsection (C) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this subsection (E) to the extent such omission is not prejudicial.

         Section 10. Public Availability of Information. The Company shall comply with all applicable public information reporting requirements of the Commission, to the extent required from time to time to enable each Stockholder to sell Registrable Shares without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

         Section 11. Supplying Information. The Company shall cooperate with each Stockholder in supplying such information as may be necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Shares.

         Section 12. Specific Performance. Each party hereto acknowledges and agrees that each other party hereto would be irreparably harmed and would have no adequate remedy of law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that, in addition to any other remedies by law

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-2-16
or in equity which may be available, the parties hereto shall be entitled to obtain preliminary and permanent injunctive relief with respect to any breach or threatened breach of, or otherwise obtain specific performance of, the covenants and other agreements contained in this Agreement.

         Section 13. Representations and Warranties of the Company. The Company represents and warrants to each Stockholder that, as of the date of this Agreement, (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming that this Agreement constitutes a valid and binding obligation of each of the Designated Stockholders, is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity and except as the enforceability thereof may be limited by considerations of public policy.

         Section 14. Representations and Warranties. Each of the Designated Stockholders represents and warrants to the Company that, as of the date of this Agreement, (a) to the extent it is a legal entity, it is an organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the organizational power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) to the extent it is a legal entity, the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary organizational action on the part of such Stockholder and no other organizational proceedings on the part of such Stockholder are necessary to authorize this Agreement or any of the transactions contemplated hereby and (c) this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder and, assuming that this Agreement constitutes a valid and binding obligation of the Company, is enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity and except as the enforceability thereof may be limited by considerations of public policy.

         Section 15. Expiration. This Agreement and the rights, benefits, duties and obligations hereunder of the parties hereto and their successors and permitted assigns shall expire and be of no further force or effect on May 31, 2004.

         Section 16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or transmitted by telex, telegram or facsimile

                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-2-17
transmission or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to any Designated Stockholder, to such Designated Stockholder at the address of such Designated Stockholder set forth on Annex A hereto with a copy to:
                  Reed Smith Shaw & McClay LP
                  One Liberty Place
                  Philadelphia, PA 19103
                  Attn.:  Ms. Lori L. Lasher
                  Facsimile: (215) 851-1420

         (b)      if to the Company, to:
                  NATCO Group, Inc.
                  Brookhollow Central III
                  2950 North Loop West
                  Suite 750
                  Houston, Texas 77092
                  Attn.:  Mr. Nathaniel A. Gregory, Chairman and Chief
                                    Executive Officer
                  Facsimile No.:  (713) 683-7814

                  with a copy to:
                  Vinson & Elkins L.L.P.
                  First City Tower
                  1001 Fannin Street
                  Houston, Texas 77002-6760
                  Attn.:  Mr. William E. Joor III
                  Facsimile No.:  (713) 615-5201

         Section 17.     Benefit and Assignment.

                  (a) The terms and conditions of this Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns; provided, however, that, except as otherwise provided in this Section, this Agreement shall not be assignable by any party hereto except by operation of law or with the prior express written consent of the other parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.


                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-2-18

                  (b) If any Designated Stockholder shall transfer and assign shares of Common Stock to any Person otherwise than in an Underwritten Public Offering (including any transfer on foreclosure of indebtedness secured by the grant of a security interest in such shares of Common Stock), such Designated Stockholder (or any Person who shall be a transferee or assignee pursuant to this subsection (b)), as the case may be, may assign such portion of its rights and benefits under this Agreement as is necessary to permit such Person to act as a Stockholder hereunder; provided, however, that such Person shall agree in writing to be bound by the duties and obligations of a Stockholder hereunder.

         Section 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the application of doctrines of conflicts of law.

         Section 19. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, any of which may have been transmitted and received by facsimile transmission and each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their officers thereunto duly authorized.

                                 NATCO GROUP, INC.



                                 BY:
                                    -------------------------------------------
                                          Nathaniel A. Gregory
                                          Chairman and Chief Executive Officer

                                 THE DESIGNATED STOCKHOLDERS


                           ----------------------------------------------------
                                 William R. Dimeling


                           ----------------------------------------------------
                                 Robert J. Hamaker


                           ----------------------------------------------------
                                 Douglas P. Heller


                           ----------------------------------------------------
                                 George K. Hickox, Jr.


                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-2-19

                           ----------------------------------------------------
                                 Ralph M. Kelly


                           ----------------------------------------------------
                                 Steven G. Park


                           ----------------------------------------------------
                                 Richard R. Schreiber


                           ----------------------------------------------------
                                 John C. Tuten, Jr.


                           THE 1998 TRUST FOR JODY SMITH HAMAKER


                             By:
                                -----------------------------------------------
                             Name:
                                  ---------------------------------------------
                             Title:
                                   --------------------------------------------


                           BANC ONE CAPITAL PARTNERS II, LTD.


                             By:
                                -----------------------------------------------
                             Name:  Earle J. Bensing
                             Title:    Authorized Signer


                          AGREEMENT AND PLAN OF MERGER

                                  ANNEX E-2-20

                                                                         ANNEX F


                             STOCKHOLDERS' AGREEMENT

     This Stockholders' Agreement (this "Agreement") is made as of the 18th day of November, 1998 by and among Capricorn Investors, L.P., a Delaware limited partnership ("Cap I"), Capricorn Investors II, L.P., a Delaware limited partnership ("Cap II"), NATCO Group Inc., a Delaware corporation ("Natco") and each of the Designated Stockholders (as hereinafter defined).

                                R E C I T A L S:

     Natco is the owner of all the outstanding capital stock of National Tank Company, a Delaware corporation ("National Tank"), and Natco, through National Tank, is engaged in the business of designing, fabricating and servicing oil and gas process equipment and systems.

     On November 18, 1998, the Certificate of Incorporation of Natco was amended to authorize two classes of common stock, par value $0.01 per share ("Common Stock"), to wit: 45,000,000 shares of Class A Common Stock ("Class A Common Stock") and 5,000,000 shares of Class B Common Stock ("Class B Common Stock"), and to convert each of the then outstanding shares of common stock of Natco into one share of Class A Common Stock (the "Charter Amendment").

     As a result of the Charter Amendment, Cap I and Cap II, as the owners of record and beneficially of all then outstanding Common Stock, acquired and now own 5,563,667 shares and 2,582,259 shares of Class A Common Stock, respectively.

     Natco, National Tank, The Cynara Company, a Delaware corporation ("Cynara"), and Natco Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Natco ("Newco") are parties to an Amended and Restated Agreement and Plan of Merger dated November 17, 1998 but effective as of March 26, 1998 (the "Merger Agreement") that, among other things, provides that Cynara will merge, upon the terms and subject to the conditions of the Merger Agreement and in accordance with the General Corporation Law of Delaware, with and into National Tank and National Tank will be the Surviving Corporation (the "Merger").

     On November 18, 1998, Natco and Cap II consummated the transaction contemplated by that certain Investment Agreement dated November 17, 1998, pursuant to which Natco issued and sold, and Cap II purchased, a non-negotiable promissory note in the principal amount of $5,300,000 for a like amount of cash, such note being automatically convertible into 504,762 shares of Class A Common Stock of Natco upon expiration or termination of the waiting period under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended.

     It is a condition to the obligations of Cynara under the Merger Agreement that Cap I and Cap II and each of the Designated Stockholders shall have entered into a Stockholders' Agreement substantially similar in form and substance to this Agreement.


                          AGREEMENT AND PLAN OF MERGER

                                    ANNEX F-1

     NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions.

        "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

        "Agreement", "hereof", "hereunder", and words of similar import shall refer to this Stockholders' Agreement, as it may be amended from time to time.

        "Associate" shall have the meaning ascribed thereto in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended.

        "Cap I" shall mean Capricorn Investors, L.P., a Delaware limited partnership.

        "Cap II" shall mean Capricorn Investors II, L.P., a Delaware limited partnership.

        "Capricorn Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated as of November 18, 1998 among Natco, Cap I and Cap II.

        "Charter Amendment" shall have the meaning ascribed to such term in the second recital to this Agreement.

        "Class A Common Stock" shall have the meaning ascribed to such term in the second recital to this Agreement.

        "Class B Common Stock" shall have the meaning ascribed to such term in the second recital to this Agreement.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Common Stock" shall have the meaning ascribed to such term in the second recital to this Agreement.

        "Cynara" shall mean The Cynara Company, a Delaware corporation.

        "Designated Stockholder" shall mean each of the holders of record and beneficially of common stock of Cynara immediately prior to the effective date of the Merger (assuming the exercise of all outstanding Cynara warrants).

        "Drag-Along Notice" shall have the meaning ascribed to such term in
Section 2(f)(i) herein.


                          AGREEMENT AND PLAN OF MERGER

                                    ANNEX F-2

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Merger" shall have the meaning ascribed to such term in the fourth recital to this Agreement.

        "Merger Agreement" shall have the meaning ascribed to such term in the fourth recital to this Agreement.

        "Natco" shall mean NATCO Group Inc., a Delaware corporation.

        "National Tank" shall mean National Tank Company, a Delaware corporation and a wholly owned subsidiary of Natco.

        "Overallotment Shares" shall have the meaning ascribed to such term in
Section 2(e)(ii) herein.

        "Person" means and includes natural persons, corporations, limited partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

        "Principal Stockholder" shall mean either Cap I or Cap II so long as it owns of record and beneficially 1% or more of the outstanding Common Stock.

        "Public Sale" shall mean a Sale of Common Stock pursuant to an effective registration statement under the Securities Act.

        "Purchase Offer" shall have the meaning ascribed to such term in Section 2(f) herein.

        "Purchaser" shall have the meaning ascribed to such term in Section 2(f) herein.

        "Remaining Stockholders" shall have the meaning ascribed to such term in
Section 2(f)(i) herein.

        "Sale" shall mean any offer, offer to sell, offer for sale, sale, assignment, contract of sale, disposition of an interest in or transfer, grant of a participation in, pledge or other disposal of any Common Stock (or any solicitation of any offers to buy or otherwise acquire, or take a pledge of, any Common Stock).

        "Sale Notice" shall have the meaning ascribed to such term in Section 2(e)(i) herein.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Selling Principal Stockholder" shall have the meaning ascribed to such term in Section 2(f) herein.


                          AGREEMENT AND PLAN OF MERGER

                                    ANNEX F-3

        "Stockholder" shall mean, for so long as such Person owns of record any shares of Common Stock, Cap I, Cap II, each Designated Stockholder and any assignee thereof (or any other Person who shall acquire and hold of record shares of Common Stock) who shall have agreed to be bound by the terms of this Agreement.

     2. Restrictions on Certain Sales.

        (a) General Restrictions. The provisions of this Agreement, including this Section 2, apply to all the holdings of Common Stock of each Stockholder, whether held on the date of this Agreement or hereafter acquired, including without limitation the shares of Class A Common Stock to be acquired by Cap II upon conversion of the promissory note issued by Natco pursuant to the Investment Agreement. Each Stockholder agrees that it will not, directly or indirectly, effect a Sale of any Common Stock, except in compliance with the Securities Act and this Agreement. No Stockholder shall effect a Sale other than a Sale to Natco or another Stockholder, or a Public Sale, unless the Stockholder first obtains a written opinion of counsel (which opinion and counsel, who may be counsel for Natco, shall be reasonably satisfactory to Natco), to the effect that the proposed Sale is exempt from registration under the Securities Act and all applicable state securities laws.

        (b) Legend. Each certificate evidencing outstanding Common Stock issued to any Stockholder shall bear a legend in substantially the following form:

            THE OFFERING, SALE AND DELIVERY OF THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THUS NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSACTION IS REGISTERED UNDER THAT ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS PROVIDED TO THE COMPANY PRIOR TO THE PROPOSED TRANSACTION THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 18, 1998, AS THE SAME MAY BE AMENDED (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY), AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS SUCH TRANSFER, SALE OR HYPOTHECATION COMPLIES WITH THE TERMS OF SUCH AGREEMENT.

        (c) Distributions of Common Stock. Each of Cap I and Cap II may distribute, whether in liquidation or otherwise, all or part of the Common Stock owned by it to any of its general or limited partners if each such general or limited partner agrees in writing in connection


                          AGREEMENT AND PLAN OF MERGER

                                    ANNEX F-4
with such distribution to be bound by all of the provisions of this Agreement applicable by their terms to a Stockholder (other than a Principal Stockholder).

        (d) Specific Restrictions. Each Stockholder further agrees that it will not effect any Sale, other than a Sale to Natco or another Stockholder, a Public Sale or a Sale to a Purchaser pursuant to Section 2(f) herein, unless the Person to whom such Sale is made shall have agreed in writing to be bound by all of the provisions of this Agreement applicable by their terms to a Stockholder (other than a Principal Stockholder). Any such transferee shall have all the rights and benefits, and be subject to all the obligations, of this Agreement applicable by its terms to a Stockholder. Any purported Sale that would contravene the provisions of this Section 2(d) shall be null and void.

        (e) Right of First Refusal. Each Stockholder, other than either Principal Stockholder, agrees not to effect a Sale, other than a Sale permitted by clause (iv) of this subsection 2(e), unless, in any such case, prior to such
Sale:

            (i) Such Stockholder shall have given to Natco and to each Principal Stockholder that then holds Common Stock written notice (a "Sale Notice") of such Stockholder's intention to effect the Sale. The Sale Notice shall include (x) the number of shares of Common Stock that the Stockholder proposing the Sale desires to sell, (y) the principal terms of the Sale, including the price at which such shares of Common Stock are intended to be sold and such other information with respect to such Sale as Natco or either Principal Stockholder shall reasonably request in writing and (z) an offer to sell to Natco or either Principal Stockholder, on terms and conditions substantially identical to those contained in the Sale Notice, a number of shares of Common Stock determined in accordance with Section 2(e)(ii) hereof.

            (ii) (A) Natco shall first have the right to purchase any number of shares of Common Stock up to the aggregate number of such shares of Common Stock that the selling Stockholder intends to sell in the Sale, and Natco shall promptly, but in any event within 10 days after receipt of the Sale Notice, advise the Selling Stockholder and each Principal Stockholder in writing of its determination in that regard.

                 (B) Each Principal Stockholder shall then have the right to purchase a number of shares of Common Stock included in the Sale equal to
     (x) the total number of shares of Common Stock included in the Sale less
     (y) the number of shares of Common Stock purchased by Natco pursuant to clause (A) above which result shall be (z) multiplied by a fraction, the numerator of which is the aggregate number of shares of Common Stock then held by such Principal Stockholder and the denominator of which is the aggregate number of shares of Common Stock then held by the Principal Stockholders who accept the offer made in the Sale Notice. If either Principal Stockholder under this clause (B) elects to purchase fewer than the maximum number of shares of Common Stock to which such Principal Stockholder is entitled pursuant to the preceding sentence, the other Principal Stockholder shall then be entitled to purchase the remaining number of shares of Common Stock (the "Overallotment Shares") to be included in the Sale. Each Principal Stockholder


                          AGREEMENT AND PLAN OF MERGER

                                    ANNEX F-5
     shall advise the other, if any, in writing promptly, but in any event within 15 days after receipt of the Sale Notice, as to any Overallotment Shares available to the other for purchase.

            (iii) Within 20 days after receiving the Sale Notice, each Principal Stockholder desiring to accept the offer made therein shall so notify the selling Stockholder in writing, specifying the maximum number of shares of Common Stock that such Principal Stockholder wishes to purchase. If Natco or either Principal Stockholder does not, within the appropriate time period specified in subsection (e)(ii) or (e)(iii), so signify its intention to participate in the Sale, Natco or such Principal Stockholder as the case may be shall be deemed to have waived all of its rights under this Section 2(e) with respect to such Sale. If the aggregate of the number of shares of Common Stock that Natco and the Principal Stockholders have agreed to purchase pursuant to the allocation provisions of paragraph (ii) of this Section 2(e) shall be less than the number of shares of Common Stock included in the Sale Notice, Natco and the Principal Stockholders shall be deemed to have waived their rights under this Section 2(e) with respect to such Sale. If Natco and each Principal Stockholder waive their rights with respect to such Sale, the selling Stockholder shall thereafter be free, for a period of 90 days, to consummate such Sale for the number of shares of Common Stock set forth in the Sale Notice at a price not less than the price set forth in the Sale Notice and on terms otherwise no more favorable to the purchasers than as set forth therein.

            (iv) Anything to the contrary herein notwithstanding, the provisions of this subsection (e) shall not apply to a Sale to Natco or another Stockholder, a Public Sale or a Sale to a Purchaser pursuant to subsection 2(f) herein. In addition, the provisions of this subsection (e) shall not apply to (A), subject to compliance with the provisions of subsection 2(d) herein, a Sale by any Stockholder to any Affiliate of such Stockholder or
     (B), subject to compliance with the provisions of subsection 2(c) herein, to a distribution, whether in liquidation or otherwise, by Cap I or Cap II to the limited and general partners thereof or (C), subject to compliance with the provisions of subsection 2(d) herein, in the case of a Stockholder who is an individual, to any transfer by operation of law, by death pursuant to a will or the laws of descent and distribution, by transfer to a member of the immediate family of such Stockholder or a trust for the benefit of any such family member or by transfer to a commercial bank or other lending institution in accordance with the terms of a bona fide pledge (including without limitation a pledge of Common Stock by Winokur (as such term is defined in the Capricorn Registration Rights Agreement) contemplated by Section 4 of the Capricorn Registration Rights Agreement) or (D), subject to compliance with the provisions of subsection 2(d) herein, in the case of a Stockholder that is a legal entity, by such entity to a successor of such entity or to the purchaser of all or substantially all of that entity's assets, each of which exceptions described in clauses
     (C) and (D) shall be permitted if the transferor or transferee shall give notice of such assignment, together with such information as may be reasonably necessary to evidence qualification of the transferee to be an assignee thereof, to Natco.

        (f) Rights to Compel Sale or to Offer Opportunity to Sell; Drag-Along Rights; Tag-Along Rights. If a Principal Stockholder owning at least 10% of the outstanding Common


                          AGREEMENT AND PLAN OF MERGER

                                    ANNEX F-6

Stock (the "Selling Principal Stockholder") proposes to effect a Sale of all shares of Common Stock held by it to a third party that is not an Affiliate or Associate of Natco or either Principal Stockholder (the "Purchaser") for cash, cash equivalents or readily marketable securities (the "Purchase Offer"), such Selling Principal Stockholder shall consult with the other Principal Stockholder, if any, and, after any such consultation, either (x), if the other Principal Stockholder, if any, has agreed to sell all its shares of Common Stock to the Purchaser on the same terms and conditions, require each and every other Stockholder to sell or (y), if the other Principal Stockholder, if any, has not agreed to sell all its shares of Common Stock to the Purchaser on the same terms and conditions, offer each and every other Stockholder, including the other Principal Stockholder, if any, the opportunity to sell, any and all shares of Common Stock held by such Stockholders to the Purchaser, in each case, for the same consideration per share and otherwise on the same terms and conditions upon which the Selling Principal Stockholder proposes to sell its shares. If, at the time a Selling Principal Stockholder proposes to effect a Sale pursuant to this subsection (f), there is no other Principal Stockholder, the Selling Principal Stockholder may, at its option, proceed in accordance with clause (x) or (y) of this subsection (f).

            (i) Exercise of Right. The Selling Principal Stockholder shall cause the Purchase Offer to be reduced to writing and shall provide a written notice (the "Drag-Along Notice") in which it complies with the provisions of clauses (x) or (y) of this subsection (f) to each other Stockholder, including the other Principal Stockholder, if any (the other Stockholders, excluding the other Principal Stockholder, if any, being herein called the "Remaining Stockholders"). The Drag-Along Notice shall include information concerning the nature and amount of the consideration per share to be paid by the Purchaser and the other terms and conditions of the Purchase Offer. Any Sale pursuant to clause (x) of this subsection 2(f) shall entail all the outstanding shares of Common Stock owned by the Selling Principal Stockholder and the other Principal Stockholder, if any, and the Remaining Stockholders, but any Sale pursuant to clause (y) of this subsection 2(f) shall entail only those shares of Common Stock owned by the Selling Principal Stockholder and those owned by the Remaining Stockholders and the other Principal Stockholder, if any, to the extent that such Remaining Stockholders and the other Principal Stockholder, if any, have elected to participate in such Sale. No later than five business days before the closing date of the Sale set forth in either the Drag-Along Notice or in a subsequent notice from the Selling Principal Stockholder, each other Stockholder participating in the Sale pursuant to the provisions of clause
     (x) or (y) of this subsection (f) (a "Participating Stockholder") shall deliver to a representative of the Selling Principal Stockholder designated in the Drag-Along Notice or such subsequent notice certificates representing all the shares of Common Stock held by such Participating Stockholder to be sold in such Sale, duly endorsed in blank for transfer, with signatures guaranteed, together with all other documents required to be executed in connection with such Purchase Offer or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such shares of Common Stock pursuant to this subsection (f) at the closing of such Sale against delivery to such Participating Stockholder of the consideration therefor. If any Participating Stockholder shall fail to deliver such certificates to the Selling Principal Stockholder, Natco shall cause its books and records to show that such shares of Common Stock are bound by the provisions of this subsection (f)


                          AGREEMENT AND PLAN OF MERGER

                                    ANNEX F-7
     and that such shares of Common Stock shall be transferred only to the Purchaser upon surrender thereof for transfer by the Participating Stockholder.

            (ii) Return of Stock. If, for any reason the Selling Principal Stockholder determines that it cannot complete the sale of all the shares of Common Stock, the Selling Principal Stockholder shall return to each Participating Stockholder all certificates representing shares of Common Stock that such Participating Stockholder delivered for sale pursuant hereto, together with all other documents delivered pursuant hereto by such Participating Stockholder, and all the restrictions on sale or other disposition contained in this Agreement with respect to such shares of Common Stock shall continue in effect.

            (iii) Remittance of Consideration. At the closing of the sale of all shares of Common Stock pursuant to this subsection 2(f), the consideration with respect to the shares of Common Stock of any Participating Stockholders sold pursuant hereto shall be paid directly to each such Participating Stockholder pursuant to written instructions of such Participating Stockholder. The Selling Principal Stockholder shall furnish such other evidence of the completion and time of completion of such Sale and the terms thereof as may be reasonably requested by such Participating Stockholders.

            (iv) No Liability. Notwithstanding anything contained in this subsection 2(f), there shall be no liability on the part of the Selling Principal Stockholder to any Participating Stockholder if the Sale of shares of Common Stock pursuant to this subsection 2(f) is not consummated for whatever reason and, in such circumstances, the Selling Principal Stockholder's only obligation shall be to return the shares of Common Stock and other documents to the Participating Stockholders as contemplated by clause (ii) of this subsection 2(f). Whether to effect a sale of shares of Common Stock pursuant to this subsection 2(f) shall be in the sole and absolute discretion of the Selling Principal Stockholder.

            (v) Costs. All costs and expenses incurred by any seller in connection with a Sale pursuant to this subsection 2(f), including without limitation all attorneys' fees, costs and disbursements and any finders' fees or brokerage commissions, shall be allocated pro rata among the sellers, with each bearing that portion of such costs and expenses equal to a fraction, the numerator of which shall be the amount of the gross proceeds received by such seller from such Sale, and the denominator of which shall be the total amount of the gross proceeds received by all sellers from such Sale.

        (g) Inapplicability and Termination of Certain Provisions. The provisions contained in subsections (c), (d), (e) and (f) of this Section 2, including without limitation all restrictions on the ability of any Stockholder to effect a Sale as set forth in subsection (d) or (e) of this Section 2, shall be inapplicable to the sale of Class A Common Stock or Common Stock by Natco and any Stockholder in the initial public offering thereof and shall terminate and be of no further force or effect at such time as Natco is required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act.


                          AGREEMENT AND PLAN OF MERGER

                                    ANNEX F-8

     3. Related Party Transactions. So long as either Principal Stockholder continues to own more than 10% of the outstanding Common Stock and except as contemplated hereby or as the other Stockholders shall consent thereto in writing, such Principal Stockholder shall not engage in any financial transaction with Natco unless each other Stockholder has been offered the right to participate in such transaction proportionately in accordance with such Stockholder's ownership of Common Stock; provided, however, that this Section 3 shall not apply to the conversion of the Promissory Note (as such term is defined in that certain Investment Agreement dated as of November 17, 1998 between Natco and Capricorn Investors II, L.P.).

     4. Specific Performance.

        The parties hereto each acknowledge and agree that, in the event of any breach of this Agreement, each non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that such parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the United States District Court for the Southern District of New York, or, in the event such court would not have jurisdiction for such action, in any court of the United States or any state having subject matter jurisdiction. The parties hereto each consent to personal jurisdiction in any such action brought in the United States District Court for the Southern District of New York.

     5. Entire Agreement; Amendments.

        This Agreement supercedes all prior agreements and understandings among the parties with respect to its subject matter, including without limitation that certain Stockholders' Agreement dated as of June 30, 1997 among Cummings Point Industries, Inc., a Delaware corporation (now NATCO Group, Inc.), Cap I and Cap II which is hereby terminated and rendered of no further force or effect. This Agreement contains the entire understanding of the parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, warranties, covenants, or undertakings other than those expressly set forth herein or therein. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     6. Interpretation.

        The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever reference is made herein to specific numbers of shares of stock (as opposed to percentages, proportions and like ratable computations) such numbers shall, in the event of any stock split, stock dividend, reclassification or similar event, be appropriately adjusted to reflect the impact of such event upon such number of shares.


                          AGREEMENT AND PLAN OF MERGER

                                    ANNEX F-9

     7. Notice.

        All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile copy, receipt of which has been acknowledged, addressed as follows:

        To Natco:                NATCO Group Inc.
                                 Brookhollow Central III
                                 2950 North Loop West
                                 Houston, Texas 77092
                                 Attention:  Nathaniel A. Gregory
                                             Chairman of the Board and
                                             Chief Executive Officer
                                 Telecopy No.:  713/683-7841

        To Cap I:                Capricorn Investors, L.P.
                                 c/o Winokur Holdings, Inc.
                                 30 East Elm Street
                                 Greenwich, Connecticut 06830
                                 Attention:  Herbert S. Winokur, Jr.
                                             President
                                 Telecopy No.:  203/861-6671

        To Cap II:               Capricorn Investors II, L.P.
                                 c/o Capricorn Holdings, LLC
                                 30 East Elm Street
                                 Greenwich, Connecticut 06830
                                 Attention:  Herbert S. Winokur, Jr.
                                             Manager
                                 Telecopy No.:  203/861-6671

        To the Designated        c/o George K. Hickox, Jr.
               Stockholders:     Heller, Hickox, Dimeling, Schreiber & Park
                                 1629 Locust Street
                                 Philadelphia, Pennsylvania 19103
                                 Telecopier No.:  215/546-1041

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications hereunder shall be effective when actually received by the addressee.

     8. Termination.

        This Agreement shall terminate in its entirety on the earlier of the tenth anniversary of the date hereof and the date on which less than fifty percent (50%) of the outstanding Common Stock shall be held of record, in the aggregate, by Cap I, Cap II, each Person who is as of the date of this Agreement or prior to the liquidation and dissolution, if any, of Cap I or Cap II, was a general


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX F-10
or limited partner of Cap I and Cap II, the Designated Stockholders, Nathaniel
A. Gregory and their affiliates.

     9.  Governing Law.

         This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof which might refer such interpretation to the laws of a different state or jurisdiction.

     10. Counterparts.

         This Agreement may be executed simultaneously in one or more counterparts, any of which may have been transmitted and received by facsimile transmission and each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.



             (The remainder of this page intentionally left blank.)


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX F-11

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.


                                       NATCO GROUP INC.

                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

                                       CAPRICORN INVESTORS, L.P.

                                       By: Capricorn Holdings, G.P.,
                                           its general partner

                                       By: Winokur Holdings, Inc.,
                                           its general partner

                                       By:
                                           -------------------------------------
                                           Herbert S. Winokur, Jr.
                                           President

                                       CAPRICORN INVESTORS II, L.P.

                                       By: Capricorn Holdings, LLC,
                                           its general partner

                                       By:
                                           -------------------------------------
                                           Herbert S. Winokur, Jr.
                                           Manager

                                       DESIGNATED STOCKHOLDERS

                                       -----------------------------------------
                                       William R. Dimeling

                                       -----------------------------------------
                                       Robert J. Hamaker

                                       -----------------------------------------
                                       Douglas P. Heller


                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX F-12

                                       -----------------------------------------
                                       George K. Hickox, Jr.

                                       -----------------------------------------
                                       Ralph M. Kelly

                                       -----------------------------------------
                                       Steven G. Park

                                       -----------------------------------------
                                       Richard R. Schreiber

                                       -----------------------------------------
                                       John C. Tuten, Jr.


                                       THE 1998 TRUST FOR JODY SMITH HAMAKER


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:


                                       BOCP II, L.L.C.


                                       By:
                                           -------------------------------------
                                       Name:  Earle J. Bensing
                                       Title: Authorized Signer

                          AGREEMENT AND PLAN OF MERGER

                                   ANNEX F-13

                                                                       EXHIBIT I

EXAMPLE #1

CTOC project is awarded to Cynara 12/98
Billed revenues by quarter as follows:

Quarter ending 3/31/99       $3,000,000
Quarter ending 6/30/99       $8,000,000
Quarter ending 9/30/99      $11,000,000

Total contract sales revenue $67,000,000. No other SE Asia contracts awarded.

                                                                   CYNARA GROUP
                                                                   NATCO CLASS B
                                                                   SHAREHOLDINGS

A.   Shares conveyed at closing not subject to escrow,
     (Section 3.01 (a) in the Amended and Restated
     Plan of Merger "ARPM")                                              500,000

B.   Shares released from escrow on 9/30/99 or as soon
     thereafter as reasonably practicable equal to the
     lesser of 450,000 or ($3,000,000 + $8,000,000 +
     $11,000,000)/1,000 = 22 shares/$ = 484,000)                       450,000
     (Section 7.10 in the ARPM)

C.   Shares earned under the "CTOC Earnout Shares"
     provision equal to the lesser of 140,000 shares
     (2.73 shares per fully diluted Cynara share) or
     ($3,000,000 + $8,000,000 + $11,000,000 -
     $20,454,545)/1000 * 22 shares/$ (Annex A,
     definition, in the ARPM) issued on "CTOC Payout
     Date" 11/30/99 (Section 3.01(a) in the ARPM)                         34,000

D.   Shares earned under the "Additional Shares"
     provision and issued on the "Initial Payment Date",
     5/31/00 (Annex A and Section 3.01(a) of the ARPM)
     $67,000,000 / 176.06 shares/$                                       380,552

E.   Shares earned under the "Supplemental Shares"
     provision and issued on the Supplemental Payout
     Date 2/28/01 (Annex A and Section 3.01(a) of the ARPM)                    0


                                     TOTAL                             1,364,552
                                                                       ---------

                                   Exhibit I

EXAMPLE #2


CTOC project is awarded to Cynara 12/98
Billed revenues by quarter as follows:

Quarter ending 3/31/99     $5,000,000
Quarter ending 6/30/99    $10,000,000
Quarter ending 9/30/99    $15,000,000

Total contract sales revenue $67,000,000. No other SE Asia contracts awarded.

                                                               CYNARA GROUP
                                                               NATCO CLASS B
                                                               SHAREHOLDINGS


A.  Shares conveyed at closing not subject to escrow.
    (Section 3.01 (a) in the Amended and Restated Plan of
    Merger ("ARPM")                                               500,000

B.  Shares released from escrow on 9/30/99 or as soon
    thereafter as reasonably practicable equal to the
    lesser of 450,000 or ($5,000,000 + $10,000,000 +
    $15,000,000) divided by 1000 * 22 shares/$ = 660,000)
    (Section 7.10 in the ARPM)                                    450,000

C.  Shares earned under the "CTOC Earnout Shares" provision
    equal to the lesser of 140,000 shares (2.73 shares per
    fully diluted Cynara share) or ($5,000,000 + $10,000,000 +
    $15,000,000) - $20,454,545) divided by 1000 * 22 shares/$
    = 210,000) shares (Annex A, definition, in the ARPM) issued on "CTOC Payout Date" 11/30/99 (Section 3.01(a) in the
    ARPM)                                                         140,000

D.  Shares earned under the "Additional Shares" provision
    and issued on the "Initial Payment Date", 5/31/00 (Annex
    A and Section 3.01(a) of the ARPM) $67,000,000 divided by
    176.06 shares/$                                               380,552

E.  Shares earned under the "Supplemental Shares" provision
    and issued on the Supplemental Payout Date 2/28/01
    (Annex A and Section 3.01(a) of the ARPM)                           0


                                    TOTAL                       1,470,552
                                                                =========


                                   Exhibit I

EXAMPLE #3


CTOC project is awarded to Cynara 12/98
Billed revenues by quarter as follows:

Quarter ending 3/31/99  $ 5,000,000
Quarter ending 6/30/99  $10,000,000
Quarter ending 9/30/99  $15,000,000

Total contract sales revenue $67,000,000. Three other SE Asia contracts awarded between 4/1/00 and 12/31/00 with sales revenue of $200,000,000.


                                                                          CYNARA GROUP
                                                                          NATCO CLASS B
                                                                          SHAREHOLDINGS
A. Shares conveyed at closing not subject to escrow.
   (Section 3.01(a) in the Amended and Restated Plan of
   Merger "ARPM")                                                               500,000

B. Shares released from escrow on 9/30/99 or as soon thereafter as reasonably practicable equal to the lesser of 450,000 or
   ($5,000,000 + $10,000,000 + $15,000,000) / 1000 * 22 shares/$
   = 660,000)                                                                   450,000
   (Section 7.10 in the ARPM)

C. Shares earned under the "CTOC Earnout Shares" provision equal to the lesser of 140,000 shares (2.73 shares per fully diluted
   Cynara Share) or ($5,000,000 + $10,000,000 + $15,000,000 -
   $20,454,545) / 1000 * 22 shares/$ = 210,000 shares (Annex A, definition, in the ARPM) issued on "CTOC Payout Date" 11/30/99
   (Section 3.01(a) in the ARPM)                                                140,000

D. Shares earned under the "Additional Shares" provision and issued on the "Initial Payment Date", 5/31/00 (Annex A and Section 3.01(a)
   of the ARPM)
   $67,000,000 / 176.06 shares/$                                                380,552

E. Shares earned under the "Supplemental Shares" provision and issued on the Supplemental Payout Date 2/28/01 (Annex A and Section 3.01(a)
   of the ARPM) $200,000,000 / 352.11 shares/$ = 568,004 shares; however, this earnout is subject to an overall limitation on total C + D + E shares of 18.525 shares of Acquiror Class B stock per fully diluted
   Cynara share = 950,000 shares                                                429,448

                                             TOTAL                            1,900,000
                                                                              ---------

                                   Exhibit I

EXAMPLE #4


CTOC project is awarded to Cynara 12/98
Billed revenues by quarter as follows:

Quarter ending 3/31/99   $2,000,000
Quarter ending 6/30/99   $3,000,000
Quarter ending 9/30/99   $3,000,000

Total contract sales revenue $67,000,000. Three other SE Asia contracts awarded between 4/1/00 and 12/31/00 with sales revenue of $200,000,000.



                                                                                      CYNARA GROUP
                                                                                     NATCO CLASS B
                                                                                     SHAREHOLDINGS

A.  Shares conveyed at closing not subject to escrow. (Section 3.01 (a) in the
    Amended and Restated Plan of Merger "ARPM")                                        500,000

B. Shares released from escrow on 9/30/99 or as soon as thereafter as reasonably practicable equal to the lesser of 450,000 or
   ($2,000,000+$3,000,000+$3,000,000) divided by 1000*22 shares/$=176,000)             176,000
   (Section 7.10 in the ARPM)

C. Shares earned under the "CTOC Earnout Shares" provision equal to the lesser of 140,000 shares (2.73 shares per fully diluted Cynara share)
   or ($2,000,000+$3,000,000+$3,000,000-$20,454,545)
   /1000 * 22 shares/$=0 shares (Annex A, definition, in the ARPM)
   issued on "CTOC Payout Date" 11/30/99 (Section 3.01(a) in the ARPM)                       0


D. Shares earned under the "Additional Shares" provision and issued on the "Initial Payment Date", 5/31/00 (Annex A and Section 3.01(a)
   of the ARPM)
   $67,000,000 divided by 176.06 shares/$                                              380,552

E. Shares earned under the "Supplemental Shares" provision and issued on the
   Supplemental Payout Date 2/28/01 (Annex A and Section 3.01(a) of the ARPM)
   $200,000,000/352.11 shares/$ = 568,004 shares; however, this earnout is subject to an overall limitation on total C+D+E shares of 18.525 shares
   of Acquiror Class B stock per fully diluted Cynara share = 950,000 shares           568,004

                                              TOTAL                                  1,624,556
                                                                                     ---------


This example illustrates a.) No negative shares can be calculated in C. above; and b.) C + D + E is not limited by cancellation of escrow shares due to not reaching ceiling in calculation B. above.



                                   Exhibit I
                                      -4-